As filed with the Securities Exchange Commission on        , 1998
                                                          File No. 333-

                 U. S. SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM SB-2
                          REGISTRATION STATEMENT
                     Under the Securities Act of 1933



                    AEI INCOME & GROWTH FUND 23 LLC
           (Name of small business issuer in its charter)


    Deleware                    6500                       41-1848181
(State of other       (Primary Standard Industrial        (IRS Employer
jurisdiction           Classification Code Number)     Identification Number)
incorporation)

1300 Minnesota World          Robert P. Johnson                Copies to:
  Trade Center          1300 Minnesota World Trade Center   Thomas O. Martin
30 East Seventh Street      30 East Seventh Street        Dorsey & Whitney LLP
St. Paul, Minnesota 55101  St. Paul, Minnesota 55101     Pillsbury Center South
(651) 227-7333 or             (651) 227-7333 or          220 South Sixth Street
(800) 328-3519                 (800) 328-3519            Minneapolis, Minnesota
(Address and telephone      (Name, address, including          55402-1498
number of principal         zip code and telephone
executive offices and       number of agent for
intended principal place    service of process)
of business)



    Approximate date of proposed sale to public: As soon as practical after the effective date of this Registration Statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.


                  CALCULATION OF REGISTRATION FEE
                                    Proposed       Proposed
                                    Maximum        Maximum
    Title of         Amount to      Offering       Aggregated     Amount of
   Securities            be         Price Per      Offering      Registration
to be Registered     Registered      Share          Price            Fee


Limited Liability       24,000      $1,000        $24,000,00       $6,672
  Company Units         Units

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                       AEI INCOME & GROWTH FUND 23

                $24,000,000 (maximum)/ $1,500,000 (minimum)
                    Limited Liability Company Interests

                                THE FUND:

     AEI Income & Growth Fund 23 LLC (referred to in this prospectus as the "Fund") is a limited liability company organized to purchase commercial properties. Most of these properties will be free-standing and will be leased to single tenants under leases that require the tenant to pay the operating costs of the property. Our objectives are to acquire properties that provide (i) regular cash distributions of lease income; (ii) growth in lease income through rent escalation provisions; (iii) capital growth through appreciation in value; and
(iv) stable performance through long-term leases. We cannot, however, assure you that these objectives will be achieved. The Fund is not a mutual fund or any other type of investment company and is not organized to shelter your taxable income from other sources.

THE OFFERING:

<BULLET> Security Offered:       24,000 units of LLC interest at $1,000 each

<BULLET> Minimum Purchase:       2.5 Units ($2,500); 2 Units ($2,000) for IRAs
                                 and Keogh Plans (higher in certain states)

<BULLET> Minimum Offering Size:  We will place all investment moneys in escrow until we have received at least $1,500,000.

<BULLET> Offering Period:        One year from the date of this Prospectus,
                                 extendable to two years.

<BULLET> Dealer Manager:         AEI Securities Incorporated, a company
                                 affiliated with the managers, will act as "Dealer-Manager" and coordinate sale of Units on a "best efforts" basis. The Dealer-
                                 Manager will contract with other Dealers that are members of the NASD to offer the Units.

<BULLET> Commissions:            The Fund will pay the Dealer-Manager
                                 commissions of $100 per Unit (10%) and
                                 expenses for due diligence of up to $5 per Unit. After payment of these amounts, net proceeds will be approximately $895 per Unit
                                 (89.5%).  The Dealer-Manager will "reallow"
                                 (repay) a portion of these commissions and expenses to the Dealers.

RISKS:

<BULLET>  WE ENCOURAGE YOU TO READ THE "RISK FACTORS" BEGINNING ON PAGE 6 OF
THIS PROSPECTUS FOR INFORMATION ABOUT THE RISKS OF AN INVESTMENT IN
THE FUND.  SOME OF THE RISKS INCLUDE THE FOLLOWING:

<BULLET>  You may have difficulty selling your interest because there will not be a public market for the Fund interests and because we impose restrictions on transfer to avoid adverse tax issues;

<BULLET>  The value of the Fund's properties and the rental income that the properties generate will be affected by market conditions for real estate, by the stability of tenants and by economic conditions;

<BULLET>  You are taxed differently on limited liability company investments, such as the interests in Fund, than on other investments;

<BULLET>  As managers of the Fund, we face a number of "conflicts of interest," including conflicts arising out of the payments we may receive from the Fund;

<BULLET>  We may not be able to provide you with information about the properties the Fund will purchase before you invest; and

<BULLET>  If we accept subscriptions with only $1,500,000 of proceeds, and do not raise more money, we may only be able to purchase a few properties.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. NEITHER THE ATTORNEY GENERAL OF THE STATE OF NEW JERSEY, THE BUREAU OF SECURITIES OF THE STATE OF NEW JERSEY, THE ATTORNEY GENERAL OF THE STATE OF NEW YORK NOR THE SECURITIES ADMINISTRATOR OF ANY OTHER JURISDICTION HAS PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is November    , 1998
                                  -1-
     THE USE OF PROJECTIONS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS FUND IS A VIOLATION OF THE LAW. HOWEVER, SUCH PROHIBITION SHOULD NOT BE CONSTRUED TO PREVENT THE FUND FROM FILING SUPPLEMENTALLY ANY PRO-FORMA FINANCIAL STATEMENTS REQUIRED BY THE FEDERAL SECURITIES LAWS AND REGULATIONS THEREUNDER.

     NO PURCHASE OF UNITS BY AN INVESTOR MAY BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER SUCH INVESTOR HAS RECEIVED A COPY OF THIS PROSPECTUS.


CAPITALIZED TERMS--DEFINITIONS

     We use capitalized terms throughout this prospectus. These capitalized terms are used so that we do not have to repeat information and so that the information we present is more easily read. When this prospectus uses the term "we," "our" and similar terms, we are referring to AEI Income & Growth Fund LLC. We also refer to AEI Income & Growth Fund LLC as the "Fund." When we use the term "you," "your," and similar terms, we are referring to a limited member, or potential investor who may become a limited member, of the Fund. We also refer to limited members as "Investors." When we refer to the "Manager," we are referring to AEI Fund Management XXI, Inc., a corporation that will serve as the managing member of the Fund. When we refer to the "Managers," we are referring to AEI Fund Management XXI, Inc. and Robert P. Johnson (the special managing member) together.

A number of capitalized terms have very specialized meanings. These meanings are defined, and required, by state securities laws. They are defined in detail in the "definitions" section of the Operating Agreement that is included with this prospectus as Exhibit A. Although we will try to provide a general meaning of these terms in the context of the discussion in this prospectus, please read section 2 of the Operating Agreement for a precise definition.

                                  -2-

                        SUMMARY OF THE OFFERING

     This summary highlights important information about the Fund. It is not intended to be complete and should be read with the more detailed information contained in this prospectus and its exhibits.

     THE FUND. AEI Income & Growth Fund 23 LLC (the "Fund") was organized in __________, 1998 as a Delaware limited liability company. In addition to Delaware law, the rights of Investors in the Fund are governed by the operating agreement that is included with this prospectus as Exhibit A. We refer to Exhibit A as the "Operating Agreement" in this prospectus.

     WHO MANAGES THE FUND? The Fund will be managed by AEI Fund Management XXI, Inc., a Minnesota corporation wholly owned by Robert
P. Johnson, as managing member. AEI Fund Management XXI, Inc. is referred to in this Prospectus as the "Manager." The principal office of the Manager is 1300 Minnesota World Trade Center, 30 East Seventh Street, Saint Paul, Minnesota 55101 and its telephone number is (651) 227-7333 (toll-free 800-328-3519). Robert P. Johnson will also serve as Special Managing Member and will be responsible for overseeing the Manager's activities. Robert P. Johnson and AEI Fund Management XXI, Inc., when discussed together, are referred to in this Prospectus as the "Managers."

     WHAT IS THE FUND'S BUSINESS?  The business of the Fund will be
(i) to acquire free-standing, single tenant, commercial properties that are leased to tenants under "net" leases (leases that require the tenant to pay for the property's real estate taxes, insurance, maintenance, repairs and operating expenses), (ii) to generate rental income from such properties, (iii) to sell such properties from time to time, and (iv) to reinvest the proceeds in additional net leased properties. We expect that most of the properties purchased by the Fund will be single use properties and that many of the properties will be leased to tenants in the restaurant or retail industry, although the Fund may acquire commercial properties leased to tenants in other industries. As part of the acquisition process, the Fund may also lend money to some sellers of properties that are under construction.

     WHAT ARE THE OBJECTIVES OF THE FUND? Our objectives are to acquire properties that provide: (i) regular cash distributions of lease income; (ii) growth in lease income through rent escalation provisions; (iii) capital growth through appreciation in value; and
(iv) stable performance through long-term leases. We cannot assure you, however, that these objectives will be achieved. The Fund has not been organized to shelter taxable income you may have from other sources. We currently expect that cash distributions from rents will begin in 1999, assuming offering proceeds are available and invested in properties during 1999.

     WHAT PROPERTIES WILL THE FUND PURCHASE? At the date of this prospectus, the Fund did not own any property. We will supplement this Prospectus whenever it is reasonably probable that the Fund will invest in a specific property. We will not acquire any property in which the Managers or their Affiliates have any direct or indirect interest, except that we may acquire interests in properties with an affiliated program that has investment objectives and management compensation substantially identical to the Fund.

     WILL THE FUND BORROW MONEY TO ACQUIRE PROPERTIES? We will initially buy all properties for cash (with no acquisition indebtedness) unless an existing property is encumbered by existing mortgage indebtedness that has favorable terms and is assumable. We may finance properties with mortgage debt after the property is acquired, except that we will not allow total borrowings to exceed 60% of the lower of (i) the purchase price of all our properties, or (ii) the fair market value of all Fund properties at the time of financing. We intend to finance properties only if terms and rates are favorable.

     WHEN WILL THE FUND TERMINATE? The Operating Agreement provides that the Fund will continue in existence until 2048 unless the Investors in the Fund, by majority vote, determine that it should be dissolved earlier. Accordingly, absent a vote by a majority of the Investors, you might be required to rely on the Fund's redemption provisions to dispose of the your investment in the Fund.
                                  -3-

     HOW ARE THE MANAGERS PAID FOR THEIR SERVICES? In addition to their interests as members of the Fund, the Managers will be reimbursed, subject to limitations in the Operating Agreement, for direct costs incurred by them and their Affiliates in providing services to the Fund. Among the services for which the Managers will be reimbursed are (i) the organization of the Fund and this offering ("Organization and Offering Expenses"), (ii) the acquisition of properties ("Acquisition Expenses"), (iii) the disposition of properties, and (iv) the administration of the Fund, management of properties, leasing and releasing of properties, and eventually dissolution of the Fund and liquidation of its assets (collectively, "Administrative Expenses"). We will not pay the Managers Organization and Offering Expenses and Acquisition Expenses (which are together called "Front-End Fees") which exceed 20% of capital contributions.
We will reimburse the Managers for Administrative Expenses at Cost, which includes a portion of the Managers' overhead expenses and expenses of controlling persons allocated on the basis of the number of hours of services performed and the size of the Fund. The total amount of Organization and Offering Expenses, Acquisition Expenses, sales expenses, overhead expenses and controlling person expenses reimbursed to the Managers may not exceed (i) a Front-End Fee equal to 20% of capital contributions, (ii) property management fees of up to 1% of net cash flow, except for a one time initial leasing fee of 3% of the gross revenues on each lease payable over the first five full years of the original term of the lease, (iii) sales commissions of up to 3% of the sales price of properties, and (iv) the difference between 10% of cash flow and the cash flow actually paid to the Managers. Part of the Organization and Offering Expenses paid consists of selling commissions and nonaccountable expense reimbursements of 10% of the proceeds of the Units paid to AEI Securities Incorporated, an Affiliate of the Managers, a substantial majority of which will be reallowed to Participating Dealers. See "Compensation to Managers and Affiliates."

RISKS

      An investment in the Fund involves a number of risks, including risks related to (i) market and economic conditions which could affect the value of the Fund's properties, (ii) the tax consequences of an investment in the Fund, (iii) certain conflicts of interest which may be faced by the Managers, (iv) the absence of a public market for the Units and restrictions on transfer, and (v) the lack of information regarding the properties that may be purchased. You should read the more detailed description of these risks contained in the Risk Factors section of this prospectus (page 7).

THE UNITS

     WHAT IS A UNIT? A Unit is an interest of a limited member in the Fund. Membership interests in the Fund are being offered in Units of $1,000. A person or entity who purchases Units will become a "Limited Member" of the Fund and is referred to in this Prospectus as an "Investor."

     DO ALL MEMBERS HAVE THE SAME INTEREST IN THE FUND? All limited members have interests in the Fund proportional to the amount of capital that they contribute. For example, an Investor who buys ten Units (for $10,000) will have twice the interest in the Fund as an Investor who buys five Units (for $5,000). Investors, as limited members of the Fund, have different interests in income, gain, loss and deduction, and in distributions, than the Managers. The Operating Agreement of the Fund provides that the cash that the Fund generates will be allocated to Investors and Managers based on whether the cash is from the sale or financing of properties (referred to in the Operating Agreement as "Net Proceeds of Sale") or from rent and other income (referred to in the Operating Agreement as "Net Cash Flow").

          SHARE OF NET CASH FLOW. We will distribute net cash flow (rent and other income, less any operating expenses, if any) 97% to the Investors and 3% to the Managers.

          SHARE OF NET PROCEEDS OF SALE OR FINANCING OF PROPERTIES We will distribute net proceeds from the sale or refinancing of properties, after provision for debts, reserves and operating expenses, 99% to the Investors and 1% to the Managers until the Investors have received a payout amount. To reach the payout amount, the Fund must distribute to Investors a 7% cumulative, but not compounded return on their adjusted investment, and must also have distributed from property sale proceeds, a return of the Investors' entire initial investment. For purposes of the cumulative return, the adjusted investment is the initial investment less prior distributions of capital. After reaching this payout amount, any remaining net proceeds from sale or refinancing of properties will be
                                  -4-

distributed 90% to the Investors and 10% to the Managers. See "Cash Distributions and Tax Allocations."

     CAN PROCEEDS FROM SALE OR FINANCING OF PROPERTIES BE REINVESTED BY THE FUND? The Fund will have the right to reinvest net proceeds from sale or financing of properties, after distribution to Investors of sufficient proceeds to cover income tax liability (at a rate for all Investors of seven percent above the individual capital gains rate), in additional net lease properties meeting the Fund's acquisition guidelines. The Manager intends that the Fund will sell properties from time to time when conditions are favorable, distribute the majority of the net gain from such sales, and reinvest the remaining Net Proceeds of Sale in additional net lease properties.
The frequency of such sales and reinvestment will depend on the performance of each individual property, on market conditions and, in
part, on the economic benefits of continued ownership.   See
"Investment Objectives and Policies."

     CAN I REINVEST THE DISTRIBUTIONS I RECEIVE FROM THE FUND? Investors may, by indicating in the subscription agreement their desire to do so, cause their share Net Cash Flow from operations of the Fund to be automatically reinvested in additional Units of the Fund during the period Units are being sold under this Prospectus (which will not, in any event exceed two years from the date of this Prospectus). After that time, Investors may direct the Manager to reinvest distributions from the Fund in subsequent real estate investment programs sponsored by the Managers or their Affiliates, provided such purchases comply with applicable federal and state securities requirements and such Investors purchase the minimum amount of Program interests in the subsequent Programs. See "Summary of Operating Agreement--Distribution Reinvestment Plan."

     CAN I CASH OUT OF THE FUND WHEN I WANT? There will be no public market for the Units and we will be required to place significant restrictions on resale of the Units to preserve the Fund's status under tax laws. Therefore, it will be difficult to sell your Units. Under certain conditions, however, and in the discretion of the Managers, commencing three years from the date of this Prospectus, the Fund may, upon request by Investors, repurchase up to five percent of the outstanding Units at prices equal to 80% of the per Unit net asset value of the Fund (as determined by the Manager ). See "Summary of Operating Agreement--Repurchase of Units."

THE OFFERING

     HOW LONG WILL THE OFFERING LAST? The offering will begin on the date of this Prospectus and end one year later. The Manager may extend this period, however, for up to one more year in those states permitting an extension.

     WILL A MINIMUM AMOUNT OF PROCEEDS BE REQUIRED BEFORE MY MONEY IS USED? Subscription funds will be deposited in an escrow account until termination of the offering or formation of the Fund. If subscriptions for at least 1,500 Units have not been received by one year after the date of this Prospectus, no Units will be sold and all funds will be returned to Investors with any interest actually earned thereon. Upon admission to the Fund, each Investor will be paid the investor's pro rata share of any interest earned on escrowed funds based on the date his or her subscription payment was deposited.

     WHAT IS THE MINIMUM AMOUNT I MAY INVEST? Individuals and most other legal entities must purchase at least two and one-half ($2,500) Units. An IRA, Keogh Plan or other Qualified Plan may, purchase two ($2,000) Units. Investors may purchase any dollar amount above the minimum investment. All purchases are subject to acceptance by the Managers, in their discretion, and to certain state requirements.
See Exhibit C.

TAX CONSEQUENCES.

     The Fund will elect to be treated as a partnership for income tax purposes and Investors may be subject to special consequences as a result of this election. See "Risks and Other Important Factors-- Federal Income Tax Risks" and "Income Tax Aspects" with their tax advisor.
                                  -5-

                              WHO MAY INVEST

     To purchase Units you must be able to represent in writing that you have either (i) a net worth (exclusive of homes, home furnishings and automobiles) of at least $45,000 and an annual gross income of at least $45,000 or (ii) irrespective of annual gross income, a net worth of at least $150,000 (determined with the same exclusions). You will be required to purchase a minimum of two and one-half Units ($2,500) unless you are investing through an IRA, Keough or other qualified plan (subject to the requirements of certain states--see Exhibit C). The minimum investment for Individual Retirement Accounts, Keogh Plans and other Qualified Plans is two Units ($2,000) (subject to the requirements of certain states--see Exhibit C), provided that the person who established the account or plan meets the standards for an individual investor. An investment in the Fund will not create an Individual Retirement Account or Keogh Plan or other Qualified Plan for any Investor. In order to create such a plan, an Investor must engage a qualified trustee or custodian, comply with all applicable provisions of the Internal Revenue Code, and decide whether an investment in the Fund is suitable for such plan.

     The Managers and the Dealers are required to make every reasonable effort to determine that the purchase of Units is an appropriate investment for each Investor. In addition to the net worth and income standards described in the previous paragraph, the Dealers are required to determine whether you can reasonably benefit from an investment in the Units based on whether the Units match your investment objectives, whether you can bear the risk of the investment based on your investment situation, and whether you have an apparent understanding of the risks of the investment, the lack of liquidity of the Units, the restrictions on transferability of the Units, the background and qualifications of the Managers, and the tax consequences of the investment.

     ADDITIONAL REQUIREMENTS APPLICABLE TO RESIDENTS OF CERTAIN STATES ARE SET FORTH IN EXHIBIT C ATTACHED HERETO. For the form of written representation required of Investors, see the Subscription Agreement attached as Exhibit D to this Prospectus.

     If you wish to transfer your Units after your initial investment, you may be required to comply with the securities laws of the state in which the transfer is to take place, including, in some cases, "suitability standards."

     Trustees and custodians of Qualified Plans should consider the following, among other things, when making a decision to invest in the
Fund:

 (i) If the Fund borrows money to purchase a property, a portion of the Fund's income may be unrelated business taxable income. A
Qualified Plan, although generally exempt from federal income taxation, may be subject to income taxation if its unrelated business taxable income, after investment in the Fund, exceeds $1,000 in any taxable year.

 (ii) Section 404(a) of the Employee Retirement Income Security Act of 1974 establishes certain diversification requirements that should be considered when investing in the Fund.

 (iii) Section 404(a) should also be considered in light of the nature of an investment in, and the compensation structure of, the Fund and the potential lack of liquidity of the Units.

The prudence of a particular investment must be determined by the responsible fiduciary taking into account all the facts and circumstances of the tax-qualified retirement plan and of the investment. See "Income Tax Aspects--Personal Tax Consequences-- Investment by Qualified Plans."

     BECAUSE IT IS POSSIBLE THAT THE FUND WILL GENERATE UNRELATED
BUSINESS TAXABLE INCOME, THE FUND IS NOT AN APPROPRIATE INVESTMENT FOR A CHARITABLE REMAINDER TRUST.
                                  -6-

                              RISK FACTORS

     An investment in the Units involves a number of risks. In addition to the risk factors discussed in other parts of this prospectus, Investors should carefully consider the following:

GENERAL RISKS

     You may not be able to evaluate properties before your investment. We have not identified specific properties that will be purchased, but will supplement this prospectus whenever it is reasonably probable that the Fund will purchase a property. You likely will not have an opportunity to evaluate the properties in which the proceeds of the offering are invested prior to your investment in the Fund, and will not have a right to return of your investment if you do not like a property. We are hiring and will rely on the Managers to choose and manage the Fund's properties. We cannot assure you that the Fund will find suitable properties or that the objectives of the Fund will be achieved. Further, if there is a long delay between the date Units are purchased and the date the offering proceeds are invested, there may be a corresponding delay in your receipt of any benefits from an investment in the Units.

     There will not be a market for your Units and there will be restrictions on transfer of Units. We do not expect that a public market for the Units will develop. Therefore, you might not be able to sell your Units even if you have a financial emergency. It is also unlikely that you will be able to use the Units as collateral for a loan. Further, we are required under tax law to place significant restrictions on the transfer of your Units to avoid characterization of the Fund as a "publicly traded partnership." Section 9.1 of the Operating Agreement requires Investors to give notice to the Manager and receive its approval before transferring Units. The Manager is required to refuse transfer when it would affect the Fund's tax status. See "Income Tax Aspects-Publicly Traded Partnerships." Further, the transfer of a Unit may result in adverse tax consequences for the transferor. See "Income Tax Aspects--Sale of Units."

     You will not have a right to an early return of your capital. The Operating Agreement provides that the Fund will terminate and liquidate its assets in 2048, unless the Investors have elected by majority vote to terminate the Fund earlier. Although the Fund will maintain a repurchase program, you will not have a right to an early return of your capital and the repurchase program is limited to 5% of outstanding Units per year. Further, the repurchase program is not available if the Fund does not have adequate capital to pay for repurchases.

     The Fund may not be able to diversify its investments. We will not form the Fund unless we raise $1,500,000 and we will not raise more than $24,000,000 in the Fund. The profitability of the Fund could be affected by the amount of capital at its disposal. If we raise only $1,500,000, the Fund will be able to purchase fewer properties and the percentage of offering proceeds used in organizational and offering costs will be higher. Further, although we intend to diversify the Fund's investment in properties, we are not under an obligation to do so and may, in our sole discretion, invest in a single property. See "Estimated Use of Proceeds" and "Plan of Distribution." PENNSYLVANIA INVESTORS: Because the minimum closing amount is less than $2,400,000, you are cautioned to carefully evaluate the Fund's ability to accomplish its objectives and to inquire as to the current amount of Fund subscriptions.

     The Fund has no history of operations. The Fund has been formed only recently and has no history of operations.

     The Managers have a number of conflicts of interest in managing the Fund. The Managers and their Affiliates will provide substantially all of the management services to the Fund and will also have an interest in the Fund. In addition, the Managers manage a number of other funds that in invest in net leased real estate, some of which may purchase joint interests in the properties the Fund acquires. The Dealer-Manager is also an Affiliate of the Managers and the Fund is not represented by separate counsel. The organization and operation of the Fund involves various conflicts of interest for the Managers. See "Conflicts of Interest."

     You will generally be dependent on the Managers to manage the Fund. Except for certain voting rights afforded Investors by the Operating Agreement, the Investors have no control over the management of the Fund or its properties, but must rely almost exclusively on the Managers. See "Summary of Operating Agreement."
                                  -7-

     The Managers net worth may fluctuate throughout the life of the Fund. AEI Fund Management XXI, Inc., the Manager, was formed in 1994 to serve as the general partner of AEI Income & Growth Fund XXI Limited Partnership, an affiliated limited partnership with structure and investment objectives similar to the Fund. The Manager does not have substantial net worth. The Special Managing Member, Robert P. Johnson, represents that he has a net worth of more than $2,400,000, and has been involved as a general partner in public and private net lease real estate funds and energy funds for more than twenty-five years. A substantial portion of the assets of the Special Managing Member consist of illiquid investments that were valued using valuation formulae established by, and which are believed reasonable by, the Special Managing Member. There can be no assurance that such assets could be sold at their estimated value.

     The Fund may dissolve if both Managers die or withdraw. If both of the Managers die, are removed, withdraw, or are declared bankrupt, the Fund will be dissolved. Although the Investors can continue the Fund and its business with a new manager, the Investors may not be able to find, or agree upon, an entity willing to act as manager. The Fund will be liquidated if a new manager cannot be found. Sale of properties under such circumstances might not produce an advantageous price and Investors might suffer adverse tax and economic consequences. The Fund will not carry insurance on the life of the Special Managing Member.

     The Managers will be indemnified by the Fund for their good faith actions. Under the Operating Agreement, the Managers are not liable to the Fund or to the Investors for any act or omission that they determine, in good faith, is in the best interest of the Fund, except for acts of negligence or misconduct. Under certain circumstances the Managers will be entitled to indemnification from the Fund for certain losses. See "Managers--Fiduciary Responsibility."

     The Fund is not a Real Estate Investment Trust or Investment Company. The Fund is not a mutual fund or a real estate investment trust and will not operate in a manner that would cause it to be classified as an "investment company" for purposes of the Investment Company Act of 1940. The management and the investment practices and policies of the Fund are not supervised or regulated by any federal or state authority.

     We are not providing Investors with representation by Attorneys and Accountants. The Fund, its Investors and the Managers are not represented by separate counsel. See "Conflicts of Interest--Lack of Separate Representation." The legal counsel and accountants for the Fund have not been retained, and will not be available, to provide legal counsel or tax advice to Investors. Therefore, prospective Investors should retain their own legal and tax advisors.

     There are some actions that can effect your limited liability as an Investor. It is possible that a failure on the part of the Fund to file certain documents in some jurisdictions in which it operates may jeopardize the limited liability of Investors. Nevertheless, as an Investor you should liable only for the amount you commit but fail to pay for your units and for amounts you receive in liquidation if the Fund does not pay off its creditors before distributing to you.

     The Fund's repurchase program has a number of limitations. The Operating Agreement provides that you may tender Units for repurchase by the Fund starting three years from the date of this Prospectus.
The repurchase price will be equal to 80% of the net asset value of the Fund per Unit, as calculated by the Manager. See "Summary of Operating Agreement--Repurchase of Units." The Fund is not required, however, to repurchase more than five percent of the Units outstanding in any year and is not required to repurchase Units if the repurchase would impair the Fund's ability to continue operations. The repurchase price for any Units must be paid out of either (i) Fund revenues otherwise distributable to Investors or (ii) Fund borrowings. Accordingly, if the Fund repurchases Units, distributions to remaining Investors may initially be reduced. Moreover, if Fund revenues and borrowings are not adequate, it may refuse to repurchase Units.

     Distributions in the early stages of the Fund may be a return of capital. During the offering and acquisition phase of the Fund's operations, we intend to maintain a rate of distribution that is at least equal to money market rates. If net operating revenues are not sufficient to fund all these distributions, they may constitute a return of capital.

     Proceeds that are temporarily invested may not be fully insured. Until invested in properties, the offering proceeds will be invested in short-term government securities or in insured deposits with a financial institution and will earn interest at short-term deposit rates. The amount invested in insured accounts may periodically
                                  -8-

exceed insurance limits. We cannot assure you that the Fund would recover the full amount of the account if the financial institution in which they are deposited were placed in receivership. No such funds, however, will be invested in the accounts of an institution with less than $100 million in assets or capital of less than seven percent of assets.

RISKS INVOLVED IN REAL ESTATE TRANSACTIONS

     There are risks in owning of real estate. Our investment in non-residential commercial properties will be subject to the risks generally incident to the ownership of real property. These risks include risks related to national economic conditions, changes in the investment climate for real estate, changes in local market conditions, changes in interest rates, changes in real estate tax rates, other operating expenses, governmental rules and fiscal policies, uninsured losses, the financial condition of tenants, and other factors beyond the control of the Managers. These and other factors could cause our properties to decrease in value or cause tenants to default on leases or be late in lease payments, causing our cash flow to decrease or fluctuate.

     The properties we purchase may not appreciate in value or generate the rent we expected. We cannot assure you that the properties we acquire will operate at a profit, will appreciate in value, or will be sold at a profit. The marketability and value of each property will depend upon many factors beyond our control. Since investments in real property are generally illiquid, we also cannot assure you that there will be a market at the time we decide to sell a property.

     The reserves we retain may not be adequate. We will utilize only a relatively small portion of the proceeds of this offering for the Fund's working capital reserve. We cannot assure you that the reserves will be adequate to cover unforseen contingencies.

     Defaults by tenants may interrupt cash flow or cause decline in property values. Defaults by tenants may cause a decline in the cash flow of the Fund and a decline in the value of the property leased to the tenant. We cannot assure you that the Fund would be able to find a new tenant for a property at the same rental, or to sell a property without incurring a loss, if a tenant defaults. Like most entities that invest in real estate, prior funds sponsored by Affiliates of the Managers have owned properties that have been leased to tenants who have defaulted on lease obligations. If a tenant files for bankruptcy, we cannot assure you that the Fund could rapidly recover leased property from the trustee in bankruptcy proceedings or that the Fund could receive rent in such proceedings sufficient to cover its expenses with respect to the property. Bankruptcies have caused interruption in rental payments from lessees of properties in some affiliated partnerships. See "Prior Performance."

     Net leases give tenants significant control over our properties. Net leases frequently give the tenant greater discretion in the use of the property than do ordinary property leases (e.g., with respect to rights to sublease, to make alterations in the leased premises and to terminate the lease in certain circumstances).

     Some of the properties we buy may not be suitable for more than one use. The properties which we purchase may be designed or built primarily for a particular tenant such as a specific restaurant franchisee. If we hold such a property until termination of the lease and the tenant elects not to renew, or if the tenant otherwise defaults on its lease obligations, the property might not be readily marketable to a new tenant without substantial capital improvements or remodeling. Such improvements might require expenditure of funds otherwise available for distribution, or the sale of the property at a lower price.

     There are unique risks in the restaurant and retail industry. We expect that many of the Fund's properties will be leased to operators in the restaurant industry or in the retail industry. Both of these industries are highly competitive and can be affected by factors such as changes in regional or local economies, seasonality and changes in consumer preference. Although we will attempt to limit these risks by emphasizing acquisition of properties that are leased to established national and regional companies (see "Properties"), we cannot assure you that a downturn in these industries would not have an adverse effect on operations of the Fund.

     Construction lending may involve risk. We intend to lend money to some seller/lessees prior to purchase of properties to help finance the construction of the properties. We will not, however, use more than 30% of offering proceeds for construction lending. Although all
                                  -9-

construction loans will be secured by property and improvements, and although none of the twelve public funds previously sponsored by the Managers have ever experienced a default on a construction loan, there are a number of risks in construction lending. Risks incurred by owners during construction, including cost overruns, nonperforming contractors, changes in construction codes and changes in cost, can cause financial difficulty and increase the likelihood of default on a construction loan. If a borrower defaults on a loan during construction, our primary recourse is to foreclose on the property. Foreclosure is normally subject to a period of redemption of up to one year (depending upon the applicable laws of the jurisdiction in which the property is located) during which we would not be able to sell the property or lease the property. In addition, if we acquire title to a property through foreclosure, we will not be able to guarantee that the property can be resold at a price equal to the principal amount of the loan. If, as is likely, the property is only partially complete at the time of foreclosure, the Fund might be required to spend more money to complete the property so that it can be sold. Although we might have recourse against a guarantor in the event of a default, we cannot assure you that the ability of the guarantor to satisfy the default would not be impaired by the same financial circumstances that caused the default.

     Borrowings can increase the risk of loss to the Fund. Although we intend to purchase properties for cash, we might assume outstanding indebtedness on operating properties if it is on favorable terms, and might finance properties that are initially purchased for cash. This practice is known as "Leveraging." Leveraging increases the capital available to the Fund but may also increase the risk of loss. If we were to default on secured indebtedness, we could lose our interest in
the properties securing such indebtedness.   We will not, however,
allow total borrowings to exceed the lesser of 60% of the purchase price of all Fund properties or 60% of the fair market value of Fund properties on the date of financing.

     The reinvestment of proceeds from the sale of a property will be subject to the same risks as the initial investment. We may, from time to time, sell properties and reinvest the proceeds in additional net lease properties. You will not have the right to receive cash upon sale of these properties other than cash necessary to cover income tax on the gain (at a rate of 7% over the federal long-term capital gains rate), and must rely on the ability of the Managers to find appropriate properties in which to reinvest such proceeds.

     Uninsured losses. The Managers will arrange for comprehensive insurance coverage on the properties. However, certain types of losses (generally of a catastrophic nature) may be either uninsurable or not economically insurable. Should such a disaster occur, the Fund could suffer a complete loss of capital invested in, and any profits expected from, the affected properties.

FEDERAL INCOME TAX RISKS

     An audit of the Fund could affect your personal taxes. We have not obtained a ruling from the Internal Revenue Service (the "Service") with respect to any tax aspect of an investment in the Fund. The Service could audit the Fund and challenge some of the tax treatment we propose. See "Income Tax Aspects--Fund Tax Audits, Returns and Penalties." The Service could also adjust your tax return because of an audit of the Fund and this could result in scrutiny of other items on your return or an examination of prior tax returns. Moreover, you could incur legal and accounting costs in connection with a challenge by the Service of the position taken by the Fund on its tax returns, regardless of the outcome of the challenge.

     Operation of the Fund could affect the propriety of Fund allocations. The Operating Agreement allocates to each Investor his or her distributive share of Fund tax items. Section 704(b) of the Code and regulations issued under Section 704(b) govern allocations in entities such as the Fund. Section 704(b) generally requires that Fund allocations must have substantial economic effect. Counsel for the Fund has concluded that, as of the date of this Prospectus, and based on assumptions detailed in "Income Tax Aspects _ Allocations," it is more likely than not that the allocations under the Operating Agreement will be recognized for federal income tax purposes under
Section 704(b) of the Code. Compliance with the regulations depends, in certain cases, on the individual tax situations of the Investors, and counsel's opinion does not extend to these situations. See "Income Tax Aspects-- Allocations."

     Changes in federal tax laws, regulations and interpretations could affect the tax advantages of the Fund. Tax benefits of an investment in the Fund could be reduced or tax liabilities could be incurred by reason of changes in the tax law. Any legislative,

                                  -10-

administrative or judicial changes may, or may not, be retroactive with respect to transactions entered into prior to the effective date of such changes.

     Taxable income from the Fund could exceed distributions from the Fund. You will be required to report your share of the Fund's income or gain, whether or not cash in a corresponding amount is distributed to you, on your federal and state tax returns. The taxes on this income or gain could be greater than cash distributions that you receive from the Fund for the year, particularly in years in which the Fund sells properties and reinvests the proceeds or uses distributable net cash flow to repurchase Units. Investors participating in a distribution reinvestment plan will be required to report the net income from the Fund even though they will not receive any cash from distributions.

     Tax Liability Upon Sale or Disposition of Property or Units. The sale of a property or your Units can result in tax liability to you. Under certain circumstances, the taxes that you must pay because of the sale of a property or of your Units could exceed the cash you receive from the sale.


                            CAPITALIZATION

     The capitalization of the Fund after the issuance and sale of the minimum of 1,500 Units and the maximum of 24,000 Units is as follows:

                             After Sale of        After Sale
                              1,500 Units        24,000 Units
     Title of Class             Minimum          (Maximum)(1)

     Managers' Capital (2)     $     1,000         $      1,000
     Investors' Capital          1,500,000           24,000,000
     Less Organization and
       Offering Expenses (3)      (225,000)          (3,360,000)
                                -----------          -----------
     Total Investors' Equity   $ 1,275,000           20,640,000
                                ===========          ===========

(1) There can be no assurance that the maximum proceeds will be obtained.

(2) The Managers have contributed an aggregate of $1,000 to the Fund. In the event the Managers have negative balances in their capital accounts after dissolution and winding up of, or their withdrawal from, the Fund, the Managers will contribute to the Fund an amount equal to the lesser of (a) the deficit balances in their capital accounts or (b) an amount equal to 1% of the sum of the Investors' capital contributions and the capital contributions required to be made by the Managers pursuant to this provision.

(3) Includes (i) selling commissions and nonaccountable expense allowances equal to 10% and due diligence expenses reimbursements of up to 1/2 of 1% of offering proceeds payable to the Dealer-Manager, (ii) federal and state securities registration fees, fees of counsel, accountant's fees, printing expenses, and other out-of-pocket expenses paid by the Managers to nonaffiliates, and (iii) expenses of the Managers and Affiliates, at Cost (as defined in the Operating Agreement), in organizing the Fund and arranging for the sale of Units.
                                  -11-

                          ESTIMATED USE OF PROCEEDS

     The following table sets forth information concerning the estimated use of proceeds from the sale of Units. All proceeds of the offering will be held by the Fund for the benefit of investors to be used in substantially the manner set forth below. Certain of the figures set forth below cannot be precisely calculated at the present time and could vary materially from the amounts shown.

                                     Minimum                Maximum
                                  (1,500 Units)          (24,000 Units)
                               Dollars      Percent     Dollars     Percent

Gross Offering Proceeds (1)  $ 1,500,000     100.0%   $24,000,000    100.0%

Less Organization and Offering
 Expenses:

  Selling Commissions and
   Nonaccountable Expenses(2)    150,000      10.0%     2,400,000     10.0%

  Other Organization and
   Offering Expenses (3)          75,000       5.0%       960,000      4.0%
                              -----------    -------   -----------   -------
Amount Available for Investment
  (net proceeds)             $ 1,275,000      85.0%   $20,640,000     86.0%

Acquisition Expenses (4)          60,000       4.0%       720,000      3.0%

Working Capital Reserve           15,000       1.0%       240,000      1.0%
                              -----------    -------   -----------    -------
Cash Available for Purchase
 of Properties (4)           $ 1,200,000      80.0%   $19,680,000     82.0%
                              ===========    =======   ===========    =======

(1) Such amounts exclude the aggregate of $1,000 contributed by the Managers.

(2) The Dealer-Manager will be paid selling commissions and nonaccountable expenses totaling 10% and will reallow a portion of such commissions and expenses to Dealers that are members of the NASD

(3) Includes a 1/2 of 1% due diligence expense allowance payable to the Dealer-Manager, federal and state securities registration fees, fees of counsel, accountant's fees, printing expenses, and other out-of-pocket expenses paid by the Managers to nonaffiliates as well as expenses of the Managers and Affiliates, at Cost (as defined in the Operating Agreement), in organizing the Fund and arranging for the sale of Units. The sum of selling commissions and such other Organization and Offering Expenses may not, in any event, exceed 20% of the gross offering proceeds. To the extent they exceed such amount, Organization and Offering Expenses will be borne by the Managers.

(4) Most properties that the Fund will acquire are newly constructed properties purchased at construction cost, which cost includes most of the incidental expenses incurred in acquiring a property, all of which
    are reflected in the table as Acquisition Expenses.   To cover most of
    these expenses, the Fund charges most sellers a funding fee for accepted proposals and a loan fee for proposals on which construction advances are made. The Managers estimate that all but approximately $15,000 (minimum) and $240,000 (maximum) of the Acquisition Expenses will be covered by fees charged by the Fund to such third party sellers and that the actual amount invested in properties will be approximately $1,245,000 (minimum) and $20,160,000 (maximum). No Acquisition Fees will be paid to the Managers or their Affiliates.

The amount available for investment in properties will not, in any event, be less than 78% of gross offering proceeds. The proceeds of the offering will be held in trust by the Fund for the benefit of the purchasers of Units to be used only for the purposes set forth above.
                                  -12-

                     INVESTMENT OBJECTIVES AND POLICIES

PRINCIPAL INVESTMENT OBJECTIVES

     The Fund intends to acquire free-standing, single-tenant, net-leased commercial properties located throughout the United States. The Fund may also sell such properties and purchase other similar properties from time to time when, in the discretion of the Managers, conditions are favorable to do so.

     The Managers expect that many of these properties will be leased to companies in the restaurant industry or the retail industry, although properties in other industries may be acquired. See "Properties." It is expected that such properties will be leased to one tenant rather than multiple tenants and that most will be acquired in sale-leaseback transactions. If the minimum 1,500 Units are sold, the Managers anticipate that the Fund will acquire two properties. If the maximum 24,000 Units are sold, the Managers anticipate that the Fund will acquire up to 15 properties. Except as set forth herein, the Fund does not have a policy, and there is no limitation, as to the amount or percentage of its assets that may be invested in any one property. The Fund's principal investment objectives are to invest the proceeds of this offering in non-residential commercial properties that will offer the investors the potential for:

        (i)  regular cash distributions of lease income;

        (ii) growth in lease income and cash distributions through rent escalation provisions;

       (iii) capital growth through appreciation in the value of properties; and

        (iv) stable property performance through long-term lease contracts.

There can be no assurance that such objectives can be attained. It is not an objective of the Fund to shelter taxable income of investors that is derived from sources other than the Fund.

ACQUISITION OF PROPERTIES

     The Fund intends to use the net proceeds (after payment of selling commissions and offering costs), estimated to be approximately $1,275,000 if 1,500 Units are sold and approximately $20,640,000 if 24,000 Units are sold, for the purchase of improved income-producing commercial real estate that is, or will be, subject to net leases at the time of purchase. The Fund may commit to purchase properties upon completion of construction at agreed prices or pursuant to pricing formulas. The Fund will not purchase or lease any property from, or sell or lease any property to, the Managers or their Affiliates, provided that the Fund may purchase real property from the Managers or their Affiliates if the Managers or their Affiliates purchased the property in their own name and temporarily held title thereto (up to one year) for the purpose of facilitating the acquisition of the property, the borrowing of money, the obtaining of financing for the Fund or any other purpose related to the business of the Fund, and the property is purchased by the Fund for a price no greater than the price paid by the Managers or their Affiliates plus Acquisition Expenses.

     Although the Fund does not intend to acquire any unimproved or undeveloped properties, or to participate in the development of any properties, the Fund may advance funds or make loans in connection with the construction of a property to be purchased by the Fund. Any such loan would be secured by the land and improvements under construction. In no event will such outstanding advances for construction exceed 30% of offering proceeds.

     The Fund does not own any properties and has not identified any properties which it expects to acquire. The Manager expects that many of the properties the Fund acquires will be leased to established operators (including franchisees and franchisers) in the restaurant industry, or to established retail companies. Properties may, however, be acquired for lease to entities in other industries. See "Properties." Proposals for acquisitions in such industries will be considered from tenants to whom prior Programs sponsored by Affiliates of the Managers have leased properties, although the Managers will not be limited to such entities. There is no affiliation between the Managers and any of the are lessees of properties held by prior Programs.
                                  -13-

     The purchase price of each property will be supported by an independent appraisal of the fair market value of the property. Nevertheless, the Managers will rely on their own analysis and not on such appraisals in determining whether to acquire, and the terms of the acquisition, of a particular property. Copies of such appraisals will be retained at the office of the Fund for at least five years and will be available for inspection and duplication by any Investor.

     Prior to the acquisition of any property, the Fund will be provided with evidence satisfactory to the Managers that the Fund will acquire marketable title to such property, subject only to acceptable liens and encumbrances. Such evidence may include a policy of title insurance, an opinion of counsel or such other evidence as is customary in the locality in which the property is situated.

     After release from escrow, and pending investment in properties, the offering proceeds will be invested in short-term government securities or in insured deposits with a financial institution and will earn interest at short-term deposit rates. Any of the net proceeds of this offering (except for amounts used to pay operating expenses or to establish working capital reserves as determined by the Manager) that have not been invested or committed for investment in real property by the later of 24 months after the date of this Prospectus or six months after termination of the offering of Units will be distributed, without interest but together with any commissions or other Organization and Offering Expenses paid thereon, to the Investors as a return of capital. All funds will be available for the general use of the Fund during such period and may be expended in operating the properties that have been acquired. Investment capital will not be segregated or held separate from other capital of the Fund pending investment. For the purpose of the foregoing, capital will be deemed to have been committed to properties, and will not be returned to the Investors, to the extent written contractual agreements have been executed prior to the expiration of the foregoing period, regardless of whether any such investment is ultimately consummated. To the extent any funds have been reserved to make contingent payments in connection with any property pursuant to a written contractual agreement in connection with such property, or pursuant to a decision of the Managers that additional reserves are necessary in connection with any property, regardless of whether any such payment is ultimately made, funds will not be returned to Investors.

DISTRIBUTIONS

     The Fund intends to distribute Net Cash Flow from operations to Investors within 30 days after the close of each fiscal quarter. The ultimate amount of such distributions will depend upon the profitable operation and cash flow of the Fund. Net Cash Flow from operations will not be used for the acquisition of properties, although rental revenue may be held as reserves. Net Cash Flow otherwise distributable to Investors may be used to repurchase Units. See "Summary of Operating Agreement--Repurchase of Units." Investors who elect to participate in a distribution reinvestment plan will not receive such distributions of Net Cash Flow. Instead, the distributions of such participants will be applied to the purchase of additional Units or interests in subsequent limited Programs with substantially identical investment objectives. See "Summary of Operating Agreement--Distribution Reinvestment Plan."

     During the offering and property acquisition phase of the Fund's operations, a period of approximately 36 months, the Fund intends to maintain a distribution rate to Investors of 6.5%, a portion of which will likely constitute a return of capital to the extent the rate of net income of the Fund is less than this amount. Thereafter, the distribution rate will be allowed to float quarterly based on the Net Cash Flow or Net Proceeds of Sale available for distribution.

SALE OF PROPERTIES

     The Fund expects to sell some or all of its properties and to reinvest the proceeds from such sales in additional net leased commercial properties. The Fund reserves the right, at the discretion of the Managers, to either distribute Net Proceeds on Sale to Investors or to reinvest such proceeds in net leased properties that meet the acquisition criteria set forth in this Prospectus. The Fund will not, however, reinvest any Net Proceeds of Sale unless sufficient proceeds are distributed to Investors to pay income taxes resulting from the sale of the property (assuming Investors are taxable at a rate of seven percent above the individual capital gains rate).

     The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of performance of the property and market conditions and will depend, in part, on the economic benefits of continued ownership. In deciding
                                  -14-

whether to sell properties, the Managers will consider factors such as potential capital appreciation, cash flow and federal income tax consequences.

     The Fund may sell cotenancy or other fractional interests in properties, rather than selling its entire interest in a property. The Manager believes that, depending on market conditions, sales of smaller interests through exchanges designed to comply with Section 1031 of the Internal Revenue Code can result in greater overall sales proceeds. In those instances in which the Fund does not sell all of its interest in a property, it will retain, either alone or with another program sponsored by affiliates of the Managers, the authority to direct management and policies relating to operation and sale of the property.

     Although the Managers intend to sell Fund properties for cash, purchase money obligations secured by mortgages may be taken as partial payment. The terms of payment to the Fund may be affected by custom in the area in which the property being sold is located and by then prevailing economic conditions. To the extent the Fund receives notes and property other than cash on sales, such proceeds will not be included in Net Proceeds of Sale until and to the extent the notes or other property are actually collected, sold, refinanced or otherwise liquidated. Therefore, the distribution to Investors of the proceeds of a sale may be delayed until the notes or other property are collected at maturity, sold, refinanced or otherwise converted to cash. The Fund may receive payments (cash and other property) in the year of sale in an amount less than the full sales price and subsequent payments may be spread over several years. The entire balance of the principal may be a balloon payment due at maturity.
For federal income tax purposes, unless the Fund elects otherwise, it will report the gain on such sale ratably as principal payments are received under the installment method of accounting.

BORROWING POLICIES--NO ACQUISITION LEVERAGE

     The Fund intends to acquire all of its properties for cash, except that it may assume outstanding indebtedness on operating properties that it acquires if such indebtedness is available on favorable terms. If any properties are financed, the Manager will use its best efforts to obtain such financing on the best terms available. The Managers do not intend to seek financing on all properties and do not intend to seek financing at all unless such financing can be obtained at rates that are likely to generate a positive spread over the rental rates of a property over the life of the lease. Although the Managers believe that the interest rate environment at the date of this Prospectus is favorable, if rates increase, the Managers may determine not to create or accept financing of any properties. In no event will the aggregate amount of the Fund's indebtedness exceed the lesser of 60% of the purchase price of all Fund properties, or 60% of the fair market value of Fund properties on the date they are
refinanced.   To the extent that any financing is not fully
amortizing, and it exceeds 25% of the purchase price of properties, its maturity (its due date) will not be earlier than ten years after the date of purchase of the underlying property or two years after the anticipated holding period of the property (provided such holding period is at least seven years).

     The Fund will not obtain permanent financing from the Managers or their Affiliates. Recourse for any indebtedness will be limited to the particular Fund property to which the indebtedness relates. To the extent recourse is limited to the Fund's property, under most circumstances such indebtedness would increase the Investors' tax basis in the Units if the Fund's principal activity is determined to be investing in real property.

     The Fund will not issue any senior securities and the Fund will not invest in junior mortgages, junior deeds of trust or similar obligations.

JOINT VENTURE INVESTMENTS

     The Operating Agreement permits the Fund to invest in a property jointly owned with another fund sponsored by the Managers or their Affiliates that has investment objectives and management compensation provisions substantially identical to those of the Fund, subject to certain terms and conditions contained in the Operating Agreement, which are summarized below. The Fund's ability to enter into such a joint venture with another fund sponsored by the Managers or their Affiliates may be important if the Fund wishes to acquire an interest in a specified property but does not have sufficient funds (or, at the
                                  -15-

time it enters into a commitment to acquire a specified property, cannot determine whether it will have sufficient funds) to acquire the entire property.

     The Operating Agreement requires that, in any joint venture with another fund sponsored by the Managers or their Affiliates, the following conditions must be satisfied. First, the Fund will invest only in a joint venture having comparable investment objectives and the investment by each party to the joint venture must be on substantially the same terms and conditions. Second, the Fund may not pay more than once, directly or indirectly, for the same services and may not act indirectly through any such joint venture if the Fund would be prohibited from doing so directly because of restrictions contained in the Operating Agreement. Third, the compensation of the Managers and such Affiliates in the other fund must be substantially identical to their compensation in the Fund. Fourth, in the event of a proposed sale of the property initiated by the other joint venture partner, the Fund must have a right of first refusal to purchase the other party's interest.

     There is a potential risk of impasse on joint venture decisions and a potential risk that, even though the Fund will have the right of first refusal to purchase the other party's interest in the joint venture, the Fund may not have the resources to exercise such right.

RESERVES FOR OPERATING EXPENSES

     The Managers expect that approximately one percent of the gross proceeds of the offering initially will be reserved to meet costs and expenses of the Fund's properties, capital expenditures and initial cash distributions. To the extent that such reserves and any income of the Fund are insufficient to defray such costs and other obligations and liabilities, it will be necessary to attempt to finance or refinance properties or, in the event financing or refinancing is not available on acceptable terms, to liquidate the Fund's investment in certain of its properties on possibly unfavorable terms. During the holding period of a property, the Fund may increase reserves from Net Cash Flow to meet anticipated costs and expenses and other economic contingencies. If, in any fiscal quarter, the Managers determine that reserves are in excess of the amount necessary for Fund operations, such excess may be distributed as Net Cash Flow.

MANAGEMENT OF PROPERTIES

     Each property will be managed, and the lease obligations of tenants will be enforced, by the Manager or its Affiliates. Such management will include negotiations with tenants, reletting and re-modeling properties, receiving and depositing monthly lease payments, periodic verification of tenant payment of real estate taxes and of insurance coverage, and periodic inspection of properties and tenants' sales records, where applicable. The Manager or such Affiliates will be compensated for such management at Cost, which includes an allocable portion of overhead expenses. See "Compensation to Managers and Affiliates." Because the properties will be net leased, the tenants will be responsible, at their expense, for most of the day-to-day on-site management and maintenance of the properties.

CHANGES IN INVESTMENT OBJECTIVES AND POLICIES

     Investors have no voting rights with respect to the establishment, implementation or alteration of the investment objectives and policies of the Fund, all of which are the responsibility of the Managers. Nevertheless, the Managers will not make any material changes in the investment objectives and policies described above without first obtaining the written consent or approval of Investors owning in the aggregate more than 50% of the then outstanding Units.

                              PROPERTIES

     As of the date of this Prospectus, the Fund had not acquired any properties. The Managers are continually evaluating properties for acquisition and engaging in negotiations with sellers, tenants and developers regarding the purchase of properties for the Fund. Depending upon the proceeds obtained, the Managers intend to diversify the type and location of properties acquired. The Fund is not limited as to the amount or percentage of its assets that may be invested in any one property. Although the Fund presently intends to purchase two or more properties with the net proceeds of this offering, the
                                  -16-

Managers may purchase only a single property if, in their judgment, such purchase would be in the best interest of the Fund.

     The Managers expect that many of the properties purchased by the Fund will be acquired from companies that will simultaneously lease
back the properties.   The Fund's leases will include provisions for
rent increases through participation in gross sales or through regular rental increases on specific dates, or both. There can be no assurance that the Fund will be able to include the foregoing provisions in all of its leases.

     All of the Fund's properties will be rented under net leases which, generally, provide that the tenant is responsible for all real estate taxes, insurance, maintenance, most of the repairs and operating expenses of the properties. The Managers expect that the Fund's leases will also provide that risks such as fitness for use or purpose, design or condition, quality of material or workmanship, latent or patent defects, compliance with specifications, location, use, condition, quality, description or durability will be borne by the lessee. Furthermore, it is customary in commercial property transactions that leases provide for early termination upon the occurrence of certain events (e.g., casualty or substantial condemnation). Although considered "triple net," some lessees of commercial properties, particularly those properties used for the sale of goods or services at retail, require that the landlord bear the costs of maintaining the structural integrity of the building, including the roof and foundation.

ACQUISITION CANDIDATES

      Prior Programs sponsored by the Managers and their Affiliates have leased properties to businesses in the restaurant and retail industry and many of the properties acquired by this Fund may be leased to tenants in such industries. There is, however, no prohibition on the acquisition of properties in other industries and the Managers intend to monitor industry trends and invest in properties that serve to provide the most favorable return balanced with risk.

     The Restaurant Industry. The restaurant industry is one of the largest and fastest growing industries in the United States, with annual sales at the top 100 restaurant chains alone exceeding $118 billion in 1997. Demographic trends are particularly favorable to the casual dining segment of the restaurant industry with a steady increase in the number of two-income families and a rapidly expanding senior citizen population. Because this industry is highly property dependent, the Managers believe it offers some of the best opportunities for transactions of the type in which the Fund proposes to engage. Further, the Managers believe that this industry includes a number of companies and franchisees with established track records that are attractive to the Fund.

     The Retail Industry. Trends in the retail industry have increased the attractiveness of retail establishments as acquisition candidates for the Fund. Consumer demand for a large selection of merchandise in a single category at discount prices has caused many retailers to turn to large freestanding properties with minimal interior partitions. These retail establishments or "superstores" are often grouped together into a "power center" with few, if any, small retailers. Many of the large retailers that operate these establishments are driven by operating margins to minimize investment in real estate and use lease transactions to finance the purchase and
construction of their facilities.    The Managers believe that the
rapid expansion in these establishments may present attractive candidates for acquisition by the Fund.

ACQUISITION CRITERIA

     In determining whether a property is a suitable acquisition for the Fund, the Managers will consider the following factors, among others:

     (a) the creditworthiness of the lessee and the lease guarantor, if any, and their ability to meet lease obligations independent of cash flow to be generated by the property;

     (b) the location, condition, use and design of the property and its suitability for a long-term net lease;

     (c) the terms of the proposed lease and guaranty, if any (including, specifically, provisions relating to rent increases or percentage rent and provisions relating to passing on operating expenses to tenants);
                                  -17-

     (d) the prospects for long-term appreciation of the property;

     (e) the prospects for long-range liquidity of the investment; and

     (f) the stability and potential growth of the community in which a property is located.

In addition, the Managers will apply the following standards with respect to the properties to be acquired:

     (a) Tenants must be actively involved in the daily operation of the type of business for which the property is leased.

     (b) Tenants must have experience and a history of successful operations in the business for which the property is leased. The Fund will not acquire properties for lease to inexperienced tenants.

     (c) Tenants will be required to provide evidence of cash flow, independent of cash flow generated by the property, or cash reserves, sufficient to allow the tenant to meet its current obligations under the lease.

Although acquisitions may vary from these standards, any variation must be justified to management of the Managers.

     To secure performance by the lessee of its lease obligations, and to minimize any interruption of rental payments from properties the Fund purchases, the Fund may require tenants to provide cash deposits, letters of credit, lease insurance, personal guarantees or some combination of these credit enhancements. Although any of these measures should help protect the Fund, in a number of instances it may be impossible to ensure that all rental payments are protected. Individual guarantees or letters of credit may be devalued by severe business setbacks of the tenant that result in the insolvency of the guarantor or bankruptcy proceedings that impair the Fund's ability to immediately evict a tenant or proceed against the security. Accordingly, despite these measures, some programs sponsored by Affiliates of the Managers have owned properties on which rental payments have been interrupted. See "Prior Performance."

     During the offering period, and at such time as the Managers believe a reasonable probability exists that any additional property will be acquired by the Fund, this Prospectus will be supplemented to disclose the pending acquisition. Based upon the experience and acquisition methods of the Managers, this will normally occur on the signing of a legally binding purchase agreement, but may occur before or after such signing, depending on the particular circumstances surrounding each potential acquisition. A supplement to this Prospectus will describe in detail the proposed terms of purchase, the property to be acquired, the financial results of the prior operation, if any, of the property, and other information considered appropriate for an understanding of the transaction. Upon termination of this offering, no further supplements to this Prospectus will be distributed, but Investors will continue to receive acquisition reports containing substantially equivalent information regarding properties. See "Reports to Investors."

     IT SHOULD BE UNDERSTOOD THAT THE INITIAL DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT THE FUND WILL ULTIMATELY CONSUMMATE THE ACQUISITION OR THAT THE INFORMATION PROVIDED CONCERNING THE ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF THIS PROSPECTUS OR SUPPLEMENT AND THE ACTUAL PURCHASE DATE.

                               MANAGERS

FIDUCIARY RESPONSIBILITY

     The Managers are accountable to the Fund as fiduciaries and, consequently, must exercise good faith in handling the Fund's affairs. The Operating Agreement provides that the Managers have fiduciary responsibility for the safekeeping and use of all capital and assets of the Fund, whether or not in the Managers' possession or control. The managers are prohibited from employing, or allowing any other person or entity to employ the capital or assets of the Fund in any manner except for the exclusive benefit of the Fund.

     The Operating Agreement also provides, however, that the Managers will not be liable to the Fund or the Investors for acts or omissions in the exercise of their judgment relative to the Fund if their actions were taken in the good faith belief that they were in the best interest of the Fund and not the result of negligence or misconduct.
                                  -18-

Furthermore, the Fund will indemnify the Managers for any claim or liability arising out of their activities on behalf of the Fund unless such claim or liability was the result of negligence or misconduct. Therefore, the Investors have a more limited right of action than would otherwise be the case absent such provisions in the Operating Agreement.
     In the opinion of the Securities and Exchange Commission (the "Commission") and the securities administrators of most states, indemnification for liabilities arising under the Securities Act of 1933 (the "Act") and arising under state securities laws is against public policy and therefore unenforceable. In the event that a claim for indemnification for liabilities arising under the Act or under state securities laws (other than the payment by the Fund of expenses incurred or paid by the Managers in the successful defense of any such action, suit or proceeding) is asserted by the Managers in connection with the securities being registered, the Fund will submit to a court of appropriate jurisdiction, after apprising such court of the position of the Commission and state securities administrators the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

MANAGEMENT

     The Managers will have the sole and exclusive right, power and responsibility to manage the Fund's business, including, under certain limited circumstances, the right and power to have the Fund obtain loans secured by its property. The Managers will make all of the investment decisions of the Fund, including decisions relating to the properties to be acquired, the method and timing of financing (if any) of such properties, the selection of tenants, the terms of leases on such properties, and the method and timing of the sale of properties. The Managers will coordinate and manage all of the activities of the Fund, maintain the Fund records and accounts, and arrange for the preparation and filing of all Fund tax returns. Certain of the administrative and management functions to be performed by the Managers may be delegated to their Affiliates, provided that any compensation to Affiliates of the Managers will be at Cost. See "Compensation to Managers and Affiliates."

     The Managers expect that all of the lease agreements with respect to the properties of the Fund will provide that the tenant is responsible for substantially all real estate taxes, insurance and maintenance, and the Managers expect to have no day-to-day, on-site property management obligations.

BACKGROUND AND EXPERIENCE

     AEI Fund Management XXI, Inc., the Manager, is a Minnesota corporation formed in 1994 to serve as a general partner of AEI Income & Growth Fund XXI Limited Partnership, an affiliated limited partnership with investment objectives and structure similar to the Fund. The Manager does not have significant net worth. The sole shareholder and director of the Manager is Robert P. Johnson, who also serves as its President. Most of the management services for the Fund will be performed by AEI Fund Management, Inc., a Minnesota corporation having the same officers as the Manager. Management services will be billed directly to the Fund. Each of the officers of the Manager also holds a position as an officer in the corporations formed to serve as general partners of prior funds sponsored by the Managers and their affiliates.

     The officers and sole director of the Manager are as follows:

          Name              Age                    Position

     Robert P. Johnson      54      Sole Director, Chief Executive Officer
                                    and President
     Mark E. Larson, CPA    45      Chief Financial Officer, Treasurer and
                                    Secretary

     Robert P. Johnson will also serve as Individual Manager of the Fund. Mr. Johnson is the President, Chief Executive Officer, sole shareholder and sole director of The Manager. From 1970 to the present he has been employed exclusively in the investment industry, specializing in limited partnership investments. In that capacity, he has been involved in the development, analysis, marketing and management of public and private investment programs investing in net lease properties as well as public and private investment programs investing in energy development. Since 1971, Mr. Johnson has been the
                                  -19-

President, a director and a registered principal of AEI Securities Incorporated, which is registered with the Securities and Exchange Commission as a securities broker-dealer, is a member of the National Association of Securities Dealers, Inc. (NASD) and is a member of the Security Investors Protection Corporation (SIPC). Mr. Johnson has been President, a director and the principal shareholder of AEI Fund Management, Inc., a real estate management company founded by him, since 1978. Mr. Johnson is currently a general partner or principal of the general partner of each of the limited partnerships set forth under "Prior Performance." Although not currently subject to any material contingent liabilities, Mr. Johnson could become subject to the claims of creditors as a general partner of such limited partnerships or other Funds he manages.

     Mark E. Larson, a Certified Public Accountant, is Chief Financial Officer, Secretary and Treasurer of The Manager, and is a director of AEI Fund Management, Inc. and has been employed by AEI Fund Management, Inc. and affiliated entities since 1985. From 1979 to 1985, Mr. Larson was with Apache Corporation as Manager of Program Accounting responsible for the accounting and reports for approximately 45 public partnerships. Mr. Larson will be primarily responsible for supervising the accounting functions of The Manager and the Fund, including coordination of reports to the Commission and Investors.

                              PRIOR PERFORMANCE

     During the past twenty-five years, Mr. Johnson and his affiliates have syndicated twelve public and twelve private net lease commercial property investment partnerships in the United States.

     Since 1984, Mr. Johnson and affiliates have formed, syndicated and now manage twelve public real estate partnerships that have purchased, for cash, single tenant properties under long-term net leases. With the exception of size and the ability to use mortgage indebtedness for acquisition of properties, all of such partnerships are similar to the Fund. The offering of interests in the first such partnership, Net Lease Income & Growth Fund 84-A Limited Partnership, terminated in December 1984 with the maximum $5,000,000 of subscriptions. The offering of interests in the next four partnerships, AEI Real Estate Fund 85-A Limited Partnership, AEI Real Estate Fund 85-B Limited Partnership, AEI Real Estate Fund 86-A Limited Partnership, and AEI Real Estate Fund XV Limited Partnership terminated in June 1985, February 1986, July 1986 and December 1986, respectively, each with the maximum $7,500,000 of subscriptions. The offering of interests in AEI Real Estate Fund XVI Limited Partnership terminated in November 1987, with the maximum $15,000,000 of subscriptions. The offerings of interests in AEI Real Estate Fund XVII Limited Partnership, AEI Real Estate Fund XVIII Limited Partnership, AEI Net Lease Income & Growth Fund XIX Limited Partnership and AEI Net Lease Income & Growth Fund XX Limited Partnership terminated on November 1, 1988, December 4, 1990, February 5, 1993, and January 19, 1995, respectively with $23,388,700, $22,783,050, $21,157,928 and
$24,000,000 of subscriptions. The offering of interests in AEI Income & Growth Fund XXI terminated on January 31, 1997 with $24,000,000 of subscriptions. The offering of interests in AEI Income & Growth Fund XXII will terminate immediately before commencement of this offering. An aggregate of approximately 13,500 limited partners purchased interests in such partnerships.

     The properties purchased by all of such partnerships were new, or recently constructed, net leased commercial properties. At September 30, 1998, approximately $184,000,000 of properties had been purchased or were under contractual commitment for purchase by the public partnerships. The following table sets forth the geographic distribution of the 143 properties purchased, or under commitment to purchase, by prior public partnerships:
                                  -20-


                        Number                           Number
     State           of Properties       State        of Properties

     Alabama               1            Missouri             5
     Arizona               5            Montana              1
     Arkansas              1            Nebraska             4
     California            4            Nevada               2
     Colorado              5            New Hampshire        1
     Florida               6            New Mexico           1
     Georgia               3            North Carolina       3
     Illinois              4            Ohio                14
     Indiana               3            Oregon               1
     Iowa                  2            Pennsylvania         1
     Kansas                1            South Carolina       3
     Kentucky              1            Tennessee            3
     Louisiana             4            Texas               38
     Michigan              6            Virginia             5
     Minnesota            12            Wisconsin            3

           By dollar amount invested, approximately 74% of such properties were restaurants, 12% were retail facilities, 8% were childcare centers, 6% were auto service centers, convenience centers, a motel and an office building. The Managers will provide to any potential investor upon request, and upon payment of a fee to cover costs of reproduction and mailing, a copy of the Annual Report on Form 10-KSB for any of such Funds as filed with the Securities and Exchange Commission.

     All but two of the private partnerships were specified property syndications. Of the remaining private partnerships, one acquired four properties on a "blind pool" basis, one is a private partnership offered to institutional investors that acquired seven properties on a blind pool basis, and on is a private partnership currently being offered to accredited investors on a blind pool basis. The private
partnerships  purchased   thirteen   properties  for $6,371,894
ten of which were restaurants, two supermarkets and one an automotive center. Six of those properties were in Minnesota, three in Florida and one each in Nebraska, Iowa, Michigan and Ohio. As with this offering, the primary objective of the earlier private partnerships was production of income (not tax shelter) by investment in single-tenant properties located throughout the United States and that were leased on a "triple net" basis. Many of the private partnerships acquired properties with a significant amount of indebtedness.

      Like most entities engaged in real estate operations, the partnerships sponsored by the Managers and their Affiliates have invested in some properties that were leased to tenants that failed to fully perform under the terms of the leases, including timely performance of rental payments. Upon nonperformance, the Affiliates managing such properties take such action, which may include termination of leases in the case of continued recalcitrance or an apparent inability to meet lease obligations, as is prudent in commercial lease transactions. In the case of terminations, the property may be leased to a new tenant under renegotiated terms or sold.

      When lessees default on lease obligations, rental payments will most likely be interrupted for a period of time. Although such rental interruption may cause a decrease in distributions of cash flow for a period of time, because all of the public partnerships invest in a number of properties and the Managers attempt to diversify the types of property held for investment, no default or series of defaults has caused a public partnership sponsored by the Managers to miss a quarterly distribution of cash flow or to have inadequate cash to fund operations. It is the continuing objective of the Managers to minimize the number of such properties through careful property evaluation and investigation of the credit-worthiness of lessees prior to purchase and by renegotiating leases or locating new tenants in a manner designed to minimize any interruption of cash flow.
                                  -21-

             COMPENSATION TO MANAGERS AND AFFILIATES

     The Managers and their Affiliates will provide nearly all of the management services the Fund requires and will be compensated accordingly. AEI Securities Incorporated, an Affiliate, will serve as Dealer-Manager in the sale of the Units and will receive commissions and expense allowances, most of which will be paid or "reallowed" to Participating Dealers. See "Plan of Distribution." AEI Fund Management, Inc. ("FMI"), an Affiliate of the Managers, will provide administrative services in connection with the organization of the Fund and the sale of Units, the acquisition of properties, the administration of the Fund, the management of properties, the sale of properties, and eventually the liquidation of the Fund. Such Affiliate will be reimbursed for all of its expenses in furnishing such services at its "Cost," which includes a portion of the general expenses directly related to the furnishing of such services. In addition, the Managers will receive an interest in Net Cash Flow and Net Proceeds on Sale of Properties. Robert P. Johnson, the Individual Manager, is the sole shareholder and director, and the chief executive officer, of each of the Manager and the Dealer-Manager, and the sole shareholder and one of two directors of FMI.

      Under applicable state securities regulation, a sponsor may receive fees for the services it provides, a 10% interest in Net Cash Flow, and a 15% interest in Net Proceeds on Sale (after return of a 6% cumulative, noncompounded return to limited partners). The aggregate amount of fees for organization and offering services and for services in connection with the acquisition of properties is limited by such regulation to the lesser of (i) 20% of the capital contributions plus .1625% of such contributions for each 1% of financing of Fund properties or
(ii) 33% of the capital contributions. In addition, such regulations allow a property management fee equal to 1% of the net cash flow from properties, except for a one time initial leasing fee of 3% of the gross revenues on each lease payable over the first five full years of the original term of the lease, sales commissions of up to 3% of the sales price for properties, and reimbursement for all administrative expense, except certain items of overhead and the salaries of controlling persons.

      Rather than receiving the 10% interest in Net Cash Flow allowed, the Managers of the Fund are paid only 3% of Net Cash Flow. In addition, the Managers of the Fund have increased their subordination in Net Proceeds on Sale to a 7% return to Investors rather than the 6% subordination required. Finally, the Managers do not receive any of the fixed fees allowed under applicable regulation for services, including fees for the real estate acquisition and sales services they provide to the Fund.

      Rather than being paid a fee based on a fixed percentage of revenue, assets or sales proceeds for services, the Managers and their Affiliates are reimbursed at their Cost for the services they perform on behalf of the Fund. As defined in the Operating Agreement, Cost includes salaries of controlling persons and certain items of overhead attributable to the furnishing of services. This salary and expense reimbursement would not be allowed under administrative interpretations of some state "blue sky" laws in a traditional real estate program. Instead, these state interpretations provide for the payment of fixed fees and a 10% interest in Net Cash Flow to cover these administrative costs. Reimbursement to the Managers and Affiliates of other Administrative Expenses that would not be allowed if the Fund paid the increased interest in Net Cash Flow and the fixed fees are limited to the extent they would exceed the aggregate of the fixed fees and the Net Cash Flow interest the Managers are allowed under applicable regulation but not paid in the Fund. In addition, Organization and Offering Expenses and Acquisition Expenses reimbursed to the Managers and Affiliates remain subject to the limitation that, when added to such expenses paid to third parties, they will not exceed 20% of capital contributions. Further, all reimbursements must be provided at a cost that is less than or equal to the price that would be paid to an unaffiliated party rendering comparable services in the same geographic area. Although the Managers expect that such reimbursements will be less than the fees they would otherwise be allowed to be paid, pursuant to Section 6.2 of the Operating Agreement the aggregate Cost of such reimbursements could approach an amount equal to the fees the Managers are allowed to be paid under applicable state regulation.

      The following table sets forth the forms of compensation, Fund distributions and cost reimbursements that will or may be paid by the Fund to the Managers or their Affiliates in connection with the organization, operation and liquidation of the Fund and its properties, assuming the minimum 1,500 Units and
the        maximum       24,000       Units       are       sold.
                                  -22-

The following arrangements were formulated by the Managers and are not the result of arm's-length negotiations with the Fund.

PERSON OR ENTITY
 RECEIVING               FORM AND METHOD                   ESTIMATED
COMPENSATION             OF COMPENSATION                 DOLLAR AMOUNT

                           OFFERING STAGE

AEI Securities     Selling commissions and         $2,520,000 (maximum) and
 Incorporated      nonaccountable expense          $157,500 (minimum), all but
                   allowance equal to 10% of       approximately $480,000
                   proceeds, all or a portion      maximum) and $30,000
                   of which may be reallowed to    (minimum)  of  which is
                   Participating  Dealers, and a   expected to be reallowed.
                   1/2% due  diligence  allowance,
                   a portion of which will be
                   reallowed to Participating
                   Dealers.


Managers and       Reimbursement at Cost for       Estimated $840,000(maximum)
 Affiliates        other Organization and          and $67,500 (minimum), but
                   Offering Expenses(1).           subject to limitation(2).
                                                   Most Organization and
                                                   Offering Expenses are paid
                                                   or repaid to nonaffiliates.


                   PROPERTY ACQUISITION STAGE

Managers and       Reimbursement at Cost for all   Estimated $700,000 (maximum)
 Affiliates        Acquisition Expenses (3).       and $60,000 (minimum), but
                                                   subject to the limitation(3)


                         OPERATING STAGE

Managers           Three percent (3%) of Net       Not Presently Determinable

Managers and       Reimbursement at Cost for all   Estimated  $75,000  to
 Affiliates        Administrative   Expenses       for the first 12 months of
                   attributable  to  the  Fund,    opertations. The cumulative
                   including all expenses related  amount of such expense
                   to management and disposition   reimbursements for general
                   of the Fund's properties and    overhead of the Managers and
                   all other transfer agency,      Affiliates, and for
                   reporting, Investor  relations  controlling person expenses,
                   and other administrative        together with Front-End Fees
                   functions. (4)                  and sales expenses, are
                                                   subject to limitations. (4)


                          LIQUIDATION STAGE

Managers           1%  of distributions of Net     Not Presently Determinable
                   Proceeds of Sale until
                   Investors have received  an
                   amount equal to  (a)  their
                   Adjusted Capital Contributions,
                   plus (b) an amount equal to 7%
                   of their  Adjusted Capital
                   Contributions per annum,
                   cumulative but not  compounded,
                   to the extent not previously
                   distributed. 10% of distributions
                   of Net Proceeds of Sale thereafter.

                                  -23-

(1) Includes federal and state securities registration fees, fees of counsel, accountant's fees, printing expenses, and other out-of-pocket expenses paid to nonaffiliates.

(2) To the extent Organization and Offering Expenses exceed all Organization and Offering Expenses (including payments to the Dealer Manager and third parties) when added to Acquisition Expenses, exceed 20% of the capital contributions, they will be borne by the Managers.

(3) See Section 2.1 of the Operating Agreement for the definition of Acquisition Expenses. All such expenses will be paid at Cost (as defined in the Operating Agreement). To the extent that all Acquisition Expenses, when added to Organization and Offering Expenses, exceed the lesser of 20% of the capital contributions, they will be borne by the Managers.

(4) Subject to the limitations set forth in Section 6.2(b) of the Operating Agreement, the Fund will reimburse the Managers and their Affiliates at Cost for their Administrative Expenses incurred in managing all operations of the Fund, including such Expenses incurred in connection with providing services for the acquisition, leasing, and
     operation   of  properties.   Such  expenses   include   the
     salaries, fees and expenses paid to employees and consultants of the Managers and such Affiliates for work performed relative to the Fund including office rent, telephone, travel, employee benefit expenses and other expenses attributable to the performance of such services. The majority of these expenses are allocated based on the number of hours devoted by employees to the affairs of the Fund, as recorded on daily time records of such employees and the remainder are allocated at the end of each month based upon the number of Investors and the capitalization of the Fund. The cumulative amount of such expense reimbursements for general overhead of the Managers and Affiliates, and for controlling person expenses, together with Front-End Fees and sales expenses may not exceed the sum of (i) 20% of capital contributions, (ii) 5% of revenues from properties, (iii) a 3% sales commission, and (iv) 10% of Net Cash Flow (after such reimbursements) less amounts paid to the Managers as their shares of cash flow.

          No real estate commissions will be paid to the Managers or Affiliates in connection with the purchase or sale of any of the Fund's properties. The Managers and Affiliates are, however, compensated at their Cost, subject to the limitations set forth in the preceding table and in Section 6.2 of the Operating Agreement, for all expenses they incur in connection with the purchase and sale of properties. No Acquisition Fees will be paid to the Managers. The Managers and their Affiliates will not be compensated for services not set forth in the table above.

                      CONFLICTS OF INTEREST

      The Fund will be subject to actual and potential conflicts of interest arising out of relationships with the Managers and their Affiliates. These conflicts include, but are not limited to, the following:

LACK OF ARM'S-LENGTH NEGOTIATIONS

      Both during the operation of the Fund and upon its liquidation, the Managers may realize income from the Fund. The agreements and arrangements, including those relating to compensation, between the Fund and the Managers are not the result of arm's-length negotiations. Moreover, because a significant portion of the Managers' compensation will not be payable until the sale of Fund properties, the interests of the Managers and the Investors with respect to the timing and price of such sale may conflict.

OTHER REAL ESTATE ACTIVITIES OF MANAGERS

      The Managers and their Affiliates are actively engaged in the net lease commercial property real estate business as general partners in other Programs. Mr. Johnson also intends to offer additional real estate Program interests in the future. The Fund will not have independent management and it will rely on the Managers and their Affiliates for its operations. The Managers will devote only so much of their time to the business of the Fund, as in their judgment, is reasonably required. It is anticipated that, although Mr. Johnson may personally devote approximately 60% of his time to the business of the Fund during its offering and property acquisition stages, the amount of time he spends on Fund activities will probably be less than 10% of his overall work time thereafter. The allocation of management time, services and functions among various existing Programs and any future Programs that the Managers and their Affiliates may
                                  -24-

organize,  as well as other business ventures in which  they  are involved, may create conflicts of interest. The Managers and their Affiliates believe that they have, or can retain, sufficient staff to be fully capable of discharging their responsibilities to all Programs with which they are affiliated.

COMPETITION  WITH  MANAGERS  AND OTHER  AFFILIATED  PROGRAMS  FOR
PURCHASE AND SALE OF REAL PROPERTY

      The Managers and their Affiliates may engage in other business ventures, including forming and sponsoring other public or private Programs, and neither the Fund nor any investor will be entitled to any interest therein.

      It  is  possible from time to time that the Fund will  have proceeds available to acquire additional properties at the same time as other Programs sponsored by the Managers or their Affiliates. In the event that both the Fund and another Program managed by the Managers and their Affiliates have capital available for investment in the same or similar properties, conflicts of interest will arise as to which of the Programs should proceed to acquire the property or properties involved. In such situations, the Managers and their Affiliates will review the investment portfolio of each Program and will make the decision as to which Program will acquire the property on the basis of several factors, including (i) the cash flow requirements of each Program, (ii) the degree of diversification of each Program, (iii) the estimated income tax effects of the purchase on each Program, (iv) the amount of funds available to each Program and (v) the length of time such funds have been available for investment. If funds should be available in two or more Programs to purchase a given property or properties and the factors enumerated above have been evaluated and deemed equally applicable to each Program, the property will be acquired by the Program that first reached its minimum investment level, and any other conflicts that arise will be resolved by the Managers in their discretion.

      In addition, conflicts of interest may arise between the Fund, the Managers and other Programs with which the Managers are affiliated under other circumstances, such as when the Fund attempts to sell or rent real property. The Managers may sell less than 100% of the interest in a property and the Fund may own a fractional interest in the real estate being sold. The Managers may be forced to choose between selling the interest in the property that is held by the Fund and the interest that is held by the Manager or another affiliated Program. Such conflicts will be generally be resolved by the Managers, in their discretion, after consideration of the investment objectives of the Program holding interests in the property and the length of time until the planned final disposition of properties by such Programs. The Managers may allow the sale of the fractional interest held by the Managers or another affiliated Program prior to the sale of the interest held by the Fund. There can be no assurances that the terms of sale of all fractional interest in a property that are sold at different times will be the same.

POSSIBLE JOINT INVESTMENT WITH AFFILIATED PROGRAMS

      The Fund may invest in a property jointly with another Program sponsored by the Managers or their Affiliates under the conditions described in "Investment Objectives and Policies-- Joint Venture Investments." In the event of such a joint venture, conflicts of interest could arise between the joint venture partners.

MANAGER'S REPRESENTATION OF FUND IN AUDIT PROCEEDINGS

      The Manager will act as the "tax matters partner" pursuant to Section 6231 of the Internal Revenue Code. This grants the Manager certain discretion and authority regarding extensions of time for assessment of additional tax against the Investors related to Fund income, deductions or credits and settlement or litigation of controversies involving such items. The positions taken by the Manager on tax matters may have differing effects on the Managers and the Investors. Any decisions made by the Manager with respect to such matters will be made in good faith consistent with its fiduciary duties to the Fund and the Investors. The Manager, to the extent its actions as tax matters partner are in good faith and reasonably intended to be in the best interests of the Fund and subject to the indemnification and exculpation language contained in the Operating Agreement, may be entitled to indemnity for liability incurred as a result of such actions. See Exhibit A, Section 6.5 at Page A-14.
                                  -25-

LACK OF SEPARATE REPRESENTATION

     The Fund, the Investors and the Managers are not represented by separate counsel. The attorneys and accountants who will perform services for the Fund also perform services for Affiliates of the Fund, including the Managers, AEI Securities Incorporated (the Dealer-Manager) and other Affiliates of the Managers. Without independent legal representation, investors may not receive legal advice regarding certain matters that might be in their interest but contrary to the interest of the Managers and their Affiliates. Should a dispute arise between the Fund and the Managers or their Affiliates or should negotiations or agreements between the Fund and the Managers, other than those existing or contemplated on the effective date of this Prospectus, be necessary, the Managers will cause the Fund to retain separate counsel for such matters. Any future agreement between the Fund and the Managers or their Affiliates will provide that such agreement may be terminated at the option of the Fund upon 60 days' notice without penalty to the Fund.

AFFILIATION OF SELLING AGENT

      AEI, which is wholly owned by Robert P. Johnson, is serving as Dealer-Manager for the offering of Units. Accordingly, the "due diligence" investigation customarily performed by an underwriter is being performed by an Affiliate of the Managers. AEI believes, however, that such due diligence has, in fact, been exercised. Moreover, under Section 34 of Article III of the NASD Rules of Fair Practice, each Participating Dealer has an obligation to make an appropriate independent inquiry about the offering.

EXPENSE REIMBURSEMENTS

      The Managers and their Affiliates are reimbursed at their Cost for the services they perform on behalf of the Fund. As defined in the Operating Agreement, Cost includes salaries of controlling persons and certain items of overhead attributable to the furnishing of services. This salary and expense reimbursement would not be allowed under administrative interpretations of some state "blue sky" laws, known as the "NASAA Guidelines," in a traditional real estate program. Instead, these state interpretations provide for the payment of fees based on a percentage of revenue or sales proceeds and a 10% interest in Net Cash Flow to cover these administrative costs. Reimbursement to the Managers and Affiliates of other Administrative Expenses that would not be allowed if the Fund paid the increased interest in Net Cash Flow and the fixed fees are limited to the extent they would exceed the aggregate of the fixed fees and the Net Cash Flow interest the Managers are allowed under applicable regulation but not paid in the Fund. In addition, Organization and Offering Expenses and Acquisition Expenses reimbursed to the Managers and Affiliates remain subject to the limitation that, when added to such expenses paid to third parties, they will not exceed 20% of capital contributions. Further, all reimbursements must be provided at a cost that is less than or equal to the price that would be paid to an unaffiliated party rendering comparable services in the same geographic area. Although the Managers expect that such reimbursements will be less than the fees and increased interest in Net Cash Flow they would otherwise be allowed to be paid under state securities laws, pursuant to
Section 6.2 of the Operating Agreement the aggregate Cost of such reimbursements can be as much as the fees and increased interest in Net Cash Flow interest the Managers are allowed to be paid under applicable state regulation.
                                  -26-


               CASH DISTRIBUTIONS AND TAX ALLOCATIONS

CASH DISTRIBUTIONS

      The Managers intend to make distributions of available Net Cash Flow, if any, within 30 days after the end of each fiscal quarter. The Fund's objective is to acquire net leased properties which will generate partially "tax deferred" cash distributions to Investors. Net Cash Flow from operations, if any, with respect to each fiscal year will be distributed 97% to the Investors and 3% to the Managers.

      Upon  financing, sale or other disposition of  any  of  the properties, Net Proceeds of Sale may be reinvested in  additional
properties.   Net  Proceeds of Sale that are  not  reinvested  in
additional properties will be distributed as follows:

          (a) First, 99% to the Investors and 1% to the Managers until the Investors have received an amount from Net Proceeds of Sale equal to the sum of (i) their Adjusted Capital Contributions, plus (ii) an amount equal to a 7% per annum return on their Adjusted Capital Contributions, cumulative but not compounded, to the extent such 7% return has not been previously distributed to them.

          (b) Any remaining balance will be distributed 90% to the Investors and 10% to the Managers.

      The 1% unsubordinated interest in Net Proceeds of Sale received by the Managers for a $1,000 capital contribution is not proportionate to the interest that would be received by an Investor with the same capital contribution.

TAX ALLOCATIONS

      For income tax purposes, all income, profits, gains and losses of the Fund for each fiscal year, other than any gain or loss realized upon the sale, exchange or other disposition of any of the Fund's properties, shall be allocated as follows: (a) net loss shall be allocated 99% to the Investors and 1% to the Managers so long as the Investors have positive balances in their capital accounts (if their capital accounts are reduced to zero, all losses are allocated to the Managers; and (b) net income will be allocated first in the ratio, and to the extent, Net Cash Flow is distributed to the Investors for such year and any additional income for such year will be allocated in the same ratio as the last dollar of Net Cash Flow is distributed.

      For income tax purposes, the gain realized upon the sale, exchange or other disposition of any property will be allocated as follows:

           (i) first, to and among the Investors in an amount equal to the negative balances in their respective capital accounts (pro rata based on the relative amounts of such negative balances),

          (ii) then, 99% to the Investors and 1% to the Managers until the balance in each Investor's capital account equals the sum of such Investor's Adjusted Capital Contribution plus an amount equal to a 7% per annum return on such Investor's Adjusted Capital Contribution, cumulative but not compounded, to the extent not previously distributed,

         (iii) the balance of any remaining gain will then be allocated to the Investors and the Managers in the same manner as the last dollar distributed.

      For income tax purposes, any loss on the sale, exchange or other disposition of any property shall be allocated 98% to the Investors and 2% to the Managers.
                                  -27-

                       INCOME TAX ASPECTS

     The complexity of the applicable federal income tax laws and regulations prevents a detailed explanation of the federal income tax treatment of the Fund or the tax treatment of investors in the Fund; and, except as specifically stated below, no representations can be made as to state income tax consequences or that any federal income tax consequence described below will be realized. A prospective investor is urged to consult with and must rely upon his or her counsel and accountant (and be responsible for their fees for advice) concerning the state and federal income tax consequences of ownership of Units that are attributable to the investor's personal tax situation. Furthermore, investors must realize that periodic consultations with respect to their individual tax situations may be necessary because of future changes in the applicable statutes and regulations or in their interpretations by the courts or the state or federal tax authorities.

OPINION OF COUNSEL

      Dorsey & Whitney LLP, counsel to the Fund, has rendered an opinion on all material federal tax issues relating to an investment in the Fund which involves a reasonable possibility of challenge by the Internal Revenue Service or, where such an opinion cannot be rendered with respect to a material tax issue, has described the reasons for the inability to so opine. As set forth below, counsel has not rendered an opinion on certain federal tax issues whose outcome depends to a large extent upon facts and circumstances that will only be determinable or will arise in the future. In particular, for the foregoing reasons and as more fully described below, no opinion is given with respect to the probable outcome as to certain tax issues that could be considered material to an investment in the Fund, such as (i) the allocation of basis among buildings (the cost of which is depreciable), personal property (the cost of which is depreciable over a shorter period), and the underlying land (the cost of which is not depreciable), (ii) whether the Fund will be characterized as a "dealer" in real estate at the time of sale or disposition of the Fund's properties, (iii) whether the Properties will be considered to be "held for investment," (iv) whether the leases to be entered into by the Fund will be "true leases"or will be "stepped payment leases" for purposes of determining whether the Fund will be considered an "owner" of properties entitled to take depreciation and other deductions thereon and for purposes of the timing of recognition of rental income thereon, and (v) whether the Fund's allocation of start-up, organization, syndication and acquisition expenses for purposes of the deduction or capitalization of such expenses will be upheld. Where counsel has not issued an opinion because the factors relevant to the issue involved cannot be determined at this time, depend on an investor's tax situation, or turn on aspects of law that are at present uncertain, no inferences should be drawn as to any possible legal outcome.

      Subject to the information contained herein, counsel has advised the Fund that in the aggregate the significant tax benefits, as described herein, potentially available to an investor will probably be realized. Counsel has reviewed the material set forth under "Income Tax Aspects" and "Risk and Other Important Factors--Tax Aspects" and believes that such material constitutes a full and fair general disclosure of the material tax risks associated with an investment in the Units.

      An opinion of counsel represents only such counsel's best legal judgment and has no binding effect or official status of any kind. No assurance can be given that the conclusions reached in an opinion would be sustained by a court if challenged by the Service. Therefore, investors will assume the risks of a Service challenge of the tax interpretations set forth herein or otherwise made by the Fund or the Managers and the risks of changes in tax laws, rules, regulations and interpretations.

      Counsel's opinion, which is summarized herein, has been filed with the Securities and Exchange Commission as Exhibit 8 to the Fund's registration statement, of which this Prospectus is a part.

GENERAL

      A limited liability company formed under the Delaware Limited Liability Company Act is generally treated in the same manner as a limited partnership for federal income tax purposes. The limited liability company form has been employed in an effort to allow Investors in the Fund to obtain a direct pass-through of their pro rata share of the operating results of the Fund. Under the Internal Revenue Code of 1986, as amended (the "Code"), no federal income tax is payable by a limited liability company that is not a "publicly traded partnership." Each Investor and
Manager is required to report on his or her federal income tax return his or her distributive share of the profits, losses,
                                  -28-

gains, income, deductions and credits of the Fund. Subject to certain limitations, including limitations on passive activity losses (See "Personal Tax Consequences--Losses and Credits from Passive Activities"), each Investor and Manager may deduct his or her share of the Fund's losses, if any, for any Fund fiscal year on his or her individual return to the extent of the adjusted basis of his or her interest in the Fund as of the end of such year. Likewise, each Investor and Manager must include his or her distributive share of any Fund taxable income for each year with his or her other taxable income whether or not he or she has received cash distributions from the Fund during such year.

PARTNERSHIP STATUS

      The Fund has received an opinion from its legal counsel to the effect that under currently applicable Treasury Regulations, which Regulations they believe to be controlling, the Fund will be treated as a partnership for federal income tax purposes and, subject to the discussion below under "Income Tax Aspects-- Publicly Traded Partnership", will not constitute an "association" taxable as a corporation. In rendering this opinion, legal counsel is relying principally on the existing Treasury Regulations under Section 7701 of the Code and on the Fund's representation that the Fund will not, for any period, elect to be treated as an "association" under Regulation Section 301.7701-3.

     Effective January 1, 1997, the Service substantially revised the Regulations under Code Section 7701. Under Section 301.7701-2(b) of the current Regulations, certain specified categories of business entities are classified as corporations for federal income tax purposes, as are "associations" under Regulation
Section 301.7701-3. Under Regulation Section 301.7701-2(c), a partnership means any other type of business entity which has at least two members.

      Under current Regulation Section 301.7701-3, a business entity which is not classified as a corporation because it belongs to one of the specified categories of entities (which do not include a limited liability company, such as the Fund) (an "eligible entity") having two or more members can elect to be classified as an association (and thus taxable as a corporation) instead of a partnership. Such an entity would then be treated as a corporation for federal income tax purposes. If an election is not made as provided in the Regulations, an eligible entity with two or more members will automatically be classified as a partnership.

     Therefore, assuming the Fund will not elect to be classified as an association under the current Regulations, counsel is of the opinion that the Fund will be classified as a partnership for federal income tax purposes.

PUBLICLY TRADED PARTNERSHIPS

      The Code contains several provisions that significantly change the tax treatment of "publicly traded partnerships" and the income and loss they generate. Under the Code, unless 90% of a publicly traded partnership's income is from passive-type investments, a publicly traded partnership will be taxed as if it were a corporation.

     Generally, income from a publicly traded partnership will be treated as portfolio income. Such income from a publicly traded partnership cannot be offset by passive losses from other sources and losses from the publicly traded partnership cannot be used to offset passive income from other sources.

       The Code defines an entity as a "publicly traded partnership" if (i) interests in the entity are traded on an established securities market, or (ii) interests in such entity are readily tradeable on a secondary market (or the substantial equivalent thereof). Treasury Regulations issued in November 1995 under Section 7704 of the Code provide that an established securities market includes an national exchange registered under the Securities Exchange Act of 1934, or exempted therefrom because of limited volume, any regional or local exchange or any inter-dealer quotation system that regularly disseminates firm buy or sell quotations. The Regulations provide that a "secondary market" or its "substantial equivalent" exists if interests in the entity are regularly quoted by any person making a market in the interests, any person regularly makes available bid or offer quotes and stands ready to effect buy or sell transactions at the quoted prices, the holder of a partnership interest has a readily available regular and ongoing opportunity to sell or exchange the interest through a public means of obtaining or providing information of offers to by, sell or exchange the partnership interest, or there is any other opportunity to buy, sell or exchange interests in the partnership in a manner that is comparable to the foregoing.
                                  -29-

      The Treasury Regulations provide for several "safe harbors" from the definition of a "publicly traded limited partnership." Interests in an entity will not be considered readily tradeable on a secondary market or its substantial equivalent if the interests traded during the tax year represent two percent or less of the entity's capital or profits if transfers executed through a matching service or pursuant to certain redemption and repurchase agreements are excluded from the calculation. Generally, transfers of interests by gift, at death, between family members, as a distribution from a retirement plan, as a large block, and at original issue, regardless of volume, will be disregarded for purposes of the safe harbor test above.

      The Manager will not list the Units for trading on an exchange, in the over-the-counter market, or in any inter-dealer quotation system. Although it is likely that some transfers of Units will occur, such transfers will be on an individual basis and will not be negotiated in a time frame comparable to that which would be available on a secondary market. The Operating Agreement provides that the Managers may refuse to recognize any transfer or refuse to repurchase any Units if such transfer or repurchase, together with all other transfers or repurchases of Units in the same calendar year other than the exempt transfers noted above, would exceed five percent of the Units outstanding at the beginning of such calendar year. The Operating Agreement also provides that, if the Managers permit a non-exempt transfer in excess of the test described above, such transfer, together with all other transfers for such calendar year, but excluding transfers made through the repurchase provisions or Qualified Matching Services, cannot exceed two percent (2%) of the Units outstanding.

      Based upon existing interpretations of the Service and the foregoing provisions of the Operating Agreement, and provided that any transfers are made in accordance with such interpretations and provisions, counsel to the Fund is of the opinion that the Fund will not be considered a publicly traded partnership as contemplated by the Code.

ALLOCATIONS

      The Operating Agreement allocates to each Investor and Manager his or her distributive share of income, gain, loss, deduction, or credit. The Operating Agreement also provides for a specific allocation of Fund proceeds among the Investors and the Managers upon dissolution and termination of the Fund, upon the refinancing, sale, or other disposition of the Fund properties, and a specific allocation of cash flow. Section 704(b) of the Internal Revenue Code provides that the allocations under the Operating Agreement shall govern unless those allocations do not have substantial economic effect. In the event the allocations in the Operating Agreement do not have substantial economic effect, the distributive share of income, gain, loss, deduction, or credit (or item thereof) of each Investor and Manager shall be determined in accordance with the interest in the Fund held by such Investor or Manager.

      Regulations under Section 704(b) impose three requirements for an allocation to be deemed to have economic effect: (1) capital accounts must be maintained in accordance with the rules established in the final Regulations; (2) upon liquidation, liquidating distributions are required in all cases to be made in accordance with positive capital account balances; and (3) if a partner has a deficit balance in his or her capital account at the time of liquidation of the partner's interest in the entity, he or she must be unconditionally obligated to restore such negative balance to the partnership. The Regulations further provide an alternate test for economic effect. If requirements
(1) and (2) above are met and the entity contains a "qualified income offset," an allocation that does not cause or increase a deficit balance in a partner's capital account will be deemed to have economic effect.

      The Operating Agreement complies with requirements (1)  and
(2) above, and contains a "qualified income offset" provision. Therefore, assuming that throughout the term of the Fund, all the Investors and Managers have positive balances in their capital accounts (determined after adjusting such accounts for reasonably expected adjustments of the nature described in Treasury
Regulation 1.704-1(b)(2)(ii)(d)(4), (5) and (6) and for the share of minimum gain under Treasury Regulation 1.704-2(g)(1) of each such Investor and Manager), the allocations made under the Operating Agreement should be deemed to have economic effect under Section 704(b) and the Treasury Regulations. The Manager anticipates that the Investors will maintain such a positive balance (after adjustment as set forth above) in their capital accounts throughout the term of the Fund. In the event the Investors were to have negative balances in their capital accounts (after adjustment as set forth above), the Operating Agreement provides that losses will not be allocated to the Investors.
                                  -30-

      Under the Treasury Regulations, the economic effect of an allocation must also be "substantial" in order to be recognized for tax purposes. An allocation is generally treated as being "substantial" if there is a reasonable possibility that the allocation will affect substantially the dollar amounts the participants will receive from the entity, independent of tax consequences. However, the economic effect of an allocation is not substantial if (1) the after-tax economic consequences of at least one participant may be enhanced by the existence of the allocation, and (2) there is a strong likelihood that the after-tax economic consequences of no participant will be substantially diminished by the existence of the allocation. For purposes of this determination, tax attributes of the participants that are unrelated to the entity must be taken into account.

      It appears that the allocations provided for in the Operating Agreement will affect substantially the dollar amounts the Investors and Managers will receive from the Fund, and therefore satisfy the "substantiality" requirement of the Treasury Regulations. Although Counsel is unable to make a determination as to the after-tax economic consequences to the Investors and Managers of the allocations given the inherently factual nature of this inquiry, Counsel has no reason to believe that these consequences will result in failure to satisfy the "substantiality" requirement. Accordingly, it appears that the allocations provided for in the Operating Agreement will be found to be substantial under the Treasury Regulations.

      It is expected that the debt that the Fund may incur in connection with the acquisition of its properties will be considered nonrecourse financing under applicable Treasury Regulations. Deductions with respect to nonrecourse financing (for example, depreciation on a building financed with nonrecourse debt) are referred to in the Regulations as "nonrecourse deductions." To establish substantial economic effect with respect to nonrecourse deductions, such deductions must be allocated in accordance with the participants interests as determined by Regulations Section 1.704-2(e), which requires among other things that the partnership agreement contain a provision known as a "minimum gain chargeback." "Minimum gain" is defined as the amount of gain, if any, that would be realized by a partnership if it disposed of the property subject to the liability for no consideration other than the satisfaction of the liability. Thus, a minimum gain occurs each year the outstanding nonrecourse indebtedness at the end of the year exceeds the adjusted tax basis of the property at the end of the year. A "minimum gain chargeback" provision requires that, if there is a net decrease in partnership minimum gain for any taxable year, for that year each partner must be allocated items of partnership gain and income equal to that partner's share of the net decrease in partnership minimum gain, computed according to the manner prescribed in the Regulations. The Operating Agreement for the Fund contains a "minimum gain chargeback" and appears to otherwise comply with the requirements of Regulations Section 1.704-2(e).

      It is the opinion of counsel for the Fund, therefore, as of the date of this Memorandum, that, assuming that all the Investors and Managers have positive balances in their respective capital accounts (determined after adjusting such capital accounts as noted above) throughout the term of the Fund and that the after-tax economic consequences of the allocations made pursuant to the Operating Agreement do not violate the "substantiality" requirement imposed by the Regulations, it is more likely than not that the allocations to an Investor, if properly made in accordance with the Operating Agreement, will have substantial economic effect within the meaning of Section 704(b) of the Code. Counsel is unable to render an opinion on the allocation of losses or deductions where the Investors have negative balances in their respective capital accounts (adjusted as noted above) given the absence of an unlimited deficit restoration obligation by any of the Investors. It is assumed for purposes of this opinion that the allocations in the Operating Agreement do not, by design or in practice, provide for allocations to Investors based on their individual tax situation or status. Because the interpretation of certain aspects of the Regulations under Section 704(b) is still uncertain, no assurance can be given that the allocations contained in the Operating Agreement will not be challenged by the Service.

TAX-EXEMPT USE PROPERTY

      Units will be purchased by both tax-exempt entities and investors not exempt from taxation. Section 168(h)(6) of the Code provides that in certain instances where a limited liability company has as members both tax-exempt entities and persons or entities not exempt from taxation, a portion of the property owned by the limited liability company will be deemed tax-exempt use property that must be depreciated over the greater of 40 years or 125% of any long-term lease. Under Section 168(h)(6), unless the allocation of tax items under the Operating Agreement is determined to be a qualified allocation, any property owned by the Fund will be deemed to be tax-exempt use property to the extent of the tax-exempt entities' proportionate share of the Fund. A qualified allocation is an allocation to a tax-exempt
                                  -31-

entity that is consistent with the entity's being allocated the same distributive share of income, gain, loss, deduction, credit and basis during the entire period the entity is a partner, and which allocation has substantial economic effect as determined under Section 704(b)(2). The Operating Agreement provides for varying allocations of profits, losses and items of income of the Fund.

     Although the issue is somewhat uncertain because of the lack of clear guidelines in applicable Temporary and Proposed Regulations, counsel for the Fund has reviewed the allocation provisions contained in the Operating Agreement and believes that, pursuant to existing authority, such allocations are not qualified allocations under Section 168(h)(6). Although Investors that are tax-exempt entities will be allocated distributive shares of income, gain, loss, deduction, credit and basis in the same manner and in the same proportion that such items are allocated to Investors who are not tax-exempt entities, such allocations are not the same during the entire period that such entities are members. Therefore, it is likely that, to the extent of the interests of tax-exempt Investors in the Fund, a portion of the Fund's property will be depreciated over 40 years and that depreciation deductions to all Investors will be decreased in early years of operation as a result of this adjustment.

STATUS OF THE FUND AS OWNER AND LESSOR OF THE IMPROVEMENTS

      Although it is anticipated that the Fund will be treated as the owner of the properties, the Service has taken the position in certain situations that certain lease transactions should be treated as financing transactions with the result that, for federal income tax purposes, the lessor of the property is not treated as the owner and is not entitled to take depreciation and other deductions with respect to his or her investment. In several cases the Service has been sustained in court on this issue. In this regard, the Service has promulgated guidelines in Revenue Procedure 75-21, 1975-1 C.B. 715, indicating the conditions that must be satisfied in order to obtain an advance ruling that the lessor is the owner of property for federal income tax purposes. Some of these conditions may not be met by the Fund in its anticipated net leasing of the properties. Nevertheless, Revenue Procedure 75-21 expressly states that the guidelines do not define, as a matter of law, whether a transaction is or is not a lease and are not intended to be used for audit purposes.

      In recent cases in which the ownership status of the lessor
has   been  upheld  for  tax  purposes,  the  courts  have  given significant weight to such factors as (1) the presence of a third-party lender; (2) the possibility that the lessor will obtain material non-tax benefits from its ownership of the property; and
(3) the structuring of purchase options granted to the lessee in such a fashion that the purchase price is "fair" and there is no "economic compulsion" on the part of the lessee to purchase the property pursuant to such options. Moreover, in several recent cases, the courts rejected arguments by the Service that such factors as the net nature of the lease, the nonrecourse nature of the mortgage loan or the equivalence of rental payments due under the lease to debt service payments due under the mortgage loan evidence a lack of ownership by the lessor for tax purposes. See, e.g., DUNLAP V. COMMISSIONER, 74 T.C. 1377 (1980); SANDERSON
V. COMMISSIONER, 50 T.C. 1033 (1985); HILTON V. COMMISSIONER, 671 F.2d 316 (9th Cir. 1982).

      Leases entered into by prior Programs sponsored by the Managers and their Affiliates have, in general, contained terms indicative of ownership in accordance with the factors enumerated above. The Managers will continue to attempt to enter into leases that will result in the Fund being treated as the owner of the leased property. Nevertheless, the characterization of transactions as leases involves analysis of complex factual situations under evolving judicial doctrines and, because the Fund has not yet entered into any leases and no analysis thereof is possible, counsel for the Fund has not expressed an opinion on the status of the Fund as owner and lessor of properties.

STEPPED PAYMENT LEASES

      Under Section 467 of the Code, a lessor may be required to accrue rental income for income tax purposes during a taxable period in amounts that differ from the actual rental payments received during such period if (i) rental payments are made after the close of the calendar year following the calendar year in which the use of the property occurs, or (ii) rental payments increase over the term of the lease ("Section 467 Lease").

      If a lease is a Section 467 Lease but is not a disqualified leaseback or long-term agreement described below, the lessor must include in current income for any period rentals allocated by the lease to that period plus the present value of rentals allocated to such period but not paid until future periods. Accordingly,
                                  -32-

unless such a Section 467 Lease allocates rent to periods earlier than the payment date of such rent, Section 467 should not have any effect on the taxable income from such lease.

      If a lease that is a Section 467 Lease does not allocate rent to specific periods or, subject to certain exceptions, (i) is entered into in a leaseback transaction, or (ii) is for a term of in excess of 75% of the statutory recovery period for the property subject to the lease, and (iii) provides for increasing rents to avoid income taxation (a "disqualified leaseback or long-term agreement"), the lessor may be required to disregard actual rental payments and accrue and recognize as income in each lease period a constant amount which, if paid as of the close of each lease period under the rental agreement, would result in an aggregate present value equal to the present value of the aggregate payments required under the agreement.

      Proposed Treasury Regulations issued in June 1996 provide that a leaseback or long-term agreement will not be "disqualified" unless the total value of the rental payments reasonably expected to be made as of the date of the rental agreement exceeds $2 million. Furthermore, a leaseback or long-term agreement will not be "disqualified" unless a principal purpose for providing for increasing or decreasing rent is the avoidance of federal income tax. The avoidance of federal income tax will not be considered a principal purpose for providing for increasing or decreasing rent if either one of the following is true: (1) the rent allocated to each calendar year does not vary from the average rent allocated to all calendar years by more than 10%; or (2) all of the increases and decreases in rent are attributable to one or more of the following provisions: (i) a rental increase provision based on a percentage of the lessee's receipts, (ii) an adjustment based on a "reasonable price index,"
(iii) a provision requiring the lessee to pay third-party costs, or (iv) a rent holiday provision allowing reduced or no rent for a period at the beginning of the lease term if certain conditions are met.

      Lessors under leaseback or long-term agreements who are not required to accrue a constant amount must, upon disposition of the property subject to the lease, recapture as ordinary income the lesser of (i) the difference between the amount which would have been taken into account had the lessor been required to accrue a constant amount and the amount actually taken into account for the periods prior to the disposition or (ii) the gain realized.

     Prior Programs have entered into leases which may qualify as
Section 467 Leases. In certain instances, such agreements may require accrual of a constant amount or may require recapture on the disposition of the property subject to the lease. Because the Fund has not yet entered into any lease agreements, it is not possible to determine what treatment of the Fund's leases may be required under Section 467. If the Fund enters into agreements that require accrual of a constant amount, such an accrual could result in the Fund's recognition in certain years of a greater amount of income than is actually received. If, on the other hand, the Fund is required to recapture ordinary income on the disposition of property subject to its leases, the Fund will recognize ordinary income rather than capital gain to the extent of the recapture. For individuals, estates, and trust, ordinary income is currently subject to a top marginal rate of 39.6% while long-term capital gains (applicable in the case of property held over 18 months) are subject to a top marginal rate of 20%.

ORGANIZATION AND SYNDICATION COSTS AND OTHER PAYMENTS TO THE
MANAGERS

     The Managers and their Affiliates will be reimbursed for all costs incurred by the Managers or such Affiliates that are attributable to the Fund. Such reimbursements will include costs incurred in syndicating, organizing and managing the Fund, as well as an allocation of related general and administrative costs of the Managers and their Affiliates. The Managers will categorize reimbursements as start-up, syndication, organization, management or acquisition costs.

      Section 709 of the Code denies the Fund a deduction for amounts paid or incurred in connection with the issuance or marketing of Units ("syndication expenses"). However, under Sections 709 and 195 of the Code, amounts paid or incurred to organize  the  Fund ("organization expenses"), or  to  create  an active trade or business conducted by the Fund ("start-up expenses") may be amortized over a period of not less than 60 months. The Managers will allocate certain expenses between syndication, organization and start-up and may amortize certain organization and start-up expenses. There can be no assurance that the Service will accept the Managers' determination of the classification of the costs with respect to syndicating and organizing the Fund, and because the issue is factual in nature,
                                  -33-

counsel to the Fund has not issued an opinion on this issue.  The
Managers, however, will attempt to follow the applicable Treasury
Regulations relating to which costs qualify as organizational costs and which costs are deemed syndication costs.

      Acquisition Expenses incurred in connection with acquired properties will generally be added to the purchase price and amortized. All other reimbursements will be deducted as management expenses. The Service has successfully challenged the deductibility of such payments to general partners in other cases and may allege that such expenses reimbursed to the Managers or an Affiliate are not currently deductible by the Fund. The Managers believe that the management expenses to be reimbursed to the Managers or an Affiliate by the Fund will be deductible either under Code Section 707(a) (transactions between a limited liability company and a member acting in a capacity other than as a member of the limited liability company) or under Section 707(c) ("guaranteed payments" that are determined without regard to the income of the limited liability company), and such expenses will be paid for necessary and ordinary services rendered to the Fund. Upon audit, the Service may challenge the Managers' allocation of expenses, either on the basis of the nature of the reimbursements paid or on the basis that the reimbursements were paid to the Managers or an Affiliate for performing services within the normal scope of their duty as Managers and, therefore, may not be deducted. The deductibility of such reimbursements to be paid to the Managers or an Affiliate ultimately will depend upon, among other things, a factual determination of the nature of the services performed and cannot be predicted with certainty. The Fund's legal counsel has not issued an opinion on the deductibility of these expenses because their deductibility is inherently a factual issue that depends upon their amount or the appropriateness of the relevant items for reimbursement.

DEPRECIATION DEDUCTIONS

      1. GENERAL. The Code permits a taxpayer to claim depreciation deductions with respect to property used in a trade or business or held for the production of income. As a general rule the cost of acquiring or constructing an asset, including all costs incident to such acquisition or construction, may be included in the tax basis thereof for the purposes of computing cost recovery deductions.

       The Fund will claim depreciation, cost recovery and amortization deductions with respect to the properties it acquires to the extent permitted by the applicable Code provisions. Although such deductions will reduce the Fund's taxable income, they will also reduce the Fund's adjusted basis in the properties, thereby increasing the potential gain (or decreasing the potential loss) to the Fund upon the ultimate disposition of the properties. See "Sales of Fund Property and Foreclosure."

      2. MACRS. Under the Modified Accelerated Cost Recovery System ("MACRS"), tangible real or personal property (other than land) that qualifies as "recovery property" is eligible for MACRS deductions over specific statutory recovery periods. The applicable recovery period for nonresidential real property with a class life exceeding 27.5 years (which includes most commercial real property) is 39 years. The Fund intends to purchase only commercial properties. Accordingly, the Fund will depreciate most of its real properties over 39 years using the straight-line method. (But see "Income Tax Aspects--Tax-Exempt Use Property," above.) Under Rev. Proc. 87-56, certain real properties, including automotive service station buildings and car wash buildings, in which prior Programs sponsored by the Managers have invested, have class lives of less than 27.5 years and are not nonresidential real property subject to the 39-year recovery period. Automotive service stations and car washes are depreciated over a recovery period of 15 years. The MACRS deduction with respect to a property in the year of acquisition will be based on the number of months in which the property has been placed in service by the Fund, and each property will be deemed placed in service for MACRS purposes in the middle of the month in which it is placed in service by the Fund.

      A small portion of the property to be purchased by the Fund is expected to be five-year recovery property. Five-year recovery property is subject to a table delineating the amount deductible in each year. The table is based on the 200 percent declining balance method but converts to the straight line method to maximize depreciation in later years. During the first year the table incorporates a half-year convention. A new entity such as the Fund is subject to a short taxable year, thus reducing the first year cost recovery deduction to the amount specified in the aforementioned table multiplied by a fraction, the numerator of which is the number of months the Fund is involved in activity and the denominator of which is twelve. No investment tax credit will be available on the personal property of the Fund.
                                  -34-

      3. ALLOCATION OF PURCHASE PRICE. Allocation of the purchase price of a property among the various depreciable and nondepreciable assets is a factual question, and there can be no assurance that the allocations made by the Manager will be accepted by the Service. In determining the allocation of the purchase price between depreciable and nondepreciable assets, the Manager relies on its own experience and on reports of independent appraisal firms on similar properties acquired by affiliated Programs. Because none of the Fund's properties have been acquired and the issue depends on facts that are not yet determined, counsel to the Fund has not rendered an opinion on this issue. Adjustment of the allocation of the purchase price of a property could decrease Fund depreciation deductions thereby increasing Fund taxable income or decreasing Fund losses.

BASIS OF FUND INTEREST

      Subject to the at risk rules and the passive activity loss limitations (see "Personal Tax Consequences--Losses and Credits from Passive Activities"), an Investor is generally allowed to deduct his or her allocable share of Fund losses to the extent of the adjusted basis in the Investor's Units. Each Investor's adjusted basis of the Units initially will include his or her contribution to the capital of the Fund and the Investor's pro rata share of indebtedness as to which neither the Fund nor any Investor is personally liable ("nonrecourse liabilities"). Under the "at risk" rules, a taxpayer cannot deduct losses arising from an activity, including the activity of holding real property, to the extent such losses exceed the aggregate amount with respect to which the taxpayer is financially "at risk" in such activity. Generally, a taxpayer is "at risk" in the amount of his or her capital contribution plus his or her share of recourse liabilities and "qualified" nonrecourse liabilities within the meaning of Section 465(b)(6) of the Code. Although the Managers will attempt to ensure that financing, if any, that may be placed on properties in the future will be qualified nonrecourse financing, because that determination depends on facts not yet in existence, no assurances can be given that any loans actually obtained by the Fund will qualify as amounts at risk under
Section 465.

      An Investor's adjusted basis of his or her Units will increase by the Investor's distributive share of Fund income for each year and decrease by his or her distributive share of Fund losses and by distributions of cash and other property made by the Fund to him or her (and for this purpose the Investor's share of any reduction in principal of the Fund's indebtedness will be treated as a distribution of cash to the Investor); provided, however, that the adjusted basis may not be reduced below zero. In the event that the amount of Fund losses allocated to an Investor for any fiscal year exceeds the Investor's available basis of his or her Units, such excess losses may be carried forward to such time, if ever, such basis is sufficient to absorb such excess losses.
                                  -35-

NONLIQUIDATING DISTRIBUTIONS

       Nonliquidating  distributions  of  cash  to  an   Investor
generally will be regarded as a return of capital for tax purposes to the extent of a Investor's adjusted basis of his or her Units and serve to reduce such basis by an amount equal to the cash distributed. To the extent that the amount of cash distributed exceeds the Investor's adjusted basis of her or his Units prior to distribution, the Investor will recognize taxable gain. Nonliquidating distributions of property other than cash to an Investor will reduce the Investor's basis in his or her Units by an amount equal to the adjusted basis of the property in the hands of the Fund; provided, however, that the adjusted basis of her or his Units may not be reduced below zero. The distributed property will have a basis in the hands of the distributee Investor equal to its adjusted basis in the hands of the Fund, except that the basis of such property shall not exceed the adjusted basis of such Investor's Units reduced by the amount of any cash distributed in the same transaction.

SALES OF FUND PROPERTY AND FORECLOSURE

      In the event the Fund sells a property, gain will be recognized to the extent that the amount realized from such sale exceeds the Fund's adjusted basis in the property and loss will be recognized to the extent that the adjusted basis of the property exceeds the amount realized. The amount realized from the sale or other disposition of a property includes all cash received, all liabilities assumed and the fair market value of all property received other than cash. If a purchaser of a property assumes or takes subject to liabilities encumbering the transferred property, the amount of such liabilities represents consideration to be included in the amount realized by the Fund as though there had been a payment in a like amount.

      The federal income tax consequences of the foreclosure of a mortgage, deed of trust or other financing instrument with respect to a property depend on a number of factors. In general, however, the Investors will recognize taxable gain to the extent the foreclosed liability exceeds the adjusted basis of the property. If the property is sold in foreclosure for an amount greater than the applicable liability, the rules described in the preceding paragraph will apply.

      In the event of the disposition (including a sale as a result of foreclosure) of any depreciable real property within one year after acquisition (even if straight-line depreciation has been taken) or of any depreciable personal property, gain, if any, will be recaptured as ordinary income to the extent that depreciation has been previously allowed on the property. Further, in the case of an installment sale all depreciation to be recaptured as ordinary income will be recaptured in the year of sale without regard to the actual payment received in such year.

      If the Fund is considered a dealer in real estate at the time of any sale of a property, installment sale reporting of the amount of recognized gain will not be available. Therefore, an installment sale of property by the Fund could result in a recognition of income in an amount exceeding cash distributions from the Fund in the year of sale. If the Fund is not a dealer, deferral of recognition of income from an installment sale will be available, although under certain circumstances the amount of tax deferred may be subject to an interest charge denominated as additional tax.

      Under certain circumstances, the sale of property may not generate for the Investors net cash proceeds in amounts sufficient to cover the tax liabilities thereby created for the Investors. Such circumstances might include (i) the sale of a property on adverse terms, i.e., for gross proceeds that exceed the depreciated book value of the property by an amount significantly greater than the net proceeds after payment of the remaining principal amount of the related mortgage or deed of trust, (ii) the sale or transfer of a property pursuant to foreclosure of a mortgage, deed of trust or other financing instrument or (iii) the sale of a property for proceeds that include illiquid assets, such as promissory notes of the purchaser.

      Any gain or loss on the sale or other disposition of (a) property that is held by the Fund as a "dealer" or (b) property that is neither a capital asset nor a Section 1231 asset will be taxed as ordinary income or loss, as the case may be. The holding period required for long-term capital gain treatment (subject to a maximum federal tax rate of 20%) is more than 12 months.

      Losses from the Fund that Investors have been unable to deduct due to application of the passive loss limitation rules (see "Personal Tax Consequences--Losses and Credits from Passive Activities") may be applied against gains subsequently realized
                                  -36-

from sales of the properties of the Fund or Units. Any losses remaining after such application in the event of a complete liquidation of an Investor's interest in the Fund may be applied against other income of the Investor, whatever the source.

SALE OF UNITS

     INVESTORS MUST RECOGNIZE THAT NO PUBLIC MARKET FOR UNITS MAY
EXIST AT SUCH TIME AS AN INVESTOR WISHES TO SELL HIS UNITS.

      Any  gain  or  loss realized by an Investor who  is  not  a
"dealer" upon the sale, exchange or assignment of Units (including contribution to a charitable organization) generally will be treated as capital gain or loss. However, under present law, the portion of the sales proceeds attributable to the Investor's share of the Fund's unrealized receivables and inventory items that have appreciated substantially in value will give rise to ordinary income. For this purpose, unrealized receivables of the Fund include depreciation recapture property to the extent that any gain realized if the Fund had sold such property at its fair market value would have been taxed as ordinary income (as described above, with respect to depreciation recapture) and inventory items include all items of the Fund that, if sold by the Fund or if held by the selling Investor and sold by him, would have been taxed as ordinary income either because the property was neither a capital asset nor a "Section 1231 asset" or because the Fund or the selling Investor would be a "dealer" in such property. Furthermore, in determining the amount received upon the sale or exchange of a Unit, an Investor must take into account his share of any reduction of the nonrecourse partnership liabilities. Accordingly, an Investor's gain on the sale or exchange of Units may substantially exceed the cash proceeds therefrom, and the income taxes payable with respect to such gain also may exceed such cash proceeds.

      A gift of Units by an Investor may result in the imposition of income tax on such Investor if the gift is made at a time when his share of the Fund's nonrecourse liabilities exceeds the basis of the Units that are the subject of the gift. The taxable income resulting from a gift of Units would be equal to the amount by which the Investor's share of nonrecourse partnership liabilities exceeds his basis in the Units given. Such a gift also may result in a federal gift tax being imposed upon the donor.

      In the event of a transfer of all or part of the Units of any Investor, the Fund may elect pursuant to Section 754 of the Code to adjust the transferee's share of the basis of the assets of the Fund. Pursuant to the Operating Agreement, the Manager has sole discretion to determine whether such adjustment to the basis of the assets of the Fund shall be made. Because of the complexities and added expense of the tax accounting required to implement such an election, the Manager does not intend to cause the Fund to make the Section 754 election. Therefore, any benefit that might be available to the Investors by reason of such an election probably will not be available. Moreover, an Investor may have greater difficulty in selling his Units or may realize a lower sales price since the purchaser will obtain no current tax benefits from his investment to the extent that his cost of such investment exceeds his allocable share of the Fund's basis in its assets.

LIQUIDATION OF THE FUND

     Upon the liquidation of the Fund, an Investor will recognize taxable gain to the extent that any money distributed to the Investor exceeds the adjusted basis of such Investor's interest in the Fund. An Investor will recognize a loss upon liquidation of his or her Fund interest only if he or she receives liquidation distributions from the Fund consisting solely of money, unrealized receivables or inventory items and then only to the extent that the adjusted basis of his or her interest in the Fund exceeds the basis of the items distributed to him. In the event other property is distributed to a Investor as a liquidation distribution, the basis of such other property in the hands of the Investor shall be equal to the adjusted basis of such Investor's interest in the Fund reduced by any money distributed to such Investor in the same transaction.

TAX SHELTER REGISTRATION
                                  -37-

      Section 6111 of the Code requires tax shelters, as defined therein, to register with the Service. The Manager has determined, however, that the Fund does not fall within the Code's definition of a tax shelter, and, therefore, the Manager does not intend to register the Fund as such.

TAX AUDIT, RETURNS AND PENALTIES

      The Manager will arrange for the preparation and filing of all necessary tax returns for the Fund. The Manager also will serve as the "tax matters partner" pursuant to Section 6231 of the Code. This Section of the Code grants the Manager certain discretion and authority regarding extensions of time for assessment of additional tax against Investors related to Fund income, deductions or credits and settlement or litigation of controversies involving such items. This is significant because controversies regarding determination of Fund taxable income will be resolved, under regulations, through settlement or litigation at the Fund level. Investors are required to report any item of income, gain or loss consistently with the reporting of such item by the Fund, unless a specific explanation of the inconsistency is included with the affected income tax return.

      Each Investor whose interest in revenues of the Fund is one percent or more will receive notice of any tax controversy from the Service. Each Investor will have the right to participate in settlement or litigation of any tax controversy if such right is exercised timely. Investors who do not reserve their right to reject settlements accepted by the Manager will be bound by the settlement. All Investors will be bound by the outcome of any litigation that may result.

      A penalty is imposed under Section 6662 of the Code for substantial understatement of tax liabilities in certain cases. Provided the principal purpose of the investment is not evasion or avoidance of tax, the penalty does not apply if either there was "substantial authority" for treatment of the item that is later adjusted or the relevant facts regarding such item were disclosed in the return. In the case of a Fund item, the disclosure is to be made in the Fund's return, but may also be made in the individual Investor's return after satisfaction of additional procedural requirements. Should it be determined that the Fund constitutes a "tax shelter," a penalty for substantial understatement of tax, if otherwise appropriate, would not be avoided by disclosure. In such case, the tax treatment of the item in question would require support of substantial authority and, in addition, the individual Investor's belief that his or her treatment was "more likely than not" the proper treatment. There is little guidance available on the interpretation of the term "tax shelter" for purposes of Section 6662 and it is unclear whether the Fund constitutes a tax shelter. Should an adjustment be sustained to the Fund's returns where proper disclosures were not made and there was not "substantial authority" supporting the position taken, a penalty could be assessed against each Investor for 20% of any underpayment of taxes by such Investor exceeding the greater of 10% of such Investor's correct tax or $5,000 for individuals and $10,000 for corporations.

      With respect to Investors who are individuals, closely held corporations or personal service corporations, Section 6662 of the Code imposes a penalty of 20% on all underpayments of tax attributable to a "valuation overstatement." A valuation overstatement results when the value or basis of property or a depreciable component thereof is represented for income tax purposes to be 200% or more of its actual value or basis. Furthermore, the penalty increases to 40% of the underpayment in the case where the value or basis of property is represented to be 400% or more of its actual value or basis.

     Generally, the period during which the Service can assess an income tax deficiency is three years. The statute of limitations for adjusting Fund items of entities registered under federal securities laws (such as the Fund) extends until the later of three years after the entity's return is filed or one year after the name and address of a investor against whom the deficiency is assessed is provided to the Service if such name and address does not appear on the entity's return. In the case of fraud by others or a substantial omission of gross income from an entity's return, the period for assessment for an investor can be extended to six years. The running of the applicable assessment period is suspended during the pendency of an audit proceeding and for one year thereafter.

PERSONAL TAX CONSEQUENCES
                                  -38-

      The provisions of the Code discussed below may have tax consequences to investors beyond their investment in the Fund, and the applicability of such provisions to an investment in the Fund must be considered with regard to the total individual tax situation of the investor, which is beyond the scope of the tax discussion contained in this Prospectus.

      1. INVESTMENT BY QUALIFIED PLANS/UBTI. Qualified Plans, although generally exempt from federal income taxation under
Section 501(a) of the Internal Revenue Code, nevertheless are subject to tax to the extent that their unrelated business taxable income ("UBTI") exceeds $1,000 during any tax year. An allocable portion of income from property that is "debt-financed property" will constitute UBTI. Debt-financed property is generally defined to mean any property as to which there is "acquisition indebtedness." Acquisition indebtedness includes indebtedness incurred in acquiring or improving a property, indebtedness incurred before acquisition or improvement if such indebtedness would not have occurred but for the acquisition or improvement, and indebtedness incurred after acquisition or improvement if reasonably foreseeable at the time of acquisition or improvement.

      To the extent that any properties of the Fund are financed with acquisition indebtedness, Qualified Plans investing in the Fund will be required to recognize UBTI. If a Qualified Plan's share of UBTI from the Fund together with UBTI from other investments of the Qualified Plan exceeds $1,000 during any tax year, the Qualified Plan will be required to pay federal income tax on the UBTI. If any of the Fund's properties are financed with acquisition indebtedness, an allocable portion of the income directly associated with such financed properties reduced by an allocable portion of the deductions directly associated with such financed properties will be treated as UBTI. The allocable portion will be equal to the average acquisition indebtedness outstanding on such properties for the taxable year to the average adjusted basis of the property during the taxable year. When the Fund disposes of a property with acquisition indebtedness, the Qualified Plan will be required to recognize an allocable portion of the gain as UBTI based on the ratio between the highest amount of acquisition indebtedness during the 12-month period ending with the date of sale or disposition and the average adjusted basis of the property during the taxable year.

      The portion of the Fund's income that is not deemed to be UBTI will continue to be exempt for a Qualified Plan even if a portion of the Fund's income is deemed to be UBTI. Moreover, such UBTI will not affect the Qualified Plan's tax status or its exemption from taxation of normal investment income from other sources.

     In considering an investment in the Fund of a portion of the assets of a Qualified Plan, a fiduciary should consider (i) whether the investment is in accordance with the documents and instruments governing the Qualified Plan, (ii) whether the investment satisfies the diversification requirements of
Section 404(a)(1)(C) of the Employee Retirement Income Security Act of 1974 ("ERISA") and (iii) whether the investment is prudent, since there will not be a market in which to sell or otherwise dispose of the Units.

     ERISA requires that the assets of a Qualified Plan be valued at their fair market value at least annually. As of the close of each fiscal year of the Fund, each Qualified Plan that is an Investor will be provided with an annual statement of estimated value of each Unit based on the estimated value of the properties and other Fund assets.

      2. INVESTMENT BY CHARITABLE REMAINDER TRUSTS/UBTI. THE FUND IS NOT AN APPROPRIATE INVESTMENT FOR A CHARITABLE REMAINDER TRUST BECAUSE SUCH AN INVESTMENT WOULD LIKELY CAUSE ALL OF THE TRUST'S INCOME TO BE SUBJECT TO FEDERAL TAX. Under the Code, charitable remainder trusts (which include charitable remainder annuity trusts and charitable remainder unitrusts) are generally exempt from federal income tax. A charitable remainder trust, however, loses its exemption from income tax if it has any amount of UBTI. UBTI is defined to include all or a portion of the gross income derived from debt-financed property, which is property with respect to which there exists "acquisition indebtedness." Since the Fund intends to borrow money to purchase one or more of the properties that it acquires, the Fund will have "acquisition indebtedness" with respect to such properties, and a charitable remainder trust, as a Member, would be deemed to have its proportionate share of such acquisition indebtedness. Therefore, a charitable remainder trust that invested in the Fund (either directly or indirectly, through a partnership or another entity taxable as a partnership) would derive at least some unrelated business taxable income from that investment, which would cause all of its income to become subject to federal income tax.
                                  -39-

     3. LIMITATION ON INVESTMENT INTEREST DEDUCTIONS. The Code imposes limitations with respect to the deduction of interest on investment indebtedness. For individuals, the amount of investment interest (as defined below) otherwise allowable as a deduction in any taxable year will be limited to the amount of net investment income. Investment interest is interest paid or accrued on indebtedness incurred or continued to purchase or carry property held for investment. However, interest on liabilities on Fund properties and on debt incurred to acquire Units will not be considered "investment interest" under the Code with respect to Investors, but will be considered a deduction attributable to a passive investment activity subject to the passive loss limitations discussed below.

     4. DEDUCTIBILITY OF INTEREST INCURRED TO PURCHASE OR CARRY TAX-EXEMPT OBLIGATIONS. In the case of an Investor who holds tax-exempt securities and plans to borrow money to purchase his
Units, it is possible that the Service may seek to disallow the deductibility of all or a portion of such investor's expenses incurred in connection with such borrowing, claiming that the indebtedness was incurred to "purchase or carry" tax-exempt
securities  under Section 265(2) of the Code.   Such  risk  would
substantially   increase   for  an  investor   whose   tax-exempt
obligations were used as security for the debt incurred to purchase Units.

      5.    LOSSES  AND  CREDITS FROM PASSIVE ACTIVITIES.   Under
Section 469 of the Code, losses from a "passive activity" are deductible only to the extent of the income from such activity and other passive activities. Passive activity losses that are not deductible because of inadequate passive activity income are carried forward and become deductible against future passive activity income or upon complete liquidation of the taxpayer's interest in the activity. Credits from passive activities are, in general, limited to the tax attributable to income from passive activities. Passive activities include trade or business activities in which the taxpayer does not materially participate and presumptively include holders of a limited liability company interest such as Units in the Fund. Accordingly, to the extent losses or deductions from passive activities of the Fund, when combined with deductions from all other passive activities of such Investor, exceed the Investor's income from passive activities, the excess losses or deductions will be suspended and carried forward to future years until applied.

     On final disposition of all of the Units held by an Investor or liquidation of the Fund, any losses attributable to the Fund not previously deducted by the Investor due to application of
Section 469 of the Code, together with any losses recognized as a result of such final disposition or liquidation, will be allowed as a deduction against income in the following order: (i) passive income or gain from the Fund, (ii) net income or gain from all passive activities and (iii) any other income or gain (subject to limitations on the deductibility of capital items). (But see "Income Tax Aspects--Publicly Traded Partnerships," above.)

       Gross income from interest, dividends, annuities or royalties not derived in the ordinary course of a trade or business, expenses allocable to such gross income, and gain or loss attributable to the disposition of property producing such gross income or property (other than an interest in a passive activity) held for investment, are not taken into account in computing income or loss from passive activity but, instead, are considered "portfolio income items." If a limited liability company holds assets producing portfolio income items in addition to the assets used in its trade or business, the gross income (and gain or loss) from and expenses allocable to such portfolio assets are considered to arise from an activity which is separate from any passive activity engaged in by the limited liability company. Also, that portion of any gain from the sale of an interest in such a limited liability company will be considered a portfolio income item to the extent the underlying assets determined on an applicable date generate portfolio income items. Income, gain or loss attributable to an investment of working capital is treated as a portfolio income item.

      The taxpayer's net aggregate loss and net aggregate credit from passive activities are to be allocated to activities, and within activities, on a pro rata basis as prescribed by Treasury Regulations. Whether a particular property constitutes a single activity or part of a larger activity is relevant in determining the amount of suspended passive losses (if any) for the activity and whether suspended passive losses (if any) are deductible upon disposition of such property.

     Under IRS regulations, the Fund will have some discretion as to whether to treat each of the properties that it acquires and leases as a separate "activity" for purposes of the passive activity loss rules, or to aggregate some or all of its properties as a single "activity." If the Fund chose to treat the operation of different properties as a single activity, the Investors would be required to adopt the same treatment on their own tax returns. The aggregation or separation of the Fund's operations with respect to different properties as a single "activity" or as multiple "activities" can have tax consequences
                                  -40-

to the Investors when the Fund finally disposes of a property. Upon complete disposition of an interest in a passive activity, previously suspended passive losses attributable to that activity, as well as any losses sustained from the operation of the activity during the year of disposition and any loss realized on the disposition, can be used to offset income from other sources, including non-passive income. Because it is likely that the administrative burdens at the Fund level and to Investors of accounting for each property separately for tax purposes would be more costly than any tax advantages, and because it is anticipated that the Fund will generate net income against which losses can be offset, the Managers do not currently intend to treat each property as a separate entity. If it appears more favorable in the future to account separately for properties, the Managers will take all steps possible to obtain such treatment.

      The Manager intends to conduct the Fund's affairs in a manner so that an Investor's distributive share of Fund income derived from the Fund's real estate rental activities will constitute passive activity income which may be utilized by such Investor as an offset against passive activity losses. In the opinion of counsel for the Fund, and subject to Treasury Regulations which may be adopted in the future, it is more likely than not that the real estate rental activities of the Fund, from which the Fund does not derive the equivalent of a guaranteed return or portfolio income or other item not allocable thereto, will constitute passive activities with respect to an Investor, and therefore that an Investor's distributive share of Fund income or loss (computed without taking into account portfolio income items and other non-passive activity items, if any) will constitute income or loss from passive activities. Interest income earned on the proceeds of the offering of Units prior to the investment of such proceeds in real property and income (or loss) attributable to working capital investments will be treated as portfolio income items, and losses from passive activities will not offset an Investor's share of income derived from such portfolio income items.

      Investors should note that any passive activity income derived from investment in the Fund may reduce a passive activity loss of an investor which is an individual (or under certain circumstances an estate) attributable to a rental real estate activity with respect to which the individual actively participated that might otherwise be deducted against non-passive activity income under a special rule permitting qualified individuals (with adjusted gross income below a specified level) to deduct up to $25,000 of losses from such rental real estate activities. Furthermore, Section 469 of the Code provides the Service with broad authority to prescribe regulations to carry out the provisions of Section 469 in addition to those regulations discussed above, and there can be no assurance as to the content of any such regulations.

      6. INDIVIDUAL AND CORPORATE TAX RATES. For individuals, long-term capital gains (for capital assets held over 12 months) are subject to a maximum tax rate of 20% while ordinary income is subject to a maximum effective rate of 39.6% (resulting from a combination of a top marginal rate of 36% (applicable to taxable income in excess of $155,950 for joint returns in 1998) and a 10% surtax (applicable to taxable income in excess of $278,450 for joint returns in 1998)). Effective tax rates may be slightly higher after phase-out of personal exemptions and disallowance of itemized deductions for higher-income taxpayers. The maximum rate on the taxable income of corporations (including net capital gains) is 35%.

      7. Minimum Tax. Taxpayers are subject to an "alternative minimum tax" in addition to the regular income tax. The alternative minimum tax for noncorporate taxpayers is the excess of (i) 26% of the first $175,000 of the amount by which the alternative minimum taxable income exceeds the applicable exemption amount ($45,000 for surviving spouses and married persons filing joint returns, $33,750 in the case of single taxpayers, and $22,500 in the case of estates, trusts, and married  taxpayers  filing  separate returns)  plus  28%  of  the taxable excess that is greater than $175,000, over (ii) the taxpayer's regular federal income tax. For corporate taxpayers, the alternative minimum tax is the excess of (i) 20% of the amount by which the alternative minimum taxable income exceeds the exemption amount of $40,000, over (ii) the corporation's regular federal income tax. Such exemption amount is reduced by 25% of the amount by which alternative minimum taxable income exceeds $150,000 (for corporations, surviving spouses and married persons filing jointly), $112,500 (for single taxpayers) and $75,000 (for estates, trusts and married taxpayers filing separate returns).

      Alternative  minimum  taxable  income,  generally,  is  the taxpayer's adjusted gross income increased by the amount of tax preference items and decreased by deductions for certain charitable contributions, medical expenses, casualty losses, certain home mortgage interest, and other interest expense to the extent of qualified net investment income. Minimum tax paid with respect to certain preferences may be carried forward indefinitely as a credit against regular tax liability. Each
                                  -41-

Investor must include his allocable share of the Fund's income and tax preference items in computing his alternative minimum tax liability.

      Passive losses, such as operating losses from the Fund, if any, are not allowed in determining alternative minimum taxable income to the extent they exceed alternative minimum taxable income from passive activities. In applying these limitations, minimum tax rules apply to the measurement and allowability of all relevant items of income, deduction and credit. The amount of any passive loss that is subject to disallowance is determined after computing all preferences and making all other adjustments to income that apply for minimum tax purposes. Thus, the amount of suspended losses attributable to passive activities may differ for minimum and regular tax purposes. Prospective investors are urged to consult their tax advisors with respect to the effect of the alternative minimum tax on their specific situations.

      7. Activities Not Engaged in for Profit. Section 183 of the Code provides that certain deductions attributable to any activity not engaged in for profit will be disallowed to the extent that such claimed deductions exceed the gross income from the activity. This section does not limit the deductibility of expenses that would be allowable without regard to whether the activity is engaged in for profit, such as real estate taxes and certain amounts of interest. If the gross income from an activity for two or more of five consecutive years exceeds the deductions attributable to such activity, then such activity shall be presumed to be an activity engaged in for profit unless the Service establishes otherwise. Where the deductions claimed exceed the gross income (which may be the case in the Fund's first several years) for more than two of five taxable years, there is a possibility that the Service will claim that the activity was not engaged in for profit and, therefore, will limit the amount of the deduction allowed. The provisions of Section 183 may be applied by the Service to Investors individually, even though the Fund may be considered to have the requisite profit objective. If such a position was asserted successfully against either the Fund or an individual Investor, a significant advantage of investing in the Fund would be lost.

     In determining whether an activity is engaged in for profit, Treas. Reg. 1.183-2 provides that the Service will consider objective standards, taking into account all the facts and circumstances of each case. Included among the factors that are normally taken into account in making such determination are an indication that the taxpayer carried on the activity as a business, the expectation that assets used in the activity may appreciate in value, the financial status of the taxpayer, and the absence of elements of personal pleasure or recreation. In the past the Service has applied Section 183 primarily to investment in activities that have elements of personal benefit or recreation, such as hobby farms or vacation homes, and tax shelters that have very substantial tax benefits combined with little likelihood of any economic return other than those benefits. The Fund does not appear to fall within any of those categories. Counsel for the Fund has expressed no opinion with respect to this issue because of the inherently factual nature of the issues involved in proposed operations of the Fund, and because the individual circumstances and judgment of each Investor are essential determinants.

      8. Foreign Investors. Although this discussion is not intended to describe foreign or federal tax consequences of an investment in the Fund by foreign investors, it should be noted that the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") taxes nonresident aliens and foreign corporations on gains from the disposition of United States real property interests as if such taxpayers were engaged in a trade or business in the United States. If the Fund disposes of properties or if a foreign Investor disposes of an interest in the Fund, the foreign Investor may be subject to tax and withholding as a result of the disposition.

     Furthermore, the Fund is required to withhold federal income tax on amounts of income allocable to foreign Investors (rather than amounts actually distributed to them). The rates of withholding are 35% of the amount of income allocable to a foreign Investor that is a corporation and 39.6% of the amount of income allocable to any other foreign Investor. The Fund is obliged to make estimated quarterly withholding payments based on annualized taxable income.

      9. Carryover Basis and Estate Planning Considerations. The tax basis of inherited property is its fair market value at the date of death (or the date of alternate valuation if that date is elected for estate tax return purposes). The fair market value of a Investor's Units will be includable in his gross estate for federal estate tax purposes and could cause estate tax to be paid even though the Units are illiquid assets that may not be able to be sold to generate cash to pay such estate tax. Each
                                  -42-

prospective  investor  should  consult  with  his  personal   tax
advisers concerning the impact of an investment in a Unit on his personal estate planning.

State Income Taxes

      This Prospectus does not summarize the state income tax consequences of owning a Unit in the various states in which investors may reside or of owning property in the various states in which the Fund may acquire properties. An Investor is advised to consult with his own tax counsel as to the state income tax consequences in his particular state of residence.

      The foregoing discussion is general in nature and by no means is intended to cover all of the tax issues that might affect any investment in the Fund. IN VIEW OF THE COMPLEXITY OF THE TAX ASPECTS OF THE OFFERING, PARTICULARLY IN LIGHT OF CHANGES IN THE LAW AND THE FACT THAT CERTAIN OF THE TAX ASPECTS OF THE OFFERING WILL NOT BE THE SAME FOR ALL INVESTORS, PROSPECTIVE INVESTORS ARE STRONGLY ADVISED TO CONSULT THEIR TAX ADVISERS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION PRIOR TO INVESTMENT IN THE FUND.
                                  -43-

                        RESTRICTIONS ON TRANSFER

      It is anticipated that there will never be a public market for the Units and, therefore, an Investor should not expect to readily liquidate this investment or to use the Units as collateral for a loan. If an Investor wishes to transfer his or her Units, or any portion thereof, he or she might not be able to find a buyer for such Units due to market conditions or the general illiquidity of the Units. Moreover, if an Investor was able to sell his or her Units, depending upon the price he or she negotiated, he or she might receive less than the amount of his or her original investment. No representation is made that the Units could be resold for their original purchase price.

       The Operating Agreement allows transfers, other than Permitted Transfers, only to the extent that they comply with certain safe harbors created by the Service from treatment as a "publicly traded partnership" for tax purposes. See "Income Tax Aspects--Publicly Traded Partnerships." Counsel for the Fund has advised the Managers that such limitations are necessary to fall within the safe harbor provisions from treatment as a publicly traded partnership for tax purposes.

      Under presently applicable "Blue Sky" guidelines, except in the case of a transfer by gift, inheritance, intra-family transfer, or marital dissolution, each transferee of Units must generally satisfy minimum investment and investor suitability standards similar to those that were applicable to the original offering of Units, and following a transfer of less than all his Units, each transferor must retain a sufficient number of Units to satisfy the minimum investment standards applicable to his initial purchase of Units. Pursuant to the Operating Agreement, any substituted Investor must, as a condition of receiving any interest in the Fund, agree in the instrument of assignment to become an Investor and pay reasonable legal fees and filing costs in connection with his substitution as an Investor. Transfer of Units will be recognized by the Fund only as of the last day of the month in which written evidence respecting the assignment is received by the Fund in form satisfactory to the Managers.

                    SUMMARY OF OPERATING AGREEMENT

      The Operating Agreement to be executed by each investor pursuant to a power of attorney is included as Exhibit A hereto and it is recommended that each prospective investor and his advisors carefully review the entire document. The following summarizes certain provisions of the Operating Agreement. All statements made below and elsewhere in this Prospectus relating to the Operating Agreement are qualified in their entirety by reference to the Operating Agreement.

      Certain provisions of the Operating Agreement are described in other sections of this Prospectus. For a discussion of compensation and payments to the Managers and their Affiliates, see "Compensation to Managers and Affiliates"; for a discussion of the distribution of cash by the Fund and the allocation of profits and losses for tax purposes, see "Cash Distributions and Tax Allocations"; for a discussion of the Fund's investment objectives and policies, see "Investment Objectives and Policies"; for a discussion of the liability of the Managers to the Fund for their acts or omissions and of the indemnification of the Managers by the Fund, see "Managers--Fiduciary Responsibility"; for a discussion of the reports to be received by the Investors from the Fund, see "Reports to Investors."

TERM AND DISSOLUTION

      The Operating Agreement provides that the Fund will be dissolved and liquidated on December 31, 2048 or upon the election of Investors holding a majority of the Units, the sale or disposition of the final asset of the Fund, the final decree of a court that such dissolution is required under law, or in the event that the Managers withdraw without a successor either being appointed by the withdrawing Managers or being elected by Investors holding a majority of the Units.

RETURN OF CAPITAL

      Prior to the dissolution and subsequent liquidation of the Fund, no Investor will have the right to demand the return of his capital contribution except in the event the Fund is unable to fully utilize the offering proceeds, either by purchasing
                                  -44-

properties or through joint ventures with other similar Funds, or in the event the Fund agrees to repurchase such Investor's Units.
Repurchase of Units

      Commencing 36 months from the date of this Prospectus, and subject to certain conditions discussed in the Operating Agreement, the Fund will repurchase an Investor's Unit(s) upon the written request of the Investor. The per Unit repurchase price will be equal to 80% of the net value of the Fund's assets, as estimated by the Manager, divided by the number of Units outstanding. For such purposes, the Manager will base the net value of the Fund's assets on the discounted present value of the rental income from Fund properties, on the most recent price at which Units have been purchased by third parties, or such other method as it believes is reasonable. The Managers will calculate and make available to Investors on the first business day of January and July of each year the price at which Units may be presented for repurchase. The Fund's obligation to repurchase Unit(s) is limited in any year to five percent of the number of Units outstanding at the beginning of the year of repurchase.

      Investors will be allowed to present their Units for repurchase during two different periods in each year. Investors desiring to have their Units repurchased will be required to submit to the Manager notification on a form supplied by the Manager of the number of Units for which they are requesting repurchase. The notification must be postmarked after January 1 but before January 31, or after July 1 but before July 31 of the year of repurchase. If Units totaling more than five percent are tendered, repurchase requests with the earliest postmarks will be honored first. Units will be repurchased on March 31 and September 30 of each year and any Investor who tenders Units that are not repurchased must retender the Units in succeeding periods if he or she wants the request reconsidered. The Fund is not obligated to repurchase any Unit(s) if doing so would, in the discretion of the Managers, impair the Fund's ability to continue operations. Repurchases will be funded out of either (i) Fund revenues otherwise distributable to Investors or (ii) Fund borrowings. No assurances can be given that such revenues or borrowings will be available or that the Fund will be able to repurchase any or all of the Units tendered. A repurchase will result in less Net Cash Flow or Net Proceeds of Sale being distributed to remaining Investors in the year of repurchase, but will not result in a reduction of taxable income or gains to such Investors. In addition, a repurchase may result in certain adverse tax consequences to the tendering Investor. See "Income Tax Aspects--Sale of Units."

DISTRIBUTION REINVESTMENT PLAN

      The Managers have established a Distribution Reinvestment Plan (the "Plan") to enable Investors who so elect in writing ("Participants") to have their distributions of Net Cash Flow ("Distributions") from the Fund reinvested in additional Units of the Fund during the period of the offering pursuant to this Prospectus. The Managers, in their discretion, may determine not to provide such a reinvestment plan or to terminate the Plan at any time. The Plan provides for the direct purchase by the reinvesting Investor of Units at the public offering price per Unit ($1,000).

      No Distributions accrued to a Participant prior to release of funds from escrow and execution of the Operating Agreement will be reinvested in the Plan. Instead, such Distributions will be distributed in cash to Participants.

      All other Distributions to Participants will be reinvested promptly, but in any event within 30 days after the date of the Distribution, in additional Units or fractional Units at the public offering price per Unit ($1,000), provided that:

           (1) the sale of Units continues to be registered or qualified for sale under federal and applicable state securities laws;

           (2) each continuing Participant has received a current prospectus relating to the Fund, including any supplements thereto, and executed a confirmation within one year of such reinvestment indicating such Participant's intention to
     purchase   units  in  the  Fund  and  confirming  that   the
     Participant continues to satisfy the investor suitability requirements; and

           (3) there has been no distribution of Net Proceeds of Sale or Refinancing.
                                  -45-

The Plan will terminate upon completion of the public offering of the Units pursuant to this Prospectus. If at any time one of the requirements set forth above is not satisfied, Distributions will be paid in cash to Participants as of the Distribution date.

EACH INVESTOR PARTICIPATING IN THE PLAN AGREES THAT, IF AT ANY TIME SUCH INVESTOR FAILS TO MEET THE FUND'S INVESTMENT SUITABILITY STANDARDS OR CANNOT MAKE THE OTHER INVESTOR REPRESENTATIONS OR WARRANTIES SET FORTH IN THE THEN CURRENT FUND PROSPECTUS, THE SUBSCRIPTION AGREEMENT, OR THE OPERATING AGREEMENT RELATING THERETO, HE OR SHE WILL PROMPTLY NOTIFY THE MANAGER IN WRITING.

     Investors should note that affirmative action is required to change or withdraw from participation in the Plan. Change in or withdrawal from participation in the Plan shall be effective only with respect to distributions made 30 days following receipt by the Managers of written notice of such change or withdrawal. In the event a Investor transfers his or her Units, such transfer will terminate such Investor's participation in the Plan as of the first day of the quarter in which such transfer is effective.

      Selling commissions may be paid by the Fund in amounts not to exceed eight percent with respect to any Units purchased with reinvested Distributions. Each Participant is permitted to identify, change or eliminate the name of his or her account executive at a participating dealer. Identification of such account executive may be changed or eliminated for subsequent Distributions. In the event no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a dealer agreement with the Fund or a subsequent Program, no selling commission will be paid with respect to Distributions which are then reinvested, and the Fund will retain for additional investment in real estate any amounts otherwise payable as commissions. All holders of Units, based on the number of Units outstanding, will receive the benefit of the savings realized by the Fund from investors who do not identify account executives.

      No reinvestment fee or charge will be offset against any reinvested distributions pursuant to the Plan. The cost of administering the Plan will be considered an organization and offering cost of the Fund and the actual cost of administering such Plan may be reimbursed to the Managers in accordance with the limitations on reimbursements for Organization and Offering Expenses.

      Following each reinvestment pursuant to the Plan, each Participant will be sent a statement showing the distributions received and the number and price of Units issued to such Participant. TAXABLE PARTICIPANTS WILL INCUR TAX LIABILITY FOR FUND INCOME ALLOCATED TO THEM EVEN THOUGH THEY HAVE ELECTED NOT TO RECEIVE THEIR DISTRIBUTIONS I CASH BUT RATHER TO HAVE THEIR DISTRIBUTIONS REINVESTED IN THE PURCHASE OF UNITS OR IN INTERESTS IN A SUBSEQUENT PROGRAM.

     The Fund reserves the right to amend any aspect of the Plan, or to terminate the Plan, with respect to any Distribution subsequent to notice of such amendment or termination, provided that notice is sent to all Participants at least 10 days prior to the record date for the Distribution. The Managers also reserve the right to assign the administrative duties of the Plan to a reinvestment agent who may hold Units on behalf of participants, provide reports to Participants, and satisfy other record keeping requirements.

      Investors may also be given the opportunity to reinvest distributions from the Fund in interests of a Program having substantially identical investment objectives as the Fund, if affiliates of the Managers publicly offer such Program interests after the termination of the offering of Units pursuant to this Prospectus. Investors would be allowed to reinvest distributions from the Fund in a subsequent Program only if (i) the subsequent program is registered under federal and applicable state securities laws, (ii) the subsequent program has substantially identical investment objectives, (iii) reinvesting Investors are afforded the revocation rights described above with respect to such reinvestments and the payment of commissions on such reinvestments, and (iv) each participating Investor receives the prospectus relating to such subsequent program and satisfies the investment qualifications, including minimum investment requirements, for such subsequent offering.

     Nothing herein shall be construed as obligating the Managers or  any  Affiliate to continue the offering of Units or to  offer
units   in   any  subsequent  real  estate  Programs  or   permit
reinvestment therein.
                                  -46-


LIABILITIES OF INVESTORS

      No Investor will be liable for any obligations of the Fund in excess of the capital contribution he or she has agreed in the Operating Agreement to make by signing a Subscription Agreement plus his or her share of undistributed net income; except that an Investor receiving a return of his or her capital contribution will be liable to the Fund, for a period of one year if such capital contribution was returned in accordance with the Operating Agreement and for a period of six years if it was not, for any sum, not in excess of such returned capital contribution with interest, necessary to discharge the liabilities to all creditors who extended credit, or whose claims arose, before such capital contribution was returned. Investors will not have the right to a return of their capital contributions except in accordance with the distribution and repurchase provisions of the Operating Agreement.

RIGHTS, POWER AND DUTIES OF THE MANAGERS

      The Managers will have the exclusive right to manage the business of the Fund. The Managers will be responsible for the selection, acquisition, sale, financing, refinancing and leasing of the properties. The rights, powers and duties of the Managers may be delegated or contracted to an Affiliate of the Managers at Cost. AEI Fund Management XXI, Inc. will initially serve as Manager.

WITHDRAWAL OR REMOVAL OF A MANAGER

      Neither of the Managers may withdraw from the Fund without providing a substitute Manager to the Fund. Any substitute Manager must be accepted by the vote of a majority, by interest, of the Investors at a special meeting called by the Manager for such purpose. A Manager shall be expelled or replaced upon its bankruptcy or insolvency or upon a finding of fraud or breach of its management duties or upon the vote of a majority, by interest, of the Investors at a special meeting called for the purpose of replacing such Manager.

SUBSTITUTED INVESTORS; ASSIGNEES

     No Investor will have the right to substitute an Investor in his or her place unless the substituted Investor has agreed in the instrument of assignment to become an Investor and has paid all expenses in connection with admission as a substituted Investor. An assignee who does not become a substitute Investor as provided above will only have the right to receive the distributions of the Fund to which the assigning Investor would have been entitled if no such assignment had been made. Such assignee will have no right to require any information or account of the Fund's transactions or to inspect the Fund's books.

APPOINTMENT OF MANAGERS AS ATTORNEYS-IN-FACT

      Each Investor will irrevocably constitute and appoint the Managers, and each of them individually, to be his true and lawful attorney-in-fact, with full power to execute such documents as may be necessary or appropriate to carry out the provisions of the Operating Agreement.

AMENDMENTS

      Investors holding a majority of the Units may amend the Operating Agreement. Any amendment will not, without the consent of the Managers, alter the allocation of economic interests to the Investors or alter the allocation of management responsibilities and control.

MEETINGS

      No regular or periodic meeting of the Fund is required or contemplated. Upon delivery of proper notification, the Managers may at any time call a meeting of the Investors. In addition, Investors holding at least 10% of the Units may cause the Managers to call a meeting.
                                  -47-
ROLL-UPS

      The Operating Agreement prohibits certain transactions in which Units are required to be exchanged for securities of another entity (as defined in the Operating Agreement as a "Roll-Up") unless certain rights of the Investors are maintained in the Roll-Up Entity and unless a vote of the majority of the Investors is obtained. The Operating Agreement defines a Roll-Up to include certain transactions involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Fund and the issuance of securities from another entity. This definition comports with requirements under certain state securities laws but differs slightly from definitions used by the Securities and Exchange Commission ("SEC") and may differ from definitions contained in rules or legislation promulgated in the future. The determination of whether a transaction constitutes a Roll-Up will, in the first instance, be made by the Managers.

     The Operating Agreement provides, in material part, that the Fund may not participate in any Roll-Up which would reduce the democracy rights of Investors, which would impede the ability of the equity owners of the resulting entity to purchase the securities of that entity, which would limit the voting rights of the Investors as equity owners of the resulting entity, which would limit rights to access to records of the resulting entity, or which would provide, without the consent of Investors, that the costs of the Roll-Up are to be borne by the Fund. Further, the Operating Agreement requires the Fund to obtain an appraisal by a competent independent expert of its assets, based on all available information and assuming an orderly liquidation of the Fund's assets, in connection with any Roll-Up and to provide a summary of that appraisal to Investors. If the appraisal is included in a prospectus to offer securities of the Roll-Up Entity, it must be filed with applicable securities authorities and the Fund will have liability for misrepresentations or omissions therein.

      Any Roll-Up requires the vote of holders of not less than a majority of the Units. The Operating Agreement provides that an Investor who votes against the amendments must be given the option of (a) accepting securities in the Roll-Up Entity or (b) one of (i) cash for such Investor's Units at the pro rata appraised value of the assets or (ii) retention of such Investor's interest in the Fund on the same terms and conditions as existed previously.

                      REPORTS TO INVESTORS

      The books and records of the Fund will be maintained at the principal offices of the Fund and will be open for examination and inspection by the Investors during reasonable business hours. The Fund will furnish a list of names and addresses of, and number of Units held by, all Investors to any Investors who request such a list in writing for a proper purpose, with costs of photocopying and postage to be borne by the requesting Investor. The assignee of an Investor does not have a right to receive any reports unless such assignee is admitted to the Fund as a substitute member in accordance with the Operating Agreement.

      The Managers will distribute to each Investor, within 75 days after the close of each taxable year of the Fund, all information necessary for the preparation of Investor's federal income tax returns. A separate report will be issued, solely for purposes of asset evaluation by certain Qualified Plans, that will contain the Managers' estimate of the fair market value of the Units.

      The Managers will also distribute to the Investors, within 120 days after the end of each fiscal year, an annual report containing a balance sheet and statements of operations, changes in members' equity and cash flows (which will be prepared on a GAAP basis of accounting and will be examined and reported upon by an independent public accountant) and a report of the Fund's activities during the period reported upon. Such annual report will describe all reimbursements to the Managers and their Affiliates and all distributions to Investors, including the source of such payments.

      The Managers will also distribute to the Investors, within 60 days after the end of each quarter, a report containing a condensed balance sheet, condensed statements of operation, and a related cash flow statement, together with a detailed statement describing all real properties acquired (including the geographic locale and the plan of operation, the appraised value and purchase price and all other material information), setting forth all fees, if any, received by the Managers or their Affiliates and describing the services rendered for such fees.
                                  -48-

      THE MANAGERS INTEND TO MAKE ALL OF THE FOREGOING REPORTS AVAILABLE ELECTRONICALLY, AND TO ALLOW DELIVERY TO AN E-MAIL ADDRESS OR THROUGH ACCESS AT ONE OF THE MANAGER'S WEB SITES.
BECAUSE  ELECTRONIC  DELIVERY  IS  EXPECTED  TO  SAVE  THE   FUND
CONSIDERABLE PRINTING AND MAILING COSTS, ALL INVESTORS WHO HAVE THE ABILITY TO ACCEPT ELECTRONIC DELIVERY ARE URGED TO COMPLETE
THE PORTION OF THE FUND'S SUBSCRIPTION AGREEMENT THAT PROVIDES WRITTEN CONSENT TO THIS FORM OF DELIVERY.

      Finally, when and if required by applicable SEC rules,  the
Fund  will  make  available  to  Investors,  upon  request,   the
information set forth in SEC Form 10-QSB within 45 days after the close of each quarter and SEC Form 10-KSB within 90 days after the close of each fiscal year. The Managers are permitted to combine such reports so long as they are distributed in a timely manner.

                      PLAN OF DISTRIBUTION

      The Fund is offering, through AEI Securities Incorporated, as Dealer-Manager, $24,000,000 of its limited liability company interests in the form of 24,000 Units of $1,000 each (the "Units"). The minimum investment required of each investor is two and one-half Units ($2,500), except that an Individual Retirement Account, Keogh Plan or other Qualified Plan will be permitted (subject to the requirements of certain states--see Exhibit C) to purchase two Units ($2,000). The offering period will commence on the date hereof. No Units will be sold unless the Fund receives subscriptions for at least 1,500 Units by the date one year after the date of this Prospectus.

      Each investor purchasing Units will be required to accept and adopt the provisions of the Operating Agreement attached to this Prospectus as Exhibit A and to complete and execute a Subscription Agreement, which includes a power of attorney (Exhibit D). At the time the prospective investor submits such Subscription Agreement, he or she must tender a check to the Fund in the amount of $1,000 for each Unit being purchased. Checks should be made payable to "Fidelity Bank--AEI Real Estate Escrow." Units will only be sold to an investor who represents in writing that, at the time the investor executes the Subscription Agreement, he or she meets the applicable suitability requirements. See "Who May Invest."

      All funds received from subscribers will be deposited in an escrow account with the Fidelity Bank, Edina, Minnesota until $1,500,000 has been deposited therein. In the event the required $1,500,000 has not been deposited by the date one year after the date of this Prospectus, all subscriptions will be canceled and all funds will be promptly returned to investors with interest actually earned thereon and without any deduction therefrom. Under the terms of the escrow agreement, a subscriber may not withdraw his funds from the escrow account. When subscriptions for the minimum number of Units have been received, the Managers may remove funds from escrow and instruct the escrow agent to pay accrued selling commissions. Upon admission to the Fund, each investor will receive his pro rata share of any interest earned on escrowed funds based on the date of deposit of his subscription payment. Escrow funds will be invested in insured deposits with a financial institution and will earn interest at short-term deposit rates. Following first admission, the Fund will admit additional investors as Investors on or before the first business day of each month until the termination of the offering. Only subscribers whose subscriptions have been received and accepted at least three days prior to each admittance date will be admitted as Investors on such date.

       The Managers have complete discretion to reject any subscription agreement executed by any subscriber within thirty days of its submission and funds from a rejected subscriber will be returned within 10 days thereafter. It is anticipated that subscriptions would be rejected for an investor's failure to meet the suitability requirements, an over-subscription of the offering, or for other reasons determined to be in the best interest of the Fund.

     The Units are being offered on a "best efforts" basis by AEI Securities Incorporated (an Affiliate of the Managers) as Dealer-Manager and by other selected broker-dealers that are members of the National Association of Securities Dealers, Inc. and that enter into Participating Dealer Agreements. Participating Dealers in the offering will offer and sell Units in the Fund on the same terms and conditions as the Dealer-Manager. Subject to the volume discounts described below, the Dealer-Manager will receive selling commissions and a nonaccountable expense allowance totalling to 10% of the gross proceeds from the sale of Units, all or a portion of which will be reallowed to Participating Dealers. The Dealer-Manager may also receive up to 1/2 of 1% of the gross offering proceeds for the reimbursement of
                                  -49-

bona fide due diligence expenses of the Participating Dealers, all of which will be paid by the Dealer-Manager to such Participating Dealers.

      A  registered  principal or representative of  the  Dealer-
Manager, or a Participating Dealer, may purchase Units net of commissions at $920 per Unit.

      The Participating Dealers and their controlling persons, will be indemnified by the Managers against certain liabilities,
including  liabilities under the Securities Act of 1933.   As  of
the   date  hereof,  no  broker-dealers  have  entered   into   a
Participating  Dealer  Agreement.   The  Managers  will   receive
reimbursement of certain expenses incurred by them in connection with the supervision and monitoring of the organizational and pre-sale activities of the Fund.

                         SALES MATERIALS

      Sales material may be used in connection with this offering only when accompanied or preceded by the delivery of this
Prospectus. The only written sales material that may be disseminated to prospective investors is a brochure prepared by the Managers describing the Fund and its proposed activities and a brochure attached to a folder in which this Prospectus will be placed. In certain states such sales material may not be available. In addition, audio-visual materials may be used in connection with this offering in certain states. With the aforementioned exceptions, sales materials have not been authorized for use by the Managers and should be disregarded.

      The offering is made only by means of this Prospectus. Although the information contained in the supplemental sales material does not conflict with the information contained in this Prospectus, such sales material does not purport to be complete and should not be considered part of this Prospectus or as forming the basis of the offering of the Units.

                        LEGAL PROCEEDINGS

     Neither the Fund nor the Managers are parties to any pending legal proceedings that are material to the Fund. Neither AEI
Fund Management XXI, Inc. nor Robert P. Johnson, who is the general partner of other investment programs (see "Managers"), is an adverse party in any legal proceedings with limited partners in such other limited partnerships.

                             EXPERTS

      The balance sheets of AEI Income & Growth Fund 23 LLC and AEI Fund Management XXI, Inc. as of October 22, 1998 and September 30, 1998, respectively,included in this Prospectus have been examined by Boulay, Heutmaker, Zibell & Co., P.L.L.P., independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance on the authority of said firm as experts in giving such report.

      The statements concerning federal taxes under the headings "Income Tax Aspects" and "Risks and Other Important Factors" have been reviewed by Dorsey & Whitney LLP, counsel for the Fund, and have been included herein, to the extent they constitute matters of law, in reliance upon the authority of said firm as experts thereon. Counsel for the Fund believes that such material constitutes a full and fair general disclosure of the material tax risks associated with an investment in the Units.

                          LEGAL OPINION

      The legality of the Units being offered hereby will be passed upon for the Fund by its counsel, Dorsey & Whitney LLP.
                                  -50-



                  INDEPENDENT AUDITOR'S REPORT




To the Partners
AEI Income & Growth Fund 23 LLC
St. Paul, Minnesota



     We have audited the accompanying balance sheet of AEI Income & Growth Fund 23 LLC as of October 22, 1998. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of AEI
Income & Growth Fund 23 LLC as of October 22, 1998 in conformity with generally accepted accounting principles.




                              Boulay,  Heutmaker, Zibell  &  Co. P.L.L.P.
                              Certified Public Accountants



Minneapolis, Minnesota
October 22, 1998





                 AEI INCOME & GROWTH FUND 23 LLC

                          BALANCE SHEET

                        October 22, 1998


                             ASSETS



Cash                                                     $ 1,000
                                                          =======




                LIABILITIES AND PARTNERS' CAPITAL


Partners' Capital
  Initial Managers' Capital                                1,000
                                                         --------
        Total Liabilities and Partners' Capital         $  1,000
                                                         ========





The accompanying Notes to the Balance Sheet are an integral part of this statement.


                 AEI INCOME & GROWTH FUND 23 LLC

                   NOTES TO THE BALANCE SHEET


(1)  Summary of Organization and Significant Accounting Policies -

     Organization

     AEI  Income  &  Growth  Fund  23  LLC  (the  LLC)  commenced
     operations  on  October  14,  1998  to  acquire  and   lease
     commercial  properties  to  operating  tenants.   The  LLC's
     operations  are  managed by AEI Fund  Management  XXI,  Inc.
     (AFM), the Manager of the LLC. Robert P. Johnson, the President and sole shareholder of AFM, serves as the Special Managing Member of the LLC.

     The terms of the offering call for a subscription price of $1,000 per LLC Unit, payable on acceptance of the offer.
     The LLC has not yet sold any Units.

     Under the terms of the Restated Operating Agreement, 24,000 LLC Units are available for subscription which, if fully subscribed, will result in contributed Limited Members' capital of $24,000,000. The agreement sets forth the methods for allocation of Net Cash Flow, Net Proceeds of Sale and profits, losses and other items.

     Operations

     In the interim period since inception, the LLC did not engage in any operations or incur any expenses except for banking fees and a minor management fee. Accordingly, a Statement of Income, Statement of Cash Flows and Statement of Changes in PartnersO Capital are not presented.

     Accounting Estimates

     Management uses estimates and assumptions in preparing the balance sheet in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities. Actual results could differ from those estimates.

(2) Income Taxes -

   The income or loss of the LLC for federal income tax reporting purposes is includable in the income tax returns of the members. Accordingly, no recognition has been given to income taxes in the accompanying balance sheet.

   The tax return, the qualification of the LLC as such for tax purposes, and the amount of distributable LLC income or loss are subject to examination by federal and state taxing authorities. If such an examination results in changes with respect to the LLC qualification or in changes to distributable LLC income or loss, the taxable income of the members would be adjusted accordingly.

(3)  Fair Value of Financial Instruments -

   The   carrying   value  of  certain  assets  and   liabilities
   approximate fair value.




               REPORT OF INDEPENDENT AUDITORS



Board of Directors
AEI Fund Management XXI, Inc.
Saint Paul, Minnesota




      We have audited the accompanying balance sheet of AEI Fund Management XXI, Inc. as of September 30, 1998 and December 31, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of AEI Fund Management XXI, Inc. as of September 30, 1998 and December 31, 1997, in conformity with generally accepted accounting principles.



                              Certified Public Accountants



Minneapolis, Minnesota
November 9, 1998


                AEI FUND MANAGEMENT XXI, INC.

                        BALANCE SHEET



                           ASSETS

                                             September 30,      December 31,
                                                 1998              1997

CURRENT ASSETS:
   Cash and Cash Equivalents                  $   13,446        $   10,196
   Distributions Receivable                        7,093             4,453
   Receivable from AEI Fund Management, Inc.         130                10
                                               ----------        ----------
        Total Assets                          $   20,669        $   14,659
                                               ==========        ==========



                    LIABILITIES AND STOCKHOLDER'S EQUITY


LIABILITIES:
   Deficit in Real Estate Partnership
     Investments                              $   27,047        $   17,806

STOCKHOLDER'S EQUITY:
   Common Stock, Par Value $.01 Per Share,
       1,000 Shares Issued                            10                10
   Additional Paid-in Capital                        990               990
   Retained Earnings (Deficit)                    (7,378)           (4,147)
                                               ----------        ----------
       Total Stockholder's Equity (Deficit)       (6,378)           (3,147)
                                               ----------        ----------

             Total Liabilities and
                 Stockholder's Equity         $   20,669        $   14,659
                                               ==========        ==========



The accompanying notes to Balance Sheet are an integral part of this statement.


                AEI FUND MANAGEMENT XXI, INC.

                   NOTES TO BALANCE SHEET


(1)Summary  of  Organization and Significant Accounting  Policies -

     Organization

     AEI Fund Management XXI, Inc. (Company) is the Managing General Partner of AEI Income & Growth Fund XXI Limited Partnership (Fund XXI), and AEI Income & Growth Fund XXII Limited Partnership (Fund XXII). The Company is the Managing Member of AEI Income & Growth Fund 23 LLC, which will be formed in October, 1998.

     Financial Statement Presentation

     The Company accounts for its investments in Partnerships under the equity method of accounting. The Company's major source of revenue is its share of distributions allocated under the terms of the Partnerships' Limited Partnership Agreements. At September 30, 1998 and December 31, 1997, the Company has accumulated deficits of $27,047 and $17,806, respectively, in excess of its basis in Fund XXI and Fund XXII. The Company would be responsible to fund a deficiency in its capital account if the Partnership terminates.

     Accounting Estimates

     Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets, liabilities, stockholder's equity, revenue and expenses. Actual results could differ from those estimates.

     Cash Equivalents

     The   Company   considers  all   highly   liquid   debt
     instruments purchased with a maturity of three months or less to be cash equivalents.

(2)  Receivable from AEI Fund Management, Inc. -

     AEI Fund Management, Inc. performs the administrative and operating functions of the Company. The receivable from AEI Fund Management, Inc. represents the balance due for those services. The balance is non-interest bearing and unsecured and is to be paid in the normal course of business.

(3)  Income Taxes -

     The Company elected S-Corporation status. As a result, the income of the Company for Federal and State income tax reporting purposes is includable in the income tax return of the sole stockholder. Accordingly, there is no provision for income taxes.



                                                           EXHIBIT A

                         OPERATING AGREEMENT
                                 OF
                   AEI INCOME & GROWTH FUND 23 LLC


                          TABLE OF CONTENTS

     Article
     Page

     I.    Formation of Limited Liability Company           A-2

     II.   Definitions                                      A-2

     III.  Purpose and Character of Business                A-6

     IV.   Capital                                          A-6

     V.    Allocation of Profits, Gains and
             Losses; Distributions to Members               A-9

     VI.   Rights, Powers and Duties of Managing Members    A-11

     VII.  Provisions Applicable to Limited Members         A-17

     VIII. Books of Account; Reports and Fiscal Matters     A-19

     IX.   Assignment of Limited Member's Interest          A-21

     X.    Death Withdrawal, Expulsion and Replacement
             of the Managing Members                        A-22

     XI.   Amendment of Agreement and Meetings              A-23

     XII.  Dissolution and Liquidation                      A-24

     XIII. Miscellaneous Provisions                         A-25


                     OPERATING AGREEMENT
                             OF
               AEI INCOME & GROWTH FUND 23 LLC


      THIS OPERATING AGREEMENT is entered into as of this day of _____, 1998, by and among AEI Fund Management
XXI, Inc. (the "Managing Member"), a Minnesota corporation, Robert P. Johnson (the "Special Managing Member"), and all other parties comprising the Limited Members, who shall execute this agreement and whose addresses appear at the end of this agreement.

       I.  FORMATION OF THE LIMITED LIABILITY COMPANY

       The parties hereto do hereby confirm the formation of a limited liability company (the "Company") pursuant to the provisions of the Delaware Limited Liability Company Act (the " Act") by the filing of a Certificate of Formation on and agree that the Company shall be governed by the terms of this agreement. The parties agree that they shall promptly file any amended certificates of formation that may be required in the appropriate office in the State of Delaware and in such other offices as may be required, and that the parties shall comply with the other provisions and requirements of the Limited Liability Company Act as in effect in Delaware, which Act shall govern the rights and liabilities of the Members, except as herein or otherwise expressly stated.

       1.1 NAME. The business of the Company is conducted under the firm name and style of: AEI INCOME & GROWTH FUND
23 LLC.

       1.2 AGENT FOR SERVICE. The agent for service of process is The Corporation Trust Company. The location of the and agent for service of process of the Company shall be at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

      1.3 PRINCIPAL PLACE OF BUSINESS /NAMES AND ADDRESSES. The location of the principal place of business, principal office and agent for service of process of the Company shall be at the offices of the Managing Member, 1300 Minnesota World Trade Center, 30 East Seventh Street, Saint Paul, Minnesota 55101. The Company may also maintain offices at such other place of business as the Managing Member may from time to time determine. The name and address of the Managing Member is AEI Fund Management XXI, Inc., 1300 Minnesota World Trade Center, 30 East Seventh Street, Saint Paul, Minnesota 55101. The name and address of the Special Managing Member is Robert P. Johnson, 1300 Minnesota World Trade Center, 30 East Seventh Street, Saint Paul, Minnesota 55101. The names and addresses of the Limited Members are set forth on Schedule A at the end of this agreement.

      1.4 TERM. The Company shall commence business on the date hereof, and shall continue until December 31, 2048, unless dissolved, terminated and liquidated prior thereto under the provisions of Article XIII.

                      II.  DEFINITIONS

       As used in this agreement, the following terms shall have the following meanings:

       2.1 "Acquisition Expenses" means expenses including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, non-refundable option payments on properties not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

       2.2 "Acquisition Fees" means the total of all fees and commissions paid by any party in connection with making or investing in mortgage loans or the purchase, development or construction of Properties, whether designated as a real estate commission relating to the purchase of Properties, selection fee, Development Fee, Construction Fee,
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nonrecurring management fee, loan fees or points paid by borrowers to the Managing Member if the Company invests in mortgage loans, or any fee of a similar nature, however designated or however treated for tax or accounting purposes. Acquisition Fees shall not include Development Fees and Construction Fees paid to any person or entity not Affiliates of the Managing Members in connection with the actual development and construction of a project.

        2.3 "Adjusted Capital Contributions" means the aggregate original capital contribution of a Limited Member reduced, from time to time, by (i) any return of capital contributions pursuant to Section 4.5, and (ii) to the extent the Company has paid a cumulative (but not compounded) 6% per annum return on Adjusted Capital Contributions, by total cash distributed from Net Proceeds of Sale with respect to the Units; and increased from time to time by the product of (i) the Adjusted Capital
Contribution of any Limited Member whose Units are repurchased and (ii) the ratio of each remaining Limited Member's Units to the total Units outstanding after such repurchase. Adjusted Capital Contributions shall not be reduced by distributions of Net Cash Flow.

       2.4 "Administrative Expenses" means expenses incurred by the Managing Members and their Affiliates during the operation of the Company directly attributable to rendering the following services to the Company: (i) administering the Company (including agency type services, member relations and communications, financial and tax reporting , accounting and payment of accounts, payment of distributions, payment of unit redemptions, staffing and processing other investor requests); (ii) property management (including collecting, depositing and monitoring rental payments and penalties, monitoring compliance with leases, monitoring the maintenance of property and liability insurance and the payment of taxes, maintenance of lease insurance (if applicable), monitoring and negotiating other forms of tenant security and financial condition, ongoing site inspections and property reviews and reviewing tenant reports); (iii) property and lease workout (including enforcing lease provisions in default, filing lease insurance claims, enforcing guarantees, collecting letters of credit or foreclosing other collateral, if applicable, eviction of tenants in default, re-leasing of properties, and monitoring tenant disputes and foreclosures); (iv) property financing and refinancing; and (v) Company dissolution and liquidation (accounting, final payment to creditors, administrative filings and other costs).

       2.5 "Affiliate" means (i) any person directly or indirectly controlling, controlled by or under common control with another person, (ii) any person owning or controlling 10% or more of the outstanding voting securities of such other person, (iii) any officer, director or partner of such person and (iv) if such other person is an officer, director or partner, any such company for which such person acts in such capacity.

       2.6 "Competitive Real Estate Commissions" means real estate or brokerage commissions paid for the purchase or sale of a Property that are reasonable, customary and competitive in light of the size, type and location of such Property and which do not, in any event, exceed 6% of the contract price for the sale of such Property.

        2.7 "Construction Fee" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide Major Repairs or Rehabilitation of Company Property.

      2.8 "Cost" means, when used with respect to services furnished by the Managing Members or their Affiliates to, or on behalf of, the Company, the lesser of (i) the actual expenses incurred by such Managing Members and Affiliates in providing services necessary to the prudent operation of the Company, including salaries and expenses paid to officers, directors, employees and consultants, depreciation and amortization, office rent, travel and communication expenses, employee benefit expenses, supplies and other overhead expenses directly attributable to the furnishing of such services; or (ii) the price that would be charged by unaffiliated parties rendering similar services in the same geographic location. Overhead expenses shall be charged only if directly attributable to such services and shall be allocated based upon the amount of time personnel actually spend providing such services, or such other method of allocation as is acceptable to the Company's independent public accountant.

       2.9 "Development Fee" means a fee for packaging the Company's Property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for a specific Property, either initially or at a later date.
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      2.10 "Front-End Fees" means fees and expenses paid by any party for services rendered during the Company's Organizational or acquisition phase, including Organizational and Offering Expenses, Acquisition Fees, Acquisition Expenses, interest on deferred fees and expenses and other similar fees, however designated by the Managing Member.

       2.11 "Managing Members" means the Managing Member, the Special Managing Member and any substitute Managing
Member as provided in Article X.

       2.12   "Special  Managing  Member"  means  Robert  P.
Johnson, and any substitute as provided in Article X.

       2.13 "Investment in Properties" means the amount of capital contributions actually paid or allocated to the purchase of Properties, including working capital reserves allocable thereto (except that working capital reserves in excess of 5% will not be included) and other cash payments such as interest and taxes, but excluding Front-End Fees.

       2.14 "Limited Members" means all parties who shall execute, either personally or by an authorized attorney-in-fact, this agreement as Limited Members and comply with the conditions in Section 4.2, and any and all assignees of the Limited Members, whether or not such assignees are admitted to the Company as substitute Limited Members; provided, however, that an assignee of the interest of any Limited Member shall not be considered a "Limited Member" for purposes of Articles X and XI hereof unless such assignee is admitted as a substitute Limited Member as provided in
Article IX.

       2.15   "Limited  Liability  Company  Act"  means  the
Delaware Limited Liability Company Act, as the same may be amended.

      2.16 "Limited Liability Company Unit" or "Unit" means the Company interest and appurtenant rights, powers and privileges of a Limited Member and represents the stated capital contributions with respect thereto, all as set forth elsewhere in this agreement.

      2.17 "Major Repairs or Rehabilitation" means the repair, rehabilitation or reconstruction of a Property where the aggregate costs exceed 10% of the fair market value of the Property at the time of such services.

      2.18  "Managing Member" means AEI Fund Management XXI,
Inc., and any substitute as provided in Article X.

      2.19 "Net Value" means the aggregate value of the Company's assets less the Company's liabilities, as determined by the Managing Member, after taking into account
(i) the present value of future net cash flow from rental income on the Fund's properties, (ii) the price at which Units of the Company have last been purchased, and (ii) such other factors as the Managing Members deem relevant.

       2.20 "Net Cash Flow" means Company cash funds provided from operations, including lease payments from builders and sellers without deduction for depreciation, but after deducting cash funds used to pay all other expenses, debt payments, capital improvements and replacements and less the amount set aside for restoration or creation of reserves.

      2.21 "Net Proceeds of Sale" means the excess of gross proceeds from any sale, refinancing (including the financing of a Property that was initially purchased debt-free) or other disposition of a Property over all costs and expenses related to the transaction, including fees payable in connection therewith, and over the payments made or required to be made on any prior encumbrances against such Property in connection with such transaction.

      2.22  "Members" means the Managing Member, the Special
Managing Member and the Limited Members.

      2.23 "Organization and Offering Expenses" means those expenses incurred in connection with and in preparing the Company for registration and subsequently offering and distributing it to the public, including any sales commissions, nonaccountable expense allowances or reimbursement of due diligence expenses paid to broker-dealers in connection with the distribution of the Company and all advertising expenses.
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       2.24 "Company" means the limited liability company formed by this agreement.

       2.25 "Permitted Transfer" means, with respect to the transfer of Units in any fiscal year of the Company (i) transfers in which the basis of the Unit in the hands of the transferee is determined, in whole or in part, by reference to its basis in the hands of the transferor, or is determined under Section 732 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) transfers of Units upon the death of a Limited Member, (iii) transfers of Units between members of a family (as defined in Section 267(c)(4) of the Code), (iv) transfers of Units at original issuance and sale, (v) transfers of Units pursuant to distribution under a Qualified Plan, and (vi) block transfers of Units by a single Member in one or more transactions during any thirty calendar day period representing in the aggregate more than five percent (5%) of the total interest of all Members in Company capital and profits.

      2.26 "Properties" or "Property" means real properties or any interest therein acquired directly or indirectly by the Company and all improvements thereon and all repairs, replacements or renewals thereof, together with all personal property acquired by the Company that from time to time is located thereon or specifically used in connection therewith.

       2.27  "Prospectus" means that certain prospectus  of
the Company dated                          , 1998.

       2.28 "Qualified Matching Service" means a listing system operation, provided either through the Managing Members or through any unrelated third party (including any dealer in the Units), in which Limited Members contact the operator to list Units they desire to transfer and through which the operator attempts to match the listing Limited Member with a customer desiring to buy Units without (i) regularly quoting prices at which the operator stands ready to buy or sell interests, (ii) making such quotes available to the public, or (iii) buying or selling interests for its own account.

       2.29 "Qualified Matching Service Transfer" means a transfer of Units through a Qualified Matching Service in which (i) at least a fifteen (15) calendar day delay occurs between the day (the "Contact Date") a Limited Member provides written confirmation to the Qualified Matching Service that his or her Units are available for sale and the earlier of (A) the day information is made available to potential buyers that such Units are available for sale, or
(B) the day information is made available to the selling Limited Member regarding the existence of outstanding bids to purchase Units, (ii) the closing of the transfer does not occur until at least forty five (45) days after the Contact Date, (iii) the Limited Member's offer to sell is removed from the Qualified Matching Service within one hundred and twenty (120) days of the Contact Date, and (iv) no Units of such Limited Member are entered for listing by the Qualified Matching Service for at least sixty (60) days after the removal of the Limited Member's information from such Qualified Matching Service; provided, however, that no transfer shall be a Qualified Matching Service Transfer if, after giving effect to such transfer, the aggregate of (a) Qualified Matching Service Transfers, (b) transfers pursuant to the repurchase provisions contained in section 7.7 of this agreement of Limited Member interests and (c) all other transfers of Limited Member interests except Permitted
Transfers since the beginning of the fiscal year in which such transfer is made would exceed ten percent (10%) of the Company interests outstanding.

       2.30  "Qualified  Plans"  means  Keogh  Plans   and
pension/profit-sharing  plans  that  are   qualified   under
Section 401 of the Internal Revenue Code.

       2.31 "Roll-Up" means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity; provided, however, that a Roll-Up shall not include a transaction involving the conversion to corporate, trust or association form of only the Company if, as a consequence of such transaction, there will be no significant adverse change in any of the following:

      (i) voting rights of Limited Members;

     (ii) the term of existence of the surviving entity beyond that of the Company;

    (iii) compensation to the Managing Members or their Affiliates;

     (iv) the investment objectives of the Company or the surviving entity.
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        2.32  "Roll-Up Entity" means a Company,  real  estate
investment  trust, corporation, trust or other  entity  that
would   be   created  or  would  survive  after   successful
completion of a proposed Roll-Up Transaction.

        2.33   "Sponsor"   means   any   person,   Company,
corporation, association or other entity which is directly or indirectly instrumental in organizing, wholly or in part, the Company or any person, Company, corporation, association or other entity which will manage or participate in the management of the Company, and any Affiliate of such person, Company, corporation, association or other entity, but does not include a person, Company, corporation, association or other entity whose only relation with the Company is as that of an independent property manager, whose only compensation is as such. "Sponsor" does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of Company interests. A person, Company, corporation, association or other entity may also be a Sponsor of the Company by: (i) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other persons, companies, corporations, associations or other entities; (ii) receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property; (iii) having a substantial number of relationships and contacts with the Company; (iv) possessing significant rights to control
Company Properties; (v) receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; (vi) providing goods or services to the Company on a basis which was not negotiated at arm's length with the Company.

         III.  PURPOSE AND CHARACTER OF THE BUSINESS

       The purpose and character of the business of the Company shall be to acquire an interest in the Properties upon such terms and conditions as the Managing Member, in its absolute discretion, shall determine, including, without limitation, taking title to the Properties; to own, lease, operate and manage the Properties for income-producing purposes; to furnish services and goods in connection with the operation and management of the Properties; to enter into agreements pertaining to the operation and management of the Properties; to borrow funds for such purposes and to mortgage or otherwise encumber any or all of the Company's assets or Properties to secure such borrowings; to sell or otherwise dispose of the Properties and the assets of the Company; and to undertake and carry on all activities necessary or advisable in connection with the acquisition, ownership, leasing, operation, management and sale of the Properties.

                    IV.  CAPITAL

       4.1 MANAGING MEMBERS. The Managing Member and the Special Managing Member shall be obligated to make capital contributions to the Company, to the extent not previously made, in the amounts of $600 and $400, respectively. The Managing Members shall not be obligated to make any other contributions to the capital of the Company, except that, in the event that the Managing Members have negative balances in their capital accounts after dissolution and winding up of, or withdrawal from, the Company, the Managing Members will contribute to the Company an amount equal to the lesser of (a) the deficit balances in their capital accounts or (b) 1.01% of the total capital contributions of the Limited
Members' over the amount previously contributed by the Managing Members hereunder.

       4.2  LIMITED MEMBER CAPITAL CONTRIBUTIONS.

      (a) INITIAL CONTRIBUTION. There shall initially be available for subscription by prospective Limited Members an aggregate of 24,000 Limited Liability Company Units. The purchase price of each Unit shall be $1,000, except that the AEI Securities Incorporated may purchase Units for $920. Except as provided in section 4.10, each subscriber must subscribe for a minimum purchase of two and one-half Units, with the exception of Qualified Plans and Individual Retirement Accounts, which must subscribe for a minimum purchase of two Units and subscribers may purchase fractional Units above such minimums.

      (b) REQUIREMENTS FOR LIMITED MEMBER STATUS. Upon the initial closing of the sale of Units, the purchasers will be admitted as Limited Members not later than 15 days after the release from impound of the purchasers' funds. Thereafter, an investor will be admitted to the Company not later than the first day of each month provided that his or her subscription for Units has been
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   received  at  least three days prior to such  date.   The
   Members shall not be obligated to make any additional contributions to the capital of the Company.

       4.3 CAPITAL ACCOUNTS. A separate capital account shall be maintained by the Company for each Member. It is intended that the capital account of each Member will be maintained in accordance with the capital accounting rules of Treas. Reg. Section 1.704-1(b)(2)(iv). In general this will mean that the capital account of each Member shall be initially credited with the amount of his or her cash contribution to the capital of the Company. The capital account of each Member shall further be credited by the amount of any additional contributions to the capital of the Company made by such Member from time to time, shall be debited by the amount of any cash distributions made by the Company to such Member and shall be credited with the amount of income and gains and debited with the amount of losses of the Company allocated to such Member. In all instances the capital accounting rules in Treas. Reg. Section 1.704-1(b)(2)(iv) will determine the proper debits or credits to each Member's capital account. The Managing Member may, at its option, increase or decrease the capital accounts of the Members to reflect a revaluation of Company Property on the Company's books at the times when, pursuant to Treas. Reg.
Section 1.704-1(b)(2)(iv), such adjustments may occur. The adjustments, if made, will be made in accordance with such Regulation, including allocating taxable items, as computed for book purposes, to the capital accounts as prescribed in such Regulation. In the case of the transfer of all or a part of an interest in the Company, the capital account of the transferor Member attributable to the transferred interest will carry over to the transferee Member. In the case of termination of the Company pursuant to Section 708 of the Code, the rules of Treas. Reg. Section 1.704-1(b)(2)(iv) shall govern adjustments to the capital accounts. If there are any adjustments to Company property as a result of Sections 732, 734, or 743, the capital accounts of the Members shall be adjusted as provided in Treas. Reg. Section 1.701-1(b)(2)(iv)(m). Except as provided in Section 4.1 of this agreement, in the event that any Member has a negative capital account balance after dissolution and winding up of the Company, such Member will not be obligated to contribute capital in the amount of such deficit.

       4.4 NO RIGHT TO RETURN OF CONTRIBUTION. The Limited Members shall have no right to withdraw or to receive a return of their contributions to the capital of the Company, as reflected in their respective capital accounts from time to time, except upon presentment of Units in accordance with
Section 7.7 or upon the dissolution and liquidation of the Company pursuant to Article XII.

       4.5 RETURN OF UNUSED NET OFFERING PROCEEDS. In the event that any portion of the Limited Members' capital contributions is not invested or committed for investment in real property before the later of two years after the date of the Prospectus or six months after the date of the offer and sale of Units pursuant to the Prospectus is terminated (except for amounts utilized to pay operating expenses of the Company and to establish reasonable working capital reserves as determined by the Managing Member), such portion of the capital contributions shall be distributed, without interest but with any Front-End Fees, including without limitation commissions or other Organization and Offering Costs, paid thereon, by the Company to the Limited Members as a return of capital. All of such capital contributions will be available for the general use of the Company during such period and may be expended in operating the Properties that have been acquired. For the purpose of the foregoing, funds will be deemed to have been committed to investment, and will not be returned to the Limited Members to the extent written contractual agreements have been executed prior to the expiration of the preceding period, regardless of whether any such investment is ultimately consummated pursuant to the written contractual agreement. To the extent any funds have been reserved to make contingent payments in connection with any Property pursuant to a written contractual agreement in connection with such Property or pursuant to a reasonable decision of the Managing Members that additional reserves are necessary in connection with any Property, regardless of whether any such payment is ultimately made, subscription funds will not be returned to the Limited Members.

       4.6 LOANS TO COMPANY; NO INTEREST ON CAPITAL. The Members may make loans to the Company from time to time, as authorized by the Managing Member, in excess of their contributions to the capital of the Company, and any such loans shall not be treated as a contribution to the capital of the Company for any purpose hereunder, nor shall any such loans entitle such Member to any increase in his or her share of the profits and losses and cash distributions of the Company, nor shall any such loans constitute a lien against the Properties. The amount of any such loans with interest thereon at a rate determined by the Managing Member, in its absolute discretion, but not to exceed the rate that otherwise would be charged by unaffiliated lending institutions on comparable loans for the same purpose, shall be an obligation of the Company to such Member. The Managing Members or their Affiliates may loan funds to the Company during the offering period for the purpose of
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acquiring a Property. Interest on such loans shall not be in excess of the rate that either would be charged by an unrelated lending institution on comparable loans for the same purpose in the same locality of the Properties or represents the cost of funds of the Managing Members or their Affiliates. No interest shall be paid by the Company on the contributions to the capital of the Company by the Members.

       4.7 PURCHASE OF LIMITED LIABILITY COMPANY UNITS BY MANAGING MEMBERS. The Managing Members and their Affiliates may subscribe for and acquire Units for their own account; provided, however, that any Units acquired by the Managing Members or their Affiliates will be acquired for investment and not with a view to the distribution thereof and that the aggregate amount of Units so purchased by the Managing Members will not exceed five percent (5%) of the Units offered. With respect to such Units, the Managing Members and their Affiliates shall have all the rights afforded to Limited Members under this agreement, except as may be expressly provided in this agreement.

       4.8 NONRECOURSE LOANS. A creditor who makes a nonrecourse loan to the Company will not have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Company other than as a secured creditor.

       4.9 WORKING CAPITAL RESERVE. The Managing Members shall use their best efforts to maintain a working capital reserve of one percent (1%) of the aggregate Adjusted Capital Contributions and to restore such reserve if depleted.

      4.10 DISTRIBUTION REINVESTMENT PLAN.

      (a) A Limited Member may elect to participate in a program for the reinvestment of his or her distributions of Net Cash Flow (the "Distribution Reinvestment Plan") and have his or her distributions of Net Cash Flow from operations reinvested in Units of the Company. Limited Members participating in the Distribution Reinvestment Plan may purchase fractional Units and there shall be no minimum purchase amount with respect to such participants. Each Limited Member electing to participate in the Distribution Reinvestment Plan shall receive, at the time of each distribution of Net Cash Flow, a notice advising such Limited Member of the number of additional Units purchased with such distribution and advising such Limited Member of his or her ability to change his or her election to participate in the Distribution Reinvestment Plan.

       (b) If a Limited Member withdraws from the Distribution Reinvestment Plan, such withdrawal shall be effective only with respect to distributions made more than 30 days following receipt by the Company of written notice of such withdrawal. In the event of a transfer by a Limited Member of Units, such transfer shall terminate the Limited Member's participation in the plan as of the first day of the quarter in which the transfer is effective.

      (c) Distributions may be reinvested only if (i) the sale of Units continues to be registered or qualified for sale under federal and applicable state securities laws; (ii) each continuing Participant has received a current prospectus relating to the Company, including any supplements thereto, and executed a confirmation within one year of such reinvestment indicating such Participant's intention to purchase units in the Company through the Plan and confirming that the Participant continues to satisfy the investor suitability requirements; (iii) there has been no distribution of Net Proceeds of Sale or Refinancing. If (A) any of the foregoing conditions are not satisfied at the time of any distribution, or (B) no interests are available to be purchased, such distributions shall be paid in cash.

      (d)   Each  Limited  Member electing  to  participate  in  the
   Distribution Reinvestment Plan hereby agrees that his or her investment in this Company constitute his or her agreement to be a Limited Member of the Company and to be bound by the terms and conditions of this agreement and, if at any time he or she fails to meet applicable investor suitability guidelines or cannot make the other investor representations required or set forth in the then current Company agreement prospectus or subscription agreement, he or she will promptly notify the Managing Members in writing.

      (e) The Company shall pay a commission in connection with any reinvestment pursuant to the plan to any broker-dealer designated by the Participant in the plan. If no broker-dealer is designated or the Limited Member has advised the Company that he or she desires that such commissions not be paid, or if the designated broker-dealer has not signed a dealer agreement with
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   respect to the Company, or if the broker-dealer is no longer qualified under applicable law to engage in the solicitation of the sale of such Company interests, then no commission shall be paid and all Limited Members in the Company shall be credited with a pro rata portion of the commission not so paid. No fees shall be paid to the Company or the Managing Members at the time of any such reinvestment, but the Managing Members of the Company may be reimbursed for the Cost incurred in making such
   reinvestment,   in  accordance  with  the  provisions   of   this
   agreement.

      (f) The Managing Members may, at their option, elect to terminate the Distribution Reinvestment Plan at any time without notice to Limited Members.

             V. ALLOCATION OF PROFITS, GAINS AND LOSSES; DISTRIBUTIONS
                TO MEMBERS

       The Members agree that the income, profits, gains and losses of the Company shall be allocated and that cash distributions of the Company shall be made as follows:

       5.1   ALLOCATION OF INCOME, PROFITS, GAINS AND  LOSSES.   For
income tax purposes, income, profits, gains and losses of the Company for each fiscal year, other than any gain or loss realized upon the sale, exchange or other disposition of any Property, using such methods of accounting for depreciation and other items as the Managing Member determines to use for federal income tax purposes, shall be allocated as of the end of each fiscal year to each Member based on his or her varying interest in the Company during such fiscal year. The Company shall determine, in the discretion of the Managing Member and as recommended by the Company auditors, whether to prorate items of income and deduction according to the portion of the year for which a Member was a member of the Company or whether to close the books on an interim basis and divide such fiscal year into segments. Subject to Section 5.6, for income tax purposes, income, profits, gains and losses, other than any gain or loss realized upon the sale, exchange or other disposition of any Property, shall be allocated as follows:

      (a) Net loss shall be allocated 99% to the Limited Members, .6% to the Managing Member and .4% to the Special Managing Member; and

      (b) Net income, profits and gains shall be allocated first in the ratio in which, and to the extent, Net Cash Flow is distributed to the Members for such year, and any additional income, profits and gains for such year will be allocated in the same ratio as the last dollar of Net Cash Flow is distributed.

       5.2 DISTRIBUTIONS OF NET CASH FLOW. Net Cash Flow from operations, if any, with respect to a fiscal year will first be distributed 97% to the Limited Members and 3% to the Managing Members. Any amounts distributed to the Limited Members in accordance with this Section 5.2 shall be allocated among the Limited Members pro rata based on the number of Units held by each Limited Member and the number of days such Units were held during such fiscal year.

       5.3 ALLOCATION OF GAIN OR LOSS UPON SALE, EXCHANGE OR OTHER DISPOSITION OF A PROPERTY.

      (a) Subject to Section 5.6, for income tax purposes, the gain realized upon the sale, exchange or other disposition of any Property shall be allocated as follows:

           (i) First, to and among the Members in an amount equal to the negative balances in their respective capital accounts (pro rata based on the respective amounts of such negative balances).

          (ii) Next, 99% to the Limited Members and 1% to the Managing Members until the balance in each Limited Member's capital account equals the sum of such Limited Member's Adjusted Capital Contribution plus an amount equal to a 7% per annum return on such Limited Member's Adjusted Capital Contribution, cumulative but not compounded, to the extent not previously distributed pursuant to Section 5.2 and
      Section 5.4(a).

         (iii) The balance of any remaining gain will then be allocated 90% to the Limited Members and 10% to the Managing Members.
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      (b) Subject to Section 5.6, any loss on the sale, exchange or other disposition of any Property will be allocated 98% to the Limited Members and 2% to the Managing Members.

       5.4 DISTRIBUTION OF NET PROCEEDS OF SALE. Upon financing, refinancing, sale or other disposition of any of the Properties, Net Proceeds of Sale may be reinvested in additional properties; provided, however, that sufficient cash is distributed to the Limited Members to pay state and federal income taxes (assuming
Limited Members are taxable at a marginal rate of 7% above the federal capital gains rate applicable to individuals) created as a result of such transaction. Except for distributions upon liquidation of the Company (which are governed by Section 12.3 of this agreement), Net Proceeds of Sale that are not reinvested in additional properties will be distributed as follows:

      (a) First, 99% to the Limited Members and 1% to the Managing Members until the Limited Members have received an amount from Net Proceeds of Sale equal to the sum of (i) an amount equal to a 7% per annum return on their Adjusted Capital Contributions, cumulative but not compounded, to the extent such 7% return has not been previously distributed to them pursuant to Section 5.2 and this Section 5.4(a), plus (ii) their Adjusted Capital Contributions.

      (b) Any remaining balance will be distributed 90% to the Limited Members and 10% to the Managing Members.

In no event will the Managing Members receive more than 10% of Net Proceeds of Sale.

       5.5 CUMULATIVE RETURN. The Company shall pay a cumulative, but not compounded, 6% per annum return on Adjusted Capital Contributions before applying Net Proceeds of Sale to a reduction of Adjusted Capital Contributions. The cumulative (but not compounded) return on Adjusted Capital Contributions with respect to each Unit shall commence on the first day of the calendar quarter following the date on which such Unit is initially held by a Limited Member.

       5.6   REGULATORY  ALLOCATIONS.   The  following  Regulatory
Allocations shall be made in the following order:

      (a)  MINIMUM GAIN CHARGEBACK.  Except as otherwise provided in
   Section 1.704-2(f) of the Treasury

   Regulations, notwithstanding any other provision of these Regulatory Allocations, if there is a net decrease in Company minimum gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Member's share of the net decrease in Company minimum gain (within the meaning of Treas. Reg. 1.704-2(b)(2) and 1.704-
   2(d)) determined in accordance with Treas. Reg. 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treas. Reg. 1.704-2(f)(6) and 1.704-2(j)(2). This paragraph (a) is intended to comply with the minimum gain chargeback requirement in Treas. Reg. 1.704-2(f) and shall be interpreted consistently therewith.

      (b) MEMBER MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Treas. Reg. 1.704-2(i)(4),

   notwithstanding any other provision of these Regulatory Allocations, if there is a net decrease in Member nonrecourse debt minimum gain, as defined in Treas. Reg. 1.704-2(i)(2) and determined pursuant to Treas. Reg. 1.704-2(i)(3), attributable to a Member nonrecourse debt, as defined in Treas. Reg. 1.704-2(b)(4), during any Company fiscal year, each Member who has a share of the Member nonrecourse debt minimum gain attributable to such Member nonrecourse debt, determined in accordance with Treas. Reg. 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member nonrecourse debt minimum gain attributable to such Member nonrecourse debt, determined in accordance with Treas. Reg. 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treas. Regulations 1.704-2(i)(4) and 1.704-2(j)(2). This paragraph (b) is intended to comply with the minimum gain chargeback requirement in Treas. Reg. 1.704-2(i)(4) and shall be interpreted consistently therewith.
                                  A-10

      (c) QUALIFIED INCOME OFFSET. If a Member unexpectedly receives an adjustment, allocation or distribution described in Treas. Reg. s 1.704-1(b)(2)(ii)(d)(4), (5) or (6), and such unexpected adjustment, allocation or distribution puts such Member's capital account into a deficit balance or increases such deficit balance determined after such account is credited by any amounts which the Member is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentence of Treas. Reg. 1.704-2(g)(1) and 1.704-2(i)(5) and debited by the items described in Treas. Reg. 1.704-1(b)(2)(ii)(d)(4), (5) and (6) and for all other allocations tentatively made pursuant to these Regulatory Allocations as if this paragraph (c) were not in this agreement, such Member shall be allocated items of Company income and gain in an amount and manner sufficient to eliminate such deficit or increase as quickly as possible. It is intended that this paragraph (c) shall meet the requirement that this agreement contain a "qualified income offset" as defined in Treas. Reg. 1.704-1(b)(2)(ii)(d) and this Section shall be interpreted and applied consistently therewith.

      (d) GROSS INCOME ALLOCATION. In the event any Member has a deficit capital account at the end of any fiscal year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treas. Reg. 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this paragraph (d) shall be made only if and to the extent that such Member would have a deficit capital account in excess of such sum after all other allocations provided for in these Regulatory Allocations have been made as if paragraph (c) and this paragraph (d) were not in the Agreement.

       (e) NONRECOURSE DEDUCTIONS. Nonrecourse deductions, within the meaning of Treas. Reg. 1.704-2(b)(1), for any fiscal year or other period shall be specially allocated to the Members in proportion to their Units.

       (f)   MEMBER  NONRECOURSE DEDUCTIONS.  Any Member  nonrecourse
   deductions,  within  the meaning of Treas.   Reg.   1.704-2(i)(1)
   and 1.704-2(i)(2), for any fiscal year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member nonrecourse debt to which such Member nonrecourse deductions are attributable in accordance with Treas. Regulations Section 1.704-2(i).

      (g) SECTION 754 ADJUSTMENT. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 732, 734(b) or 743(b) is required, pursuant to Treas. Reg. 1.704-1(b)(2)(iv)(m)(2) or (4), to be taken into account in determining capital accounts, the amount of such adjustment to the capital accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their capital accounts are required to be adjusted pursuant to such Sections of the Treasury Regulations.

      The Regulatory Allocations are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this paragraph. Therefore, notwithstanding any other provision of these Regulatory Allocations (other than the Regulatory Allocations), the Managing Member shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's capital account balance is, to the extent possible, equal to the capital account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Section 12.1 and Section 12.2. In
                                  A-11

exercising its discretion under this paragraph, the Managing Member shall take into account future Regulatory Allocations under Sections paragraphs (a) and (b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under paragraphs
(e) and (f).

       5.7 LIMITATION ON LOSS ALLOCATION. Notwithstanding anything in Sections 5.1 above, losses allocated pursuant to Section 5.1 shall not exceed the maximum amount of losses that can be so allocated without causing a Member to have an adjusted capital account deficit at the end of any fiscal year. In the event one of the Members would have an adjusted capital account deficit as a consequence of an allocation of losses pursuant to Section 5.1, the limitation set forth herein shall be applied on a Member by Member basis so as to allocate the maximum permissible losses to each Member under Section 1.704-1(b)(2)(ii)(d) of the Regulations. All losses in excess of the foregoing limitation shall be allocated to the Members in proportion to their Units.

       5.8 ALLOCATION AMONG MANAGING MEMBERS. Any allocations or distributions to the Managing Members shall be made in the following ratio: 60% to the Managing Member and 40% to the Special Managing Member.

            VI.  RIGHTS, POWERS AND DUTIES OF MANAGING MEMBERS

       The Members agree that the Managing Members, acting through the Managing Member, shall have the following rights, powers and, where provided, duties in connection with the conduct of the business of the Company.

      The Managing Member shall manage the affairs of the Company in a prudent and business-like fashion and shall use its best efforts to carry out the purposes and character of the business of the Company. The Managing Member shall devote such of its time as it deems necessary to the management of the business of the Company and may enter into agreements with an Affiliate to provide services for the Company, provided that such services are furnished at Cost.

        6.1   APPOINTMENT  OF  MANAGING  MEMBER.   Subject  to   the
limitations herein, and to the express rights afforded Limited Members herein, including, without limitation, the rights set forth in Articles VII and XI herein, the Special Managing Member and the Limited Members delegate to the Managing Member the sole and exclusive authority for all aspects of the conduct, operation and management of the business of the Company, including making any decision regarding the sale, exchange, lease or other disposition of the Properties; provided, however, that the Managing Member shall be required to obtain the prior consent of the Special Managing Member and a majority of the Limited Members, by interest, to the sale of all or substantially all of the assets of the Company. In the event the Managing Member proposes to cause the Company to enter into a transaction requiring the consent of the Special Managing Member, the Managing Member shall forthwith notify the Special Managing Member of its intentions in writing. The Special Managing Member shall be considered to have consented to such proposal if he fails to notify the Managing Member of his objection thereto within 20 days of the date of notice of such proposal, such notification to include a brief statement of each reason for the Special Managing Member's opposition to such proposal. With the exceptions stated above, the Managing Member shall have the exclusive authority to make all decisions affecting the Company and to exercise all rights and powers granted to the Managing Members. Nothing in this section shall limit the liability of the Special Managing Member.

      6.2  REIMBURSEMENT OF EXPENSES.

      (a) Subject to the limitations set forth in Section 6.2(b), the Company shall reimburse the Managing Members and their affiliates at their Cost: (i) for any expenditures of their own funds for purposes of organizing the Company and arranging for the offer and sale of Units (including commissions); (ii) for all Acquisition Expenses incurred by them, (iii) for the services they provide in the sales effort of the Properties, and (iv) for the expenses of controlling persons and overhead expenses directly attributable to the forgoing services or attributable to Administrative Services (which overhead expenses shall be allocated based upon the amount of time personnel actually spend providing such services, or such other method of allocation as is acceptable to the Company's independent public accountant). In addition, the Company shall reimburse the Managing Members and their affiliates at their Cost for Administrative Expenses necessary for the prudent operation of the Company, provided that any expenses of controlling persons and overhead expenses included in such Administrative Expense reimbursements shall be subject to the limitations set forth in Section 6.2(b).
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      (b)   The  aggregate  cumulative  reimbursements  pursuant  to
   Section 6.2(a)(i) to (iv) to the Managing Members and their Affiliates, will not exceed, at the end of any fiscal year, the sum of (i) the Front-End Fees of up to 20% of capital contributions, (ii) property management fees of up to 1% of Net Cash Flow, except for a one time initial leasing fee of 3% of the gross revenues on each lease payable over the first five full years of the original term of the lease, (iii) real estate commission of 3% of Net Proceeds of Sale of properties on which the Managing Members or Affiliates furnish a substantial amount of sales efforts, and (iv) 10% of Net Cash Flow less the Net Cash Flow actually distributed to the Managing Members. The Managing Members will review the reimbursements that they and their Affiliates receive at the end of each fiscal year of the Company. If the Managing Members and their Affiliates receive reimbursement for items set forth in Section 6.2(a)(i) to (iv) in excess of the limitations set forth in this section, they will refund the difference to the Company within 30 days of discovery of such excess. Such review shall not take into account any of the fees that might be paid in years after the fiscal year for which the calculation is made.

      (c) The Company's annual report to Limited Members will contain information concerning reimbursements made to the Managing Member and its Affiliates. Within the scope of the annual audit, an independent certified public accountant shall verify the allocation of costs to the Company. The methods of verification shall be in accordance with generally accepted auditing standards and shall, accordingly, include such tests of the accounting records and such other auditing procedures that the Managing Member's independent certified public accountants consider appropriate in the circumstances. Such methods of verification shall at a minimum provide: (i) a review of the time records of employees and control persons, the costs of whose services were reimbursed and (ii) a review of the specific nature of the work performed by each such employee and control person. The additional cost of such verification will be itemized by such accountant on a program-for-program basis, and the Managing Members will be reimbursed for such additional cost only to the extent that the cost of such verification, when added to all reimbursements to the Managing Members for services rendered to the Company, does not exceed the competitive price for such services which would be charged by non-affiliated persons rendering similar services in the same or comparable geographic location.

      (d) The Managing Members and their Affiliates will not be reimbursed or otherwise paid for any services except as set forth in Section 6.2(a).

       6.3 OTHER ACTIVITIES OF MANAGING MEMBERS. The Managing Members, during the term of this Company, may engage in and possess an interest for their own account in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management, syndication, brokerage, investment in and development of real estate; and neither the Company nor any Member, by virtue of this agreement, shall have any right in and to said independent ventures or any income or profits derived therefrom. Nothing in this section shall be deemed to diminish the Managing Member's overriding fiduciary obligation to the Company, or to constitute a waiver of any right or remedy the Company or Limited Members may have in the event of a breach by a Managing Member of such obligation.

      6.4  INDEMNIFICATION AND LIABILITY OF MANAGING MEMBERS.

      (a) The Company shall indemnify each of the Managing Members and their Affiliates (other than an Affiliate that is acting in the capacity of a Broker-Dealer selling Units) against any claim or liability incurred or imposed upon such Managing Member or such Affiliates provided such Managing Member or Affiliate was acting on behalf of or performing services for the Company and the Managing Member has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company, and such conduct of the Managing Member or Affiliate did not constitute misconduct or negligence. The Managing Members or Affiliates shall not be liable to the Company or any Member by reason of any act or omission of such Managing Member or Affiliate provided the Managing Member has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company, and such conduct of the Managing Member or Affiliate did not constitute misconduct or negligence. Solely for purposes of this Section 6.4, but for all such purposes, the term "Affiliate" shall mean only those Affiliates, as defined in Section 2.5, that furnish services to the Company within the scope of the Managing Members' authority.
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      (b) No Managing Member or Affiliate or any Broker-Dealer selling Units shall be indemnified for any liability imposed by judgment, or costs associated therewith, including attorneys' fees, arising from or out of a violation of state or federal securities laws. The Managing Members and such Affiliates, and such Broker-Dealers, shall be indemnified for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that the party seeking indemnification places before the court the position of the Massachusetts Securities Division, of the Missouri Securities Division, of the Pennsylvania Securities Commission, of the administrator of other relevant state securities laws and of the Securities and Exchange Commission on indemnification for securities law violations, and the court thereafter either:

            (i)  approves   the   settlement   and   finds   that
      indemnification of the settlement and related costs should be made, or

           (ii) approves indemnification of litigation costs if a successful defense is made.

   Any indemnification pursuant to this Section 6.4, or otherwise, shall be recoverable only from the assets of the Company and not from any of the Limited Members. No Managing Member or Affiliate shall be entitled to advances for legal expenses and other costs incurred as a result of legal action initiated against the Managing Members or Affiliate unless (1) the action relates to the performance of the duties of such Managing Member or Affiliate on behalf of the Company, (2) the action is not initiated by a Limited Member, and (iii) the Managing Member or Affiliate undertakes to repay such advances in cases in which it is determined they are not entitled to indemnification.

      (c) The Managing Member shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in its immediate possession or control, and the Managing Member shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Company. The Managing Members and the Company may not permit the Limited Members to contract away the fiduciary duty owed to the Limited Members by the Managing Members under the common law.

      6.5 PROHIBITED TRANSACTIONS. Notwithstanding anything to the contrary contained herein, the Managing Members and Affiliates of the Managing Members (i) may not receive interest and other financing charges or fees on loans made to the Company in excess of the amounts that would otherwise be charged by unaffiliated lending institutions on comparable loans for the same purpose and in the same locality of the Property if the loan is made in connection with a particular Property, (ii) may not require a prepayment charge or penalty on any loan from the Managing Members to the Company, (iii) may not provide financing to the Company that is payable over a period exceeding 48 months or for which more than 50% of the principal is due in more than 24 months, (iv) may not grant to themselves an exclusive listing for the sale of any Property, (v) may not directly or indirectly pay or award any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such adviser to advise the purchaser of the Units, provided, however, that this provision shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling the Units, (vi) may not commingle Company funds with the funds of any other person, (vii) may not sell property to, purchase property from, or lease property to or from the Company, provided that the Company may purchase real property from the Managing Members or their Affiliates (but not from affiliated programs unless the interest purchased by the Company from the affiliated program is equal to or smaller than the interest retained by the affiliated program and the joint venture so created complies with section 6.6 of this agreement) if the Managing Members or their Affiliates purchased the property in their own name and temporarily held title thereto for a period not in excess of twelve months for the purpose of facilitating the acquisition of the property, the borrowing of money, the obtaining of financing for the Company or any other purpose related to the business of the Company, and the property is purchased by the Company for a price no greater than the price paid by the Managing Members or their Affiliates plus Acquisition Expenses in accordance with the provisions of this agreement, and any profit or loss on such property during such period is paid to or charged against the Company, and there is no other benefit arising out of such transaction to the Managing Members or their Affiliates apart from compensation otherwise permitted by this agreement (the prohibitions of this Section 6.5(vii) shall also apply to any program in which the Managing Members have an interest), (viii) may not receive a commission or fee in connection with the reinvestment or distribution of the proceeds of the resale, exchange or refinancing of the Properties (ix) may not cause the Company to incur indebtedness directly or indirectly related to the purchase of properties, from any source, aggregating in excess of 60% of the
                                  A-14

purchase price of all Company Properties, (x) may not cause the Company to invest in other limited partnerships or limited liability companies, provided that joint venture arrangements set forth in
Section 6.6 shall not be prohibited, (xi) may not cause the Company to acquire property in exchange for Units, (xii) may not cause the Company to pay a fee to the Managing Members or their Affiliates for insurance coverage or brokerage services, (xiii) may not cause the Company to make loans or investments in real property mortgages other than in connection with the purchase or sale of the Company's properties, (xiv) may not cause the Company to operate in a manner as to be classified as an "investment company" for purposes of the Investment Company Act of 1940, (xv) may not cause the Company to underwrite or invest in the securities of other issuers, except as specifically discussed in Section 6.6 and in the Prospectus, (xvi) may not cause the Company to incur the cost of that portion of liability insurance that insures the Managing Members or their Affiliates for any liability as to which such Managing Members or their Affiliates are prohibited from being indemnified under Section 6.4., (xvii) may not receive a real estate commission in connection with the purchase, sale or financing of a Property and will not permit aggregate compensation to others in connection with the sale of any Property to exceed a Competitive Real Estate Commission,
(xviii) may not receive an Acquisition Fee (including, without limitation, Development Fee or Construction Fee) or permit such Acquisition Fees, together with Acquisition Expenses paid to any party, by the Company to exceed 18% of the total capital contributions of Limited Members pursuant to Section 4.2 of this agreement, (xix) may not cause the Company to incur Front-End Fees to the extent that such fees would cause the Company's Investment in Properties to be less than 80% of capital contributions, (xx) may not receive any rebate or give-up nor participate in any reciprocal business arrangement in circumvention of the NASAA Guidelines, nor shall any Managing Member participate in any reciprocal business arrangement that would circumvent the restrictions of such NASAA Guidelines against dealing with affiliates or promoters, and (xxi) may not cause the Company to make any loans or advances at any time to the Managing Members or their Affiliates.

       6.6 INVESTMENTS IN OTHER PROGRAMS. The Company may purchase limited partnership or limited liability company interests of another program. The Company may, however, invest (a) in general partnerships or ventures that own and operate a particular property provided the Company, either alone or together with any publicly-registered Affiliate, acquires a controlling interest in such other ventures or general partnerships, and such general partnerships or joint venture does not result in duplicate fees, or (b) in joint venture arrangements with another publicly-registered program sponsored by the Managing Members or their Affiliates. For purposes of Section 6.6(a), "controlling interest" means an equity interest possessing the power to direct or cause the direction of the management and policies of the Company or joint venture, including the authority to:

      (i) review all contracts entered into by the general Company or joint venture that will have a material effect on its business or property;

     (ii) cause a sale or refinancing of the property or the Company's interest therein subject in certain cases where required by the Company or joint venture agreement, to limits as to time, minimum amounts and/or a right of first refusal by the joint venture Member or consent of the joint venture Member;

    (iii) approve budgets and major capital expenditures, subject to a stated minimum amount;

     (iv) veto any sale or refinancing of the property, or, alternatively, to receive a specified preference on sale or refinancing proceeds; and,

      (v) exercise a right of first refusal on any desired sale or refinancing by the joint venture Member of its interest in the property except for transfer to an Affiliate of the joint venture Member.

       For purposes of 6.6(b), the Company shall be permitted to invest in joint venture arrangements with another publicly-registered program or programs sponsored by the Managing Members or their Affiliates for the purpose of acquiring a property from unaffiliated parties only if all the following conditions are met:

      (a) The two programs have substantially identical investment objectives;

      (b)  There are no duplicate property management or other fees;
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      (c) The Managing Members' compensation is substantially identical in each program;

      (d) In the event of a proposed sale of property held in the joint venture by the other joint venture Member, the Company will have a right of first refusal to purchase the other party's interest; and

      (e) The investment by each of the programs in the joint venture must be on substantially the same terms and conditions.


       6.7 UNIMPROVED OR NON-INCOME PRODUCING PROPERTY/PROPERTY UNDER CONSTRUCTION.

      (a) The Company may not acquire unimproved or non-income producing property except in amounts and upon terms which can be financed by the Limited Members' capital contributions or from funds provided from operations. In no event shall the Company acquire unimproved or non-income producing property exceeding 10% of the total capital contributions of Limited Members pursuant to
   Section 4.2 of this agreement. For purposes of this Section 6.7, properties that are expected to produce income within two years shall not be considered unimproved or non-income producing properties.

      (b) The Company may not acquire property which is under construction unless completion is guaranteed at the purchase price contracted for by (i) a completion bond, (ii) a written guarantee by a person who, or entity that, has provided financial statements demonstrating sufficient net worth and collateral, or
   (iii) retention of a reasonable portion of the purchase price as an offset in the event the seller does not perform.

       6.8 INVESTMENTS IN JUNIOR TRUST DEEDS. The Company may not invest in junior trust deeds and other similar obligations except to the extent such investments arise upon sale of Properties. In no event shall such investments exceed 10% of the gross assets of the Company.

       6.9 REQUIREMENT FOR REAL PROPERTY APPRAISAL. All Property acquisitions by the Company will be supported by an appraisal prepared by a competent, independent appraiser. The appraisal will be maintained in the Company's records for at least five years and will be available for inspection and duplication by any Limited Member.

       6.10  BALLOON PAYMENTS.

      (a) Any Indebtedness of the Company (which shall, in any event, be subject to the limitations contained in Section 6.5(ix) of this agreement) which is not fully amortized in equal payments over a period of not more than 30 years, shall have a maturity date (due date) which is not earlier than ten years after the date of purchase of the underlying property or two years after the anticipated holding period of the property (provided such holding period is at least seven years); provided, however, that this Section 6.10(a) shall not limit the ability of the Company to finance Properties using adjustable rate mortgages.

      (b) The Company may not incur indebtedness of any kind, including all-inclusive and wrap-around loans and interest-only loans, in connection with the purchase of a Property, but may assume indebtedness on operating properties that complies with the provisions of this section 6.10 and section 6.5(ix).

      (c) The provisions of this Section 6.10 shall not apply (but the provisions of section 6.5(ix) shall apply) to indebtedness representing, in the aggregate, 25% or less of the total purchase price of all Properties acquired, or to interim financing, including construction financing, with a full take-out commitment.

      6.11  SELLING COMMISSIONS.

      (a) Except as otherwise provided in this Section 6.11, the Company shall pay any and all Selling Commissions and expense allowances in the amount of $100 per Unit sold in accordance with the Dealer Manager Agreement with AEI Securities Incorporated. The Company shall also reimburse the Dealer Manager for the bona fide due diligence expenses of dealers selling Units to the extent the aggregate of such reimbursements do not exceed $5.00 per Unit sold.
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       (b)    A  registered  principal  or  representative  of   AEI
   Securities Incorporated or any other broker-dealer may purchase Units net of commissions, at a per Unit purchase price of $920.

      6.12  ROLL-UP TRANSACTIONS

       (a) The Company shall not participate in any Roll-Up (i) which would result in Limited Members having democracy rights in the Roll-Up Entity which are less than those provided in this Company Agreement (provided that, if the form of the Roll-Up entity is other than a Company, the democracy rights shall conform to those provided in this Company Agreement to the greatest extent possible); (ii) which includes provisions that would act to materially impede or frustrate the accumulation of shares of any purchaser of the securities of the Roll-Up entity (except to the extent required to preserve the tax status of the Roll-Up Entity); (iii) which would limit the rights of Limited Members to exercise voting rights in the securities of the Roll-Up entity on the basis of the number of equity interests held by such Limited Members; (iv) which would result in a Roll-Up Entity which would have rights to access of records less than those of the Company; or (v) which provides for the costs of the Roll-Up to be borne by the Company and which is not approved by Limited Members.

      (b) No Roll-Up shall be conducted unless an appraisal of all material Company assets has been obtained from a competent person or entity that has no material relationship with the Managing Members or their Affiliates and who is engaged to a substantial extent in rendering opinions on the value of assets held by the Company and is qualified to perform such appraisal. The appraisal shall be based on an evaluation of all relevant information, assuming an orderly liquidation of the Company's assets over a 12-month period, and shall indicate the value of the Company's material assets as of a date immediately preceding announcement of the proposed Roll-Up. A summary of the appraisal shall be included in a report to the Limited Members in connection with the Proposed Roll-Up and if such report is a part of a prospectus used to offer securities in the Roll-Up Entity, the appraisal shall be filed with the SEC and the states in connection with the registration statement for the offering.

      (c) Any Limited Member who votes against a Roll-Up that is completed, shall be given the option to (i) accept the securities in the Roll-Up Entity in the Roll-Up, or (ii) either one of (x) remaining a Limited Member in the Company or (y) receiving cash in the amount of the appraised value of the assets of the Company.

             VII.  PROVISIONS APPLICABLE TO LIMITED MEMBERS

       The following provisions shall apply to the Limited Members, and the Limited Members hereby agree thereto.

       7.1 LIABILITY. The Limited Members shall be liable with respect to the Company only to the extent of the amount of the contribution to capital made by such Limited Members as provided in
Section 4.2.  The Units are nonassessable.

       7.2 NO PARTICIPATION IN MANAGEMENT. No Limited Member shall take any part or participate in the conduct of, or have any control over, the business of the Company, and no Limited Member shall have any right or authority to act for or to bind the Company; provided, however, that the Company may not sell all or substantially all of the assets of the Company without the prior written consent of a majority of the Limited Members, by interest.

       7.3 NO WITHDRAWAL OR DISSOLUTION. No Limited Member shall at any time withdraw from the Company except as provided in this
agreement.   No  Limited Member shall have the  right  to  have  the
Company  dissolved or to have his or her contribution to the capital
of  the Company returned except as provided in this agreement.   The
death or bankruptcy of a Limited Member shall not dissolve or terminate the Company.

       7.4 CONSENT. To the fullest extent permitted by law, each of the Limited Members hereby consents to the exercise by the Managing Member of all the rights and powers conferred on the Managing Member by this agreement.

       7.5 POWER OF ATTORNEY. Each of the Limited Members and the Special Managing Member hereby irrevocably constitute and appoint the Managing Member his or her or its true and lawful attorney, in his or her or its name, place and stead to make, swear to, execute, acknowledge and file:
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      (a) this Operating Agreement and any and all certificates of formation of the Company, and any amendments thereto that may be required by the Limited Liability Company Act, including amendments required for the reflection of return of capital to any Member or the contribution of any additional capital, and the continuation of the business of the Company by a substitute and/or additional Managing Member;

      (b) any certificate or other instrument and any amendments thereto that may be required to be filed by the Company in order to accomplish the business and the purposes of the Company, including any business certificate, fictitious name certificate or assumed name certificate;

      (c) any cancellation of such certificates of formation, this Operating Agreement and any and all other documents and instruments that may be required upon the dissolution and liquidation of the Company;

      (d) new certificates of formation and any and all documents and instruments that may be required to effect a continuation of the business of the Company as provided in this agreement; and

       (e) any amended operating agreement or certificate of formation that has been duly adopted hereunder or authorized hereby.

       It is expressly intended that the foregoing power of attorney is (1) coupled with an interest and shall survive the bankruptcy, death, incompetence or dissolution of any person hereby giving such power and (2) does not affect the Limited Members' rights to approve or disapprove any amendments to this agreement or other matters as provided elsewhere herein.

       If a Limited Member assigns his or her interest in the Company, as provided in Article IX, the foregoing power of attorney shall survive the delivery of the instruments effecting such assignment for the purpose of enabling the Managing Member to sign, swear to, execute and acknowledge and file any and all amendments to the certificates of formation of the Company and other instruments and documents necessary to effectuate the substitution of the assignee as a Limited Member.

       7.6 LIMITATION OF ACQUISITION OF EQUITY SECURITIES OF THE MANAGING MEMBERS. The Limited Members (excluding the Managing Members or their Affiliates who purchase Limited Liability Company Units) shall not own, directly or indirectly, individually or in the aggregate, more than 20% of the outstanding equity securities of either of any Managing Member or its Affiliates.

       The phrase "own, directly or indirectly" used herein shall have the meaning set forth in Section 318 of the Internal Revenue Code of 1954, as currently in effect or as hereafter amended. As of the date hereof, such term includes ownership by a Limited Member, his or her spouse, children, grandchildren, parents, any Company of which the Limited Member or any of the foregoing is a member, any estate or trust of which the Limited Member or any of the foregoing is the beneficiary and any corporation at least 50% owned in the aggregate by said Limited Member or any of the foregoing.

      7.7  RIGHT TO PRESENT UNITS FOR PURCHASE.

      (a) Beginning 36 months from the date of the Prospectus, each Limited Member shall have the right, subject to the provisions of this Section 7.7, to present his or her Units to the Company for purchase by submitting notice on a form supplied by the Company to the Managing Member specifying the number of Units he or she wishes repurchased. Such notice must be postmarked after January 1 but before January 31, and after July 1 but before July 31 of each year. On March 31 and September 30 of each year, and subject to the limitations set forth below, the Managing Member shall cause the Company to purchase the Units of Limited Members who have tendered their Units to the Company. The purchase price shall be equal to eighty percent (80%) of the Net Value of the Company's assets divided by the number of Units outstanding. The Managing Members shall publish the repurchase price offered for Units based on the Net Value of the Company's assets on the first business day of January and July of each year. The Company will not be obligated to purchase in any year any number of Units such that such Units, when aggregated with all other transfers of Units that have occurred since the beginning of the same calendar year (excluding Permitted Transfers) would exceed five percent (5%) of the total number of Units outstanding on January 1 of such year. In the event requests for purchase of Units received
                                  A-18

   in any given year exceed the five percent (5%) limitation, the Units to be purchased will be determined based on the postmark date of the written notice of Limited Members tendering Units. Any Units tendered but not selected for purchase in any given year will be considered for purchase in subsequent years only if the Limited Member retenders his or her Units. In no event shall the Company be obligated to purchase Units if, in the sole discretion of the Managing Member, such purchase would impair the capital or operation of the Company nor shall the Company purchase any Units in violation of applicable legal requirements.

      (b) For purposes of all calculations pursuant to Article V of this agreement, any Net Cash Flow or Net Proceeds of Sale used to repurchase Units or to repay borrowings that were used to repurchase Units shall be deemed distributed to the remaining Limited Members pro rata based on the ratio of the number of Units owned to all Units outstanding after such repurchase.

      7.8 VOTING RIGHTS. To the extent permitted under the Limited Liability Company Act, as amended, the Limited Members may, by vote of a majority of the outstanding Units (excluding Units held by the Managing Members for their own accounts), and without the concurrence of the Managing Members:

           (1) amend this Operating Agreement in accordance with the provisions of Article XI;

           (2)  remove the Managing Member and elect a new  Managing
           Member   in   accordance  with  Section  10.4   of   this
           agreement;

           (3)   approve   or  disapprove  the  sale   of   all   or
           substantially all of the assets of the Company;

           (4)  dissolve  the  Company in  accordance  with  Section
           12.1(g).

                VIII.  BOOKS OF ACCOUNT; REPORTS AND FISCAL MATTERS

      8.1 BOOKS; PLACE; ACCESS. The Managing Member shall maintain accurate books of account and each and every transaction shall be entered therein. The Company records shall contain the names and addresses of all Members. The books of account and the records shall be kept at the office of the Company in St. Paul, Minnesota, and any Member or his or her legal counsel may inspect and copy the Company books and records at any time during ordinary business hours. The Managing Member shall have no obligation to deliver or mail to Limited Members copies of certificates of limited Company or amendments thereto.

      8.2 METHOD. The books of account shall be kept in accordance with generally accepted accounting principles.

      8.3 FISCAL YEAR. The fiscal year of the Company shall end on December 31 of each year.

      8.4 ANNUAL REPORT. At the Company's expense, the books of account shall be audited at the close of each fiscal year by a firm of independent public accountants selected by the Managing Member, and a copy of its report shall be transmitted within 120 days after the close of such fiscal year to the Members and to such state securities commissioners as may be required by the rules and regulations of the various states.

      The annual report shall contain (a) a balance sheet as of year end, a statement of operations for the year then ended, a statement of Members' equity, and statement of cash flows, all of which shall be audited with a report containing an unqualified opinion expressed thereon, or an opinion containing no material qualification of an independent public accountant, (b) a report of the activities of the Company during the period covered by the report and (c) the amount of any fees or other reimbursements to the Managing Members or any Affiliates of the Managing Members during the fiscal year to which such annual report relates, including information required by
Section 6.2. Such report shall set forth distributions to Limited Members for the period covered thereby and shall separately identify distributions from (i) cash flow from operations during the period,
(ii) cash flow from operations during a prior period that had been held as reserves, (iii) proceeds from the disposition of property and investments and (iv) reserves from the gross proceeds of the
                                  A-19

offering   originally  obtained  from  the  Limited  Members.    The
financial information contained in the annual report will be prepared on the GAAP basis. The Managing Member also shall make available to each Limited Member, upon request, a copy of any annual reports that the Company may be required to file with the Securities and Exchange Commission within 90 days after the close of the period to which such reports relate.

       8.5 QUARTERLY REPORTS. During the life of the Company, the Managing Member shall prepare and distribute to all Members within 60 days after the end of each quarter and to such state securities commissioners as may be required by the rules and regulations of the various states, a quarterly summary of Company financial results. Such quarterly reports shall contain (a) a current condensed balance sheet, which may be unaudited, (b) a condensed operating statement for the quarter then ended, which may be unaudited, (c) a condensed cash flow statement for the quarter then ended, which may be unaudited, and (d) other pertinent information regarding the Company and its activities during the quarter covered by the report. Such quarterly reports shall also contain a detailed statement setting forth the services rendered, or to be rendered, by the Managing Members or their Affiliates and the amount of the fees received. The Managing Member also shall make available to each Limited Member, upon request, a copy of any reports that the Company may be required to file with the Securities and Exchange Commission within 45 days after the close of the period to which such reports relate.

        8.6 SPECIAL REPORTS. The Managing Member shall have prepared, as of the end of each quarter in which a Property is acquired, a special report of real property acquisitions within the quarter. Such special reports shall be distributed to the Limited Members for each quarter in which a Property is acquired until all proceeds available from the offering of Units are invested or returned to the Limited Members as provided in Section 4.5. Such special reports shall describe the Properties acquired and shall include a description of the geographic location and the market upon which the Managing Member is relying. The special report shall include all facts that reasonably appear to materially influence the value of the Property, including, but not limited to, the date and amount of the appraised value, the purchase price and terms of the purchase, the amount of proceeds in the Company that remain unexpended or uncommitted and any Acquisition Expenses paid by the Company to the Managing Members or their Affiliates in connection with real property acquisitions within the quarter.

       8.7 TAX RETURNS; TAX INFORMATION. Within 75 days after the close of each fiscal year, all necessary tax information shall be transmitted to all Members and to such state securities commissioners as may be required by the rules and regulations of the various states.

       8.8 BANK ACCOUNTS. Except as otherwise described in the Prospectus, the Managing Member shall select a bank account or accounts for the funds of the Company, and all funds of every kind and nature received by the Company shall be deposited in such account or accounts. The Managing Member shall designate from time to time the persons authorized to withdraw funds from such accounts. The funds of the Company will not be commingled with funds of any other person or entity.

      8.9 TAX ELECTIONS. In the event of a transfer of all or part of the Company interest of any Member, the Company, in the sole discretion of the Managing Member, may elect pursuant to Section 754 of the Internal Revenue Code of 1986 (or any successor provisions) to adjust the basis of the assets of the Company. The Managing Member shall be the "tax matters Member" for the Company as that term is defined in Section 6231 of the Internal Revenue Code of 1986, as amended.

       8.10 INVESTOR LIST. In addition to the other records maintained by the Company, the Company shall maintain at all times, in alphabetical order and on white paper with printing in not less than 10 point type, a list of Limited Members, including the names, addresses and business telephone numbers of the Limited Members and the number of Units held by each, which shall be updated at least quarterly to reflect changes in the information contained therein. The list of Limited Members shall be available for inspection by any Limited Member or such Limited Member's designated agent at the office of the Company upon request of such Limited Member. In addition, a copy of the Limited Member list shall be mailed to any
Limited Member requesting the same within ten (10) days of the receipt of a written request. The Company may charge a reasonable fee to such Limited Member to cover the costs of reproduction and postage. The purposes for which such list may be requested by the Limited Members shall include, without limitation, matters relating to voting rights of the Limited Members and the exercise of rights of the Limited Members under federal proxy laws. If the Managing
Member neglects or refuses to exhibit, produce or mail a copy of the Limited Member list as requested, the Managing Member shall be liable for the costs, including attorneys' fees, incurred by the
                                  A-20

Limited Member in compelling the production of the list and for the actual damages suffered by the Limited Member by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the request for inspection or for a copy of the Limited Member list is to secure such list or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant  as  a  Limited Member relative  to  the  affairs  of  the
Company.   The  Managing Member may require that the Limited  Member
requesting such list to represent that the list is not requested for a commercial purpose unrelated to the Limited Member's interest in the Company. For all such purposes, the acquisition of additional Units shall be considered a commercial purpose unrelated to the Limited Member's interest in the Company. The Managing Member may also require, as a condition to making such list available, (i) that the list be requested under the signature of the Limited Member of record rather than a person or entity holding a power of attorney for such Limited Member; and (ii) whenever the Managing Member has a reasonable belief that such list will be used to solicit purchases of Units, that the requesting Limited Member agree to provide materials to the persons solicited, and to the Managing Member for review and comment prior to use, generally complying with the disclosure requirements of Section 14(d) of the Securities Exchange Act of 1934 and Rule 14d-6 promulgated thereunder, including, without limitation, the price at which the Fund last agreed to repurchase Units and the price at which Units were last purchased in any secondary trading service that is published. The remedies set forth in this section
8.10 shall be in addition to, and not by way of limitation of, remedies available to Limited Members under federal law, or the laws of any state.



            IX.  ASSIGNMENT OF LIMITED MEMBER'S INTEREST

       The Company interest of a Limited Member shall be represented by a Certificate of Participation. The form and content of the Certificate of Participation shall be determined by the Managing Member. The Company interest of a Limited Member may not be assigned, pledged, mortgaged, sold or otherwise disposed of, and no Limited Member shall have the right to substitute an assignee in his or her place, except as provided in this Article IX.

      9.1  LIMITED MEMBERS.

      (a) Other than pursuant to a Permitted Transfer, no Limited Member shall transfer or assign any part of his or her interest in the Company, and no such transfer or assignment shall be recognized by the Company but shall be null and void, if such transfer or assignment, when added to all other transfers or assignments made during the same fiscal year, other than (A) Permitted Transfers, (B) Qualified Matching Service Transfers, or
   (C)  transfers pursuant to the repurchase provisions  of  section
   7.7 of this agreement, would constitute transfers of in excess of two percent (2%) of Company interests outstanding. The Managing Member may request such information from a transferring Limited Member as is necessary to determine whether a transfer is a Permitted Transfer or a Qualified Matching Service Transfer. The Managing Member may refuse to affect any transfer if the transferring Limited Member is unable, or refuses, to demonstrate that the transfer is a Permitted Transfer or Qualified Matching Service Transfer or if the Managing Member is not able to verify, to its satisfaction, that the transfer will qualify for a safe harbor under Treasury Regulation 1.7704-1(e) or (g).

      (b) Except as provided in Section 9.1(a), each Limited Member may transfer or assign all or part of his or her interest in the Company as provided in the Limited Liability Company Act; provided, however, that no transfer or assignment shall be effective until written notice thereof is received by the Managing Member and the Managing Member approves such transfer or assignment. Such approval shall be granted unless the Managing Member determines that the transfer will cause a violation of the provisions of this agreement, including the percentage limitations referred to in Section 9.1(a) above. In any case that a transfer is not permitted for any reason other than pursuant to the limitations set forth in section 9.1(a), the decision to prohibit the transfer shall be supported by an opinion of counsel. All transfers or assignments of interests in the Company occurring during any month shall be deemed effective (i.e., the transferee shall become a Limited Member of record) on the last day of the calendar month in which written notice thereof is received by the Managing Member.

      (c) No assignee of all or part of the Company interests of any Limited Member shall have the right to become a substitute Limited Member unless (i) his or her assignor has stated such intention in the instrument of assignment, (ii) such assignee shall pay all expenses in connection with such admission as a substitute Limited Member, as described in Section 9.2 and (iii) such the transfer to such assignee has been made in compliance with Section 9.1(a).

      (d) No purported sale, assignment or transfer by a Limited Member of less than two and one-half Units (two Units for transfers by Qualified Plans and Individual Retirement Plans) will be permitted or recognized, except by gift, inheritance, intra-family transfers, family dissolutions, transfers to Affiliates or by operation of law.

       (e) If a Limited Member dies, his or her executor, administrator or trustee, or if he or she is adjudged incompetent or insane, his or her committee guardian or conservator, or if he or she becomes bankrupt, the receiver or trustee of his or her
                                  A-21

   estate, shall have the rights of a Limited Member for the purpose of settling or managing his or her estate and such power as the decedent or incompetent possessed to assign all or any part of his or her Units and to join with the assignee thereof in satisfying conditions precedent to such assignee becoming a substitute Limited Member. The death, dissolution or adjudication of incompetency or bankruptcy of a Limited Member shall not dissolve the Company.

      (f) By executing and adopting this agreement, each Limited Member hereby consents to the admission of additional or substitute Limited Members by the Managing Member and to any assignee of his or her Units becoming a substitute Limited Member.

      9.2 DOCUMENTS AND EXPENSES. As a condition to admission as a substitute Limited Member, an assignee of all or part of the Company interest of any Limited Member or the legatee or distributee of all or any part of the Company interest of any Limited Member shall execute and acknowledge such instruments, in form and substance satisfactory to the Managing Member, as the Managing Member shall deem necessary or advisable to effectuate such admission and to confirm the agreement of the person being admitted as such substitute Limited Member to be bound by all of the terms and provisions of this agreement. Such assignee, legatee or distributee shall pay all reasonable expenses, not exceeding $100, in connection with such admission as a substitute Limited Member.

       9.3 ACQUIT COMPANY. In the absence of written notice to the Company of any assignment of a Company interest, any payment to the assigning Member or his or her executors, administrators or representatives shall acquit the Company of liability to the extent of such payment to any other person who may have an interest in such payment by reason of an assignment by the Member or by reason of such Member's death or otherwise.

       9.4 RESTRICTION ON TRANSFER. Notwithstanding the foregoing provisions of this Article IX, no sale or exchange of a Company interest may be made if the interest sought to be sold or exchanged, when added to the total of all other Company interests sold or exchanged within the period of 12 consecutive months prior thereto, would result in the termination of the Company under section 708 of the Internal Revenue Code of 1986 (or any successor section).

       9.5 ENDORSEMENT ON CERTIFICATE. The foregoing provisions governing the assignment of the Company interest of a Limited Member shall be indicated by an endorsement on the certificate evidencing such Limited Member's interest in the Company, in the form as determined from time to time by the Managing Member.

      X. DEATH, WITHDRAWAL, EXPULSION AND REPLACEMENT OF THE MANAGING
         MEMBERS

       10.1 DEATH. In the event of the death of the Special Managing Member, the estate of the Special Managing Member shall assume all of his obligations under this agreement and be responsible for their discharge. The estate may elect to withdraw from the Company only upon satisfaction of the conditions in Section
10.2 applicable to the Special Managing Member.

       10.2 WITHDRAWAL. The Managing Member may not withdraw from the Company without first providing 90 days' written notice to the Limited Members of its intent to so withdraw and providing a substitute Managing Member to the Company that shall be accepted by a vote of not less than a majority, by interest, of the Limited Members (excluding any Limited Company Units held by any Managing Member for its own account); provided, however, that nothing in this agreement shall be deemed to prevent the merger, consolidation or reorganization of the Managing Member into or with a successor entity controlled by, or under common control with, a Managing Member, and such successor entity shall be deemed to be the Managing Member of the Company for all purposes and effects and shall succeed to and enjoy all rights and benefits and bear all obligations and burdens conferred or imposed hereunder upon the Managing Member. The Limited Members shall vote to accept or reject the proposed substitute Managing Member in person or by proxy at a meeting called by the Managing Member for such purpose in accordance with Section
11.1 of this agreement.

       The Special Managing Member may not withdraw from the Company prior to December 31, 2000.
                                  A-22

       10.3 EXPULSION. A Managing Member shall be expelled without further action for "cause," which means (1) final judicial determination or admission of its bankruptcy or insolvency, (2) withdrawal from the Company without providing a substitute Managing Member in accordance with Section 10.2 or (3) final judicial determination that it (i) was grossly negligent in its failure to perform its obligations under this agreement, (ii) committed a fraud upon the Members or upon the Company, (iii) committed a felony in connection with the management of the Company or its business or
(iv) was in material breach of its obligations under this agreement. This section does not limit the right of the Limited Members to remove the Managing Members upon a majority vote of the Limited Members.

       10.4   REMOVAL AND REPLACEMENT OF MANAGING MEMBERS.   In  the
event of (i) the wrongful withdrawal of a Managing Member or the expulsion of a Managing Member under circumstances that the Company lacks a Managing Member or (ii) the written proposal of Limited Members holding 10% or more of the issued and outstanding Units, and upon providing not less than 10 nor more than 60 days' written notice by certified mail to all Members, the Limited Members may call a meeting of the Company for the purpose of removing or replacing any or all of the Managing Members. At such meetings, any of the Managing Members may be removed or replaced without cause by a vote (rendered in person or by proxy) of a majority, by interest, of the Limited Members (excluding Units held by the Managing Members for their own accounts).

      10.5 PAYMENT FOR REMOVED MANAGING MEMBER'S INTEREST. Upon the expulsion, withdrawal or removal of a Managing Member, the Company shall pay to the terminated Managing Member all amounts then accrued and owing to the terminated Managing Member and an amount equal to the then present fair market value of the terminated Managing Member's interest in the Company determined by agreement of the terminated Managing Member and the Company, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the terminated Managing Member and the Company. The fair market value of the terminated Managing Member's interest shall be the amount the terminated Managing Member would receive upon dissolution and termination of the Company assuming that such dissolution or termination occurred on the date of the terminating event and the assets of the Company were sold for their then fair market value without any compulsion on the part of the Company to sell such assets. In the case of a voluntary withdrawal, the withdrawing Managing Member shall be paid the fair market value of its or his interest by the issuance by the Company of a non-interest bearing unsecured promissory note providing for payment of principal from distributions that the withdrawing Managing Member otherwise would have been entitled to receive under this agreement had such Managing Member not withdrawn. In the case of an involuntary termination, the terminated Managing Member shall be paid the fair market value of its or his interest by the issuance by the Company of a promissory note with a five year maturity payable in five equal installments of principal and interest at the prevailing market rate of interest.

       10.6 FAILURE TO ADMIT SUBSTITUTE MANAGING MEMBER. In the event that a substitute Managing Member has not been appointed and admitted as provided in Section 10.4 so that there is no Managing Member acting, the Company shall then be dissolved, terminated and liquidated.

                 XI.  AMENDMENT OF AGREEMENT AND MEETINGS

       11.1 GENERAL. Either Managing Member may, at any time, propose an amendment to this agreement and shall notify all Members thereof in writing, together with a statement of the purpose(s) of the amendment and such other matters as the Managing Member deems material to the consideration of such amendment. If such proposal does not adversely affect the rights of the Limited Members, such proposal shall be considered adopted and this agreement deemed amended. At any time, Limited Members holding not less than 10% of the issued and outstanding Units may propose an amendment to this agreement, or a meeting of Limited Members to consider any other proposal for which the Limited Members may vote hereunder, including the sale of all or substantially all of the assets of the Company. Upon the request in writing to the Managing Member of any person entitled to call a meeting, or in the event a proposal of a Managing Member adversely effects the rights of Limited Members, or in the event of objection by 10% of Limited Members by interest to such a proposal, the Managing Member shall call a special meeting of all Members, in each case at a location convenient to Limited Members, to consider the proposal at the time requested by the person requesting the meeting which shall be not less than 15 nor more than 60 days after receipt of such request. Written notice of the meeting shall be given to all Members either personally or by certified mail not less than 10 nor more than 60 days before the meeting, but in any case where a meeting is duly called by request of Limited Members, not more than 10 days after receipt of such request. Included in the notice shall be a detailed statement of
                                  A-23

the action proposed, including a verbatim statement of the wording of any resolution or amendment proposed. The notice shall provide that Limited Members may vote in person or by proxy. The affirmative vote of a majority, by interest, of the Limited Members (excluding any Units held by the Managing Members for their own accounts) shall decide the matter, without the consent of the Managing Members. In any event, however, no such amendment shall affect the allocation of economic interests to the Members or alter the allocation of Company management responsibilities and control without the approval of each Managing Member and a majority by interest, of the Limited Members, except as otherwise provided in
Article X.

      11.2 ALTERNATIVE TO MEETINGS. As an alternative to voting at meetings of the Company pursuant to this and other Articles of this agreement, the Limited Members may consent to and approve by written action any matter that the Limited Members may consent to and approve by vote at a meeting. In order to consent to and approve the matter, the same percentage of Limited Members, by interest, must sign the written action as is required by vote at a meeting; provided, however, that written notice is given to all Members at least 15 days before solicitation of signatures is begun.

                    XII.  DISSOLUTION AND LIQUIDATION

       12.1 EVENTS CAUSING DISSOLUTION. The Company shall be dissolved only upon the occurrence of one or more of the following events:

          (a)  the expiration of the term set forth in Section 1.4;

          (b) the occurrence of any event that, under the laws of the jurisdictions governing the Company shall dissolve the Company;

          (c)  the  bankruptcy of the Company or any  of  the  Managing
               Members;

          (d) the withdrawal or the expulsion of a Managing Member if a substitute Managing Member has not been timely admitted as provided in Article X, with the result that there is no Managing Member acting;

          (e) the decree of court that other circumstances render a dissolution of the Company equitable or required by law;

          (f) the sale or other disposition of all or substantially all of the assets of the Company; and

          (g) at any time by the affirmative vote of a majority, by interest, of the Limited Members (excluding Units held by the Managing Members for their own accounts) at a meeting called in accordance with Section 11.1 of this agreement.

      12.2 CONTINUATION OF BUSINESS. Except as provided in Section 12.3, upon the dissolution of the Company for any reason, the business of the Company and title to the property of the Company shall be vested in the Company continuing the business. Upon any such dissolution no Member, nor his or her legal representatives, shall have the right to an account of his or her interest as against the Company continuing the business, and no Member, nor his or her legal representatives, as against the Company continuing the business, shall have the right to have the value of his or her interest as of the date of dissolution ascertained nor have any right as a creditor or otherwise with respect to the value of his or her interest.

       12.3 LIQUIDATION AND WINDING UP. If dissolution of the Company should be caused by reason of (a) an event that makes it unlawful for the business of the Company to be carried on or for the Members to carry it on in the Company, (b) the bankruptcy of the Company, (c) the withdrawal or expulsion of a Managing Member and no substitute Managing Member has been timely admitted as provided in
Article  X, with the result that there is no Managing Member acting,
(d) a decree of court that other circumstances render a dissolution and winding up of the affairs of the Company equitable or required by law, (e) the sale of all or substantially all of the assets of the Company, (f) the express will of Limited Members as provided in
Section 12.1(g) above, the Company shall be liquidated and the Managing Member (or the person or persons selected by a decree of court to carry out the winding up of the affairs of the Company) shall wind up the affairs of the Company.
                                  A-24

       The Managing Member or the person winding up the affairs of the Company shall promptly proceed to liquidate the Company. No distribution upon liquidation in kind of property and assets shall be made to Limited Members. In settling the accounts of the Company, the assets and the property of the Company shall be distributed in the following order of priority:

      (a) To the payment of all debts and liabilities of the Company, including loans by Members that are secured by mortgages, but excluding any other loans or advances that may have been made by the Members to the Company, in the order of priority as provided by law;

      (b) To the establishment of any reserves deemed necessary by the Managing Member or the person winding up the affairs of the Company for any contingent liabilities or obligations of the Company;

      (c) To the repayment of any unsecured loans or advances that may have been made by any Members to the Company in the order of priority as provided by law;

      (d) Any remaining balance will be distributed to the Members pro rata based on each Member's positive capital account balance, after giving effect to allocations pursuant to Sections 5.1 and
   5.3 and after taking into account all capital account adjustments for the Company taxable year during which liquidation occurs (other than those made pursuant to this Section 12.3(d)).

                   XIII.  MISCELLANEOUS PROVISIONS

       13.1 INTERPRETATION. The terms and provisions of this agreement shall be governed by and construed in accordance with the laws of the State of Delaware. All references herein to Articles and Sections refer to Articles and Sections of this agreement. All Article and Section headings are for reference purposes only and shall not affect the interpretation of this agreement. The use of the masculine gender, for all purposes of this agreement, shall be deemed to refer to both male and female Members.

       13.2 NOTICE. Any notice given in connection with the business of the Company shall be duly given if mailed, by certified or registered mail, postage prepaid: if to the Company, to the principal office of the Company set forth in Section 1.3 or to such other address as the Company may hereafter designate by notice to the Members; if to the Managing Member or the Special Managing Member, to the address set forth in Section 1.3 or such other address as such Managing Members may hereafter designate by notice to the Company; if to the Limited Members, to the addresses set forth in the subscription agreement executed by each Limited Member or to such other address as such Limited Members may hereafter designate by notice to the Company.

       13.3 SUCCESSORS AND ASSIGNS. Except as herein otherwise provided to the contrary, this agreement shall be binding upon and inure to the benefit of the parties hereto and their personal representatives, assigns and successors.

      13.4 COUNTERPARTS. This agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

      13.5 SEVERABILITY. In the event that any provision of this agreement shall be held to be invalid, the same shall not affect the validity of the remainder of this agreement or the validity or the formation of the Company as a limited Company under the Limited Liability Company Act.

      IN WITNESS WHEREOF, this agreement has been executed as of the ______ day of _____________________1998.

LIMITED MEMBERS                              MANAGING MEMBERS

I. By AEI Fund Management XXI, Inc.,         AEI Fund Management XXI, Inc.
                                  A-25

   attorney-in-fact                          Managing Member

By________________________                   By____________________________
  Robert P. Johnson, President                 Robert P. Johnson, President

                                               ___________________________
                                               Robert P. Johnson,
                                               Special Managing Member



                                  A-26


                               EXHIBIT B

                       PRIOR PERFORMANCE TABLES

     The information presented in the following tables represents the historical experience of all public real estate programs organized by the Manager or their Affiliates during the periods indicated. Limited Members in the Fund should not assume that they will experience returs if any, comparable to those experienced by investors in such prior real estate programs.

    Additional information relating to the performance of prior programs is contained in Part II of the Registratioin Statement, of which this Prospectus is a part of, that has been filed with the Securities and Exchange Commission. Such information may be obtained by contacting Mr. Robert P. Johnson, President, AEI Fund Management XXI, Inc., 1300 Minnesota World Trade Center, 30 East Seventh Street, Saint Paul, Minnesota 55101.

    The programs included in the following tables have investment objectives similiar to those of the Partnership, including protection of capital, distribution of partially "tax sheltered" cash flow from operations, and capital appreciation.


Table                      Index Description                     Page

   I             Experience in Raising and Investing Funds        B-2
  II             Compensation to Sponsors                         B-3
 III             Operating Results of Prior Partnerships          B-4
  IV             Results of Completed Programs                    B-7
   V             Sales or Disposals of Properties                 B-8





                                  TABLE I

                 EXPERIENCE IN RAISING AND INVESTING FUNDS
                                (Unaudited)

   The following table provides information at December 31, 1997, as to the experience of the General Partners and their Affiliates in raising and investing funds with respect to all prior public programs closed in the last five years.

                            AEI            AEI
                         Net Lease      Net Lease        AEI           AEI
                          Income &       Income &      Income &      Income &
                           Growth         Growth        Growth        Growth
                          Fund XIX       Fund XX       Fund XXI      Fund XXII

Dollar Amount Offered    $30,000,000  $24,000,000  $24,000,000  $24,000,000
Dollar Amount Raised     $21,151,928  $24,000,000  $24,000,000  $ 7,655,996
Percentage of Amount
 Raised                       100.0%       100.0%       100.0%      100.0%
Less Offering Expenses:
 Selling Commissions
  and Discounts                 7.0          8.0          8.0         8.0
 Organizational
  Expenses                      7.3          5.7          5.6         7.0
 Other (a)                      4.2          2.2          4.3         2.3
 Less Reserves                  0.1          0.1          0.1          .1
                          -----------  -----------  -----------  ------------
Percent Available
 for Investment                81.4%        84.0%        82.0%       82.6%
                          ===========  ===========  ===========  ============
Acquisition Costs:
 Prepaid Items and
  Fees Related
  to Purchase of
  Property                      0.0%         0.0%         0.0%        0.0%
 Investment in
  Properties (b)               81.4         84.0         73.2(c)     10.0(c)
 Acquisition Fees               0.0          0.0          0.0         0.0
                          -----------  -----------  -----------  -----------
Total Acquisition Cost         81.4%        84.0%        73.2%       10.0%
                          ===========  ===========  ===========  ===========

Percent Leverage                0.0%         0.0%         0.0%        0.0%
Date Offering Began          Feb. 91      Jan. 93      Feb. 95     Jan. 97
Length of Offering
 (months)                         24           24           24         (d)
Months to Invest 90% of
 Amount Available for
 Investment (measured
 from beginning of
 offering)                        34           38           36         (c)

(a) Represents distributions in excess of net cash flow (return of capital).
(b) Includes cash down payments and capitalized costs and expenses related to the purchase of properties, including the cost of appraisals, attorney's fees, expenses of personnel in investigating properties, and overhead allocated to such activities.
(c) Acquisitions are in process.
(d) Represents  subscriptions accepted through December 31, 1997.   Offering
    had not closed as of December 31, 1997.

                                    B-2

                                 TABLE II

                         COMPENSATION TO SPONSORS
                                (Unaudited)

    The following table provides information as to the compensation paid to the General Partners and their Affiliates during the period from February, 1991 to December 31, 1997 for all prior public programs closed in the last five years.

                             AEI           AEI
                          Net Lease     Net Lease      AEI         AEI
                           Income &      Income &    Income &    Income &
                            Growth        Growth      Growth      Growth
                           Fund XIX      Fund XX     Fund XXI    Fund XXII
Type of Compensation
Date Offering Commenced      Feb. 91      Jan. 93      Feb. 95      Jan. 97
Dollar Amount Raised     $21,151,928  $24,000,000  $24,000,000  $ 7,655,996
Amount Paid to Sponsors
 From Proceeds of Offering:
   Underwriting Fees (a)     407,378      471,307      466,013      157,120
   Acquisition Expenses
    D purchase option on
             property              0            0            0            0
    D real estate
             commission            0            0            0            0
    D expense
             reimbursement   931,909(c)   793,843(c)   516,519(c)    87,531(c)
   Organization Offering
    Expenses                 345,490      227,451      359,605      153,494
Dollar Amount of Cash
 Generated From
 Operations Before
 Deducting Payments
   to Sponsors            10,317,099    7,164,836    2,968,812      115,975
Amount Paid to Sponsors
 From Operations:
   Property Management
    Fees (b)                       0            0            0            0
   Partnership
    Management Fees (b)            0            0            0            0
   Reimbursements          1,623,883    1,099,934      625,158      137,864
   Leasing Commissions             0            0            0            0
   Participation in Cash
    Distributions             98,322       66,085       33,800        5,331
Dollar Amount of Property
 Sales and Refinancing
 Before Deducting
 Payments to Sponsors:
   - cash                  8,607,297    3,548,896      520,790            0
   - notes                 2,216,982            0            0            0
Amount Paid to Sponsors
 From Property Sales
 and Refinancing:
   Real Estate
    Commissions                    0            0            0            0
   Incentive Fees                  0            0            0            0
   Participation in Cash
    Distributions              9,537        7,109        3,520            0

(a) Does not include fees paid to AEI Incorporated which were reallowed to participating dealers.
(b) Although  not  paid  a  fixed  fee  for  property  management  and
    partnership management, the General Partners and Affiliates   were
    reimbursed at their Cost for the provision of such services. Such reimbursements are reflected under the line item "Amount Paid to Sponsors From OperationsDReimbursements."
(c) The Partnerships received reimbursements from the lessees in the form of financing fees, commitment fees and expense reimbursements to offset these costs. The reimbursements received by Fund XIX, Fund XX, Fund XXI and Fund XXII totaled $627,692, $355,010, $342,001 and $11,414, respectively.

                                    B-3


                                 TABLE III
                  OPERATING RESULTS OF PRIOR PARTNERSHIPS
                                (Unaudited)

The following tables provide information as to the results of all prior programs closed in the past five years for each year of the five years (or from inception if formed after January 1, 1992) ended December 31, 1997.

                                          AEI NET LEASE INCOME & GROWTH FUND XIX
                                                   Years Ended December 31
                                                  1993          1994          1995          1996          1997
Gross Revenues from Operations               $ 1,837,921   $ 2,407,235   $ 2,282,282   $ 2,124,542   $ 1,792,599
Profit on Sale of Properties                     155,035       431,484       969,054       571,927        77,703
Less:
 Operating Expenses                              291,635       291,636       292,268       352,591       360,253
 Depreciation                                    194,173       373,799       369,226       340,721       313,146
 Real Estate Impairment                                0             0             0             0     1,310,484
 Minority Interest in Net
  Operating Income                                58,188       165,801       311,287             0             0
                                              -----------   -----------   -----------   -----------   -----------
Net Income (Loss)-GAAP Basis                 $ 1,448,960   $ 2,007,483   $ 2,278,555   $ 2,003,157   $  (113,581)
                                              ===========   ===========   ===========   ===========   ===========
Taxable Income (Loss):
 -from operations                            $ 1,210,836   $ 1,470,087   $ 1,206,527   $ 1,500,668   $   952,997
 -from gain on sale                              157,420       438,278       933,622       588,768        93,755
                                              ===========   ===========   ===========   ===========   ===========

Cash Generated (Deficiency)From Operations   $ 1,158,331   $ 2,099,865   $ 1,466,120   $ 1,929,889   $ 1,423,151
Cash Generated From Sales                        574,859     1,765,130     5,367,636     1,334,525       675,838
Cash Generated From Refinancing                        0             0             0             0             0
                                              -----------   -----------   -----------   -----------   -----------
Cash Generated From Operations,
  Sales and Refinancing                        1,733,190     3,864,995     6,833,756     3,246,414     2,098,989
Less: Cash Distributions to Investors
 -from operating cash flow                     1,158,331     1,915,568     1,466,120     1,799,923     1,423,151
 -from sales and refinancing                           0       165,972       419,246       121,458       247,028
 -from cash reserves (a)                         735,571             0       224,365             0       109,996
                                              -----------   -----------   -----------   -----------   -----------
Cash Generated (Deficiency)
  After Cash Distributions                      (160,712)    1,783,455     4,724,025     1,325,033       318,814
Less: Special Items (Not Including
 Sales and Refinancing)                                0             0             0             0             0
                                              -----------   -----------   -----------   -----------   -----------
Cash Generated (Deficiency)
 After Cash Distributions and
  Special Items                              $  (160,712)  $ 1,783,455   $ 4,724,025   $ 1,324,787   $   318,814
                                              ===========   ===========   ===========   ===========   ===========
Tax and Distribution Data
 Per $1,000 Invested (b)
  Federal Income Tax Results:
   Ordinary Income (Loss)
     -from operations                                 58            69            57            70            45
     -from recapture                                   8             7            23             4             1
   Capital Gain (Loss)                                 0            13            20            24             3
  Cash Distributions to Investors:
   Source (on GAAP basis)
     -Investment Income                               69            94            99            90             0
     -Return of Capital                               21             3             0             0            84
  Cash Distributions to Investors:
   Source (on cash basis)
     -Sales                                            0             8            20             6            12
     -Refinancing                                      0             0             0             0             0
     -Operations                                      55            89            69            84            67
     -Cash Reserves (a)                               35             0            10             0             5
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the
 Table                                                 0             0             0             0           100%

(a) Represents initial capital or cash retained from prior years' cash flow.
(b) Based on an investment of a weighted average unit outstanding.

                                    B-4
                           TABLE III (Continued)

                  OPERATING RESULTS OF PRIOR PARTNERSHIPS
                                (Unaudited)

                                                                 AEI NET LEASE INCOME & GROWTH FUND XX
                                                                        Years Ended December 31
                                                  1993         1994           1995          1996          1997
Gross Revenues from Operations               $   139,288   $ 1,046,839   $ 1,852,292   $ 2,359,797   $ 2,003,892
Profit on Sale of Properties                           0             0       225,180        87,281       472,575
Less:
 Operating Expenses                              114,321       297,038       292,122       255,505       354,554
 Depreciation                                      6,008       124,146       251,092       381,794       390,066
 Real Estate Impairment                                0             0             0             0       626,800
 Minority Interest in Net Operating Income             0             0        19,454             0             0
                                              -----------   -----------   -----------   -----------   -----------
Net Income (Loss)-GAAP Basis                 $    18,959   $   625,655   $ 1,514,804   $ 1,809,779   $ 1,105,047
                                              ===========   ===========   ===========   ===========   ===========
Taxable Income (Loss):
 -from operations                            $   127,265   $   809,315   $ 1,275,827   $ 1,720,326   $ 1,274,296
 -from gain on sale                                    0             0       223,456        85,640       469,188
                                              ===========   ===========   ===========   ===========   ===========

Cash Generated (Deficiency)From Operations   $   126,644   $   637,370   $ 1,583,637   $ 2,145,303   $ 1,604,421
Cash Generated From Sales                              0             0       988,838       461,077     2,098,981
Cash Generated From Refinancing                        0             0             0             0             0
                                              -----------   -----------   -----------   -----------   -----------
Cash Generated From Operations,
  Sales and Refinancing                          126,644       637,370     2,572,475     2,606,380     3,703,402
Less: Cash Distributions to Investors
 -from operating cash flow                        64,800       637,370     1,467,084     2,034,864     1,604,421
 -from sales and refinancing                           0             0       486,375       100,571       124,011
 -from cash reserves (a)                               0       216,850             0             0       388,234
                                              -----------   -----------   -----------   -----------   -----------
Cash Generated (Deficiency)
 After Cash Distributions                         61,844      (216,850)      619,016       470,945     1,586,736
Less: Special Items (Not Including
 Sales and Refinancing)                                0             0             0             0             0
                                              -----------   -----------   -----------   -----------   -----------
Cash Generated (Deficiency)
 After Cash Distributions and
 Special Items                               $    61,844   $  (216,850)  $   619,016   $   470,945   $ 1,586,736
                                              ===========   ===========   ===========   ===========   ===========
Tax and Distribution Data
 Per $1,000 Invested (b)
  Federal Income Tax Results:
   Ordinary Income (Loss)
     -from operations                                 28            58            53            72            53
     -from recapture                                   0             0             2             1             4
   Capital Gain (Loss)                                 0             0             7             3            15
  Cash Distributions to Investors:
   Source (on GAAP basis)
     -Investment Income                                4            45            63            75            46
     -Return of Capital                               10            16            18            14            43
  Cash Distributions to Investors:
   Source (on cash basis)
     -Sales                                            0             0            20             4             5
     -Refinancing                                      0             0             0             0             0
     -Operations                                      14            45            61            85            68
     -Cash Reserves (a)                                0            16             0             0            16
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the
 Table                                                 0             0             0             0            98%

(a) Represents initial capital or cash retained from prior years' cash flow.
(b) Based on an investment of a weighted average Unit outstanding.

                                   B-5
                           TABLE III (Continued)

                  OPERATING RESULTS OF PRIOR PARTNERSHIPS
                                (Unaudited)
                                       AEI INCOME & GROWTH FUND XXI
                                             August 31, 1994
                                         (Operations Commenced)      Years Ended December 31
                                          to December 31, 1994     1995         1996          1997
Gross Revenues from Operations               $         0      $   263,399   $ 1,341,753   $ 1,513,094
Profit on Sale of Properties                           0                0             0       106,551
Less:
 Operating Expenses                                2,915          144,180       278,563       348,934
 Depreciation                                          0           11,687       150,958       251,272
 Real Estate Impairment                                0                0             0       580,200
                                              -----------      -----------   -----------   -----------
Net Income (Loss)-GAAP Basis                 $    (2,915)     $   107,532   $   912,232   $   439,239
                                              ===========      ===========   ===========   ===========
Taxable Income (Loss):
 -from operations                            $         0      $   245,581   $ 1,135,292   $   937,374
 -from gain on sale                                    0                0             0       102,599
                                              ===========      ===========   ===========   ===========

Cash Generated (Deficiency) From Operations  $       (14)     $   171,812   $ 1,098,924   $   966,562
Cash Generated From Sales                              0                0             0       520,790
Cash Generated From Refinancing                        0                0             0             0
                                              -----------      -----------   -----------   -----------
Cash Generated From Operations,
   Sales and Refinancing                             (14)         171,812     1,098,924     1,487,352
Less: Cash Distributions to Investors
 -from operating cash flow                             0          171,812     1,098,924       966,562
 -from sales and refinancing                           0                0             0       352,009
 -from cash reserves (a)                               0           21,611        75,670       720,708
                                              -----------      -----------   -----------   -----------
Cash Generated (Deficiency)
  After  Cash Distributions                          (14)         (21,611)      (75,670)     (551,927)
Less: Special Items (Not Including
 Sales and Refinancing)                                0                0             0             0
                                              -----------      -----------   -----------   -----------
Cash Generated (Deficiency)
 After Cash Distributions and
  Special  Items                             $       (14)     $   (21,611)  $   (75,670)  $  (551,927)
                                              ===========      ===========   ===========   ===========
Tax and Distribution Data
 Per $1,000 Invested (b)
  Federal Income Tax Results:
   Ordinary Income (Loss)
     -from operations                                  0               35            64            39
     -from recapture                                   0                0             0             0
   Capital Gain (Loss)                                 0                0             0             4
  Cash Distributions to Investors:
   Source (on GAAP basis)
     -Investment Income                                0               15            52            18
     -Return of Capital                                0               13            14            66
  Cash Distributions to Investors:
   Source (on cash basis)
     -Sales                                            0                0             0            14
     -Refinancing                                      0                0             0             0
     -Operations                                       0               25            62            40
     -Cash Reserves (a)                                0                3             4            30
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the
 Table                                                 0                0             0            99%


(a) Represents initial capital or cash retained from prior years' cash flow.
(b) Based on an investment of a weighted average Unit outstanding.

                                   B-6
                           TABLE III (Continued)

                  OPERATING RESULTS OF PRIOR PARTNERSHIPS
                                (Unaudited)

                                     AEI INCOME & GROWTH FUND XXII
                                            July 31, 1996          Year Ended
                                       (Operations Commenced)      December 31,
                                        to December 31, 1996          1997

Gross Revenues from Operations               $         0          $   116,807
Profit on Sale of Properties                           0                    0
Less:
 Operating Expenses                                  357              138,339
 Depreciation                                          0                  668
 Real Estate Impairment                                0                    0
                                              -----------          -----------
Net Loss - GAAP Basis                        $      (357)         $   (22,200)
                                              ===========          ===========
Taxable Income (Loss):
 -from operations                            $         0          $   114,913
 -from gain on sale                                    0                    0
                                              ===========          ===========

Cash Generated (Deficiency)From Operations   $       (57)         $   139,614
Cash Generated From Sales                              0                    0
Cash Generated From Refinancing                        0                    0
                                              -----------          -----------
Cash Generated From Operations,
 Sales and Refinancing                               (57)             139,614
Less: Cash Distributions to Investors
 -from operating cash flow                             0               77,357
 -from sales and refinancing                           0                    0
 -from cash reserves (a)                               0                    0
                                              -----------          -----------
Cash Generated (Deficiency)
 After Cash Distributions                            (57)              62,257
Less: Special Items (Not Including
 Sales and Refinancing)                                0                    0
                                              -----------          -----------
Cash Generated (Deficiency)
 After Cash Distributions and
 Special Items                               $       (57)         $    62,257
                                              ===========          ===========
Tax and Distribution Data
 Per $1,000 Invested (b)
  Federal Income Tax Results:
   Ordinary Income (Loss)
     -from operations                                  0                   30
     -from recapture                                   0                    0
   Capital Gain (Loss)                                 0                    0
  Cash Distributions to Investors:
   Source (on GAAP basis)
     -Investment Income                                0                    0
     -Return of Capital                                0                   20
  Cash Distributions to Investors:
   Source (on cash basis)
     -Sales                                            0                    0
     -Refinancing                                      0                    0
     -Operations                                       0                   20
     -Cash Reserves (a)                                0                    0
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last period reported in the
 Table                                                 0                  100%

(a) Represents initial capital or cash retained from prior years' cash flow.
(b) Based on an investment of a weighted average Unit outstanding.

                                    B-7



                                 TABLE IV

                       RESULTS OF COMPLETED PROGRAMS


        None of the public partnerships sponsored by the General Partners or their Affiliates have completed operations.




                                    B-8


                             TABLE V

                SALES OR DISPOSALS OF PROPERTIES
                           (Unaudited)

     The following table provides information with respect to sales or disposals of property by prior programs during the past three years.


                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)

AEI Net Lease   Taco Cabana
Income & Growth Waco,
Fund XIX        Texas (b)    May 92  Jan. 95   138,351          0         0       0     138,351    0     95,180    95,180   34,648

AEI Real Estate Hardee's
Fund 85-A       Sierra Vista,
                Arizona      July 86 Mar. 95   296,020          0         0       0     296,020    0    580,050   580,050  710,275

AEI Net Lease   Applebee's
Income & Growth Aurora,
Fund XIX        Colorado(b)  Dec. 92 Mar. 95   141,542          0         0       0     141,542    0    111,589   111,589   30,721

AEI Net Lease   SportsTown
Income & Growth Greensboro,
Fund XIX        North
                Carolina(c)  May 94  Apr. 95 2,942,532          0   341,701       0   3,284,233    0  2,917,284 2,917,284  295,998

AEI Net Lease   Applebee's
Income & Growth Aurora,
Fund XIX        Colorado(b)  Dec.92  June 95   299,759          0         0       0     299,759    0    235,846   235,846   71,105

AEI Net Lease   Taco Cabana
Income & Growth Waco,
Fund XIX        Texas(b)     May 92  June 95   131,257          0         0       0     131,257    0     93,637    93,637   39,535

AEI Net Lease   Applebee's
Income & Growth Aurora,
Fund XIX        Colorado(b)  Dec.92  June 95   216,443          0         0        0     216,443    0    173,417   173,417   52,344

AEI Real Estate Cheddar's
Fund 86-A       Columbus,
                Ohio(d)      June 90 July 95   314,826          0         0       0     314,826    0    306,711   306,711  201,737
                                    B-9

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)
AEI Real Estate Cheddar's
Fund XVIII      Columbus,
                Ohio (d)     June 90  July 95  1,259,320        0         0    0   1,259,320    0  1,306,192 1,306,192   805,116

AEI Net Lease   Applebee's
Income & Growth Crestview Hills,
Fund XIX        Kentucky(b)  June 93  July 95    238,320        0         0    0     238,320    0    185,056   185,056    46,450

AEI Real Estate Fair Muffler
Fund 85-A       Ashwaubenon,
                Wisconsin    Oct. 85  July 95    299,874        0         0    0     299,874    0    230,134   230,134   311,572


AEI Net Lease   Black-Eyed Pea
Income & Growth Davie,
Fund XIX        Florida      Aug. 94  July 95    184,971        0 1,556,982    0   1,741,953    0  1,781,075 1,781,075   209,831

AEI Real Estate Applebee's
Fund 86-A       Fort Myers,
                Florida      Feb. 88  July 95  1,646,608        0         0    0   1,646,608    0  1,179,405 1,179,405 1,152,645

AEI Real Estate Applebee's
Fund XVI        Columbia,
                South
                Carolina(e)  May 88   July 95    990,453        0         0    0     990,453    0    723,823   723,823   716,868

AEI Real Estate Applebee's
Fund XVII       Columbia,
                South
                Carolina(e)  May 88   July 95    715,545        0         0    0     715,545    0    534,973   534,793   516,452

AEI Net Lease   HomeTown Buffet
Income & Growth Albuquerque,
Fund XX         New Mexico(b)Sept.93  Aug. 95    365,678        0         0    0     365,678    0    309,413   309,413    70,539

                                    B-10

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)

AEI Real Estate Hardee's
Fund 85-A       Wayne,
                Nebraska     Dec. 85  Aug. 95    474,530        0         0    0     474,530    0    447,944   447,944    619,736

AEI Real Estate Applebee's
Fund XVII       Hampton,
                Virginia     July 88  Aug. 95  1,747,127        0         0    0   1,747,127    0  1,287,072 1,287,072 1,326,976

AEI Real Estate Applebee's
Fund XVIII      Memphis,
                Tennessee    Aug. 89  Sept. 95 1,444,822        0         0    0   1,444,822    0  1,126,919 1,126,919   951,090

AEI Net Lease  Applebee's
Income& Growth Temple Terrace,
Fund XIX       Florida(b)    Oct. 93  Sept. 95   215,211        0         0    0     215,211    0    163,548   163,548    41,808

AEI Net Lease  HomeTown Buffet
Income& Growth Albuquerque,
Fund XX        New Mexico(b) Sept.93  Oct. 95    180,622        0         0    0     180,622    0    136,866   136,866    33,862

AEI Net Lease  HomeTown Buffet
Income& Growth Albuquerque,
Fund XX        New Mexico(b) Sept.93  Oct. 95    270,352      0           0    0     270,352    0    207,742   207,742    51,603

AEIReal Estate Jiffy Lube
Fund XVI       Dallas,
               Texas(e)      Dec. 87  Oct. 95    161,218      0           0    0     161,218    0    154,781   154,781   146,941

AEIReal Estate Jiffy Lube
Fund XVII      Dallas,
               Texas(e)      Mar. 88  Oct. 95    483,653      0           0    0     483,653    0    454,300   454,300   396,126

                                    B-11

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)

AEIReal Estate Jiffy Lube
Fund XVI       Garland,
               Texas(e)      Dec. 87  Oct. 95    322,443        0         0    0     322,443    0    301,884   301,884   277,244

AEIReal Estate Jiffy Lube
Fund XVII      Garland,
               Texas (e)     Feb. 88  Oct. 95    322,442        0         0    0     322,442    0    303,108   303,108   265,759

AEIReal Estate Applebee's
Fund XVII      Richmond,
               Virginia      Sept.88  Oct. 95  1,755,975  149,463         0    0   1,905,438    0  1,375,732 1,375,732 1,291,422

AEIReal Estate Applebee's
Fund XVII      Virginia Beach,
               Virginia(b)   Oct. 88  Nov. 95  1,496,613        0         0    0   1,496,613    0  1,106,638 1,106,638 1,087,649

AEINetLease    HomeTown Buffet
Income&Growth  Albuquerque,New
FundXIX        Mexico(b)     Sept.93  Dec. 95    172,186        0         0    0     172,186    0    138,494   138,494    36,594

AEI Net Lease  Applebee's
Income &Growth Temple Terrace,
Fund XIX       Florida(b)    Oct. 93  Dec. 95    171,714        0         0    0     171,714    0    126,414   126,414    35,449

AEI Net Lease  Applebee's
Income& Growth Crestview Hills,
Fund XIX       Kentucky(b)   Jun. 93  Dec. 95    172,924        0         0    0     172,924    0    134,587   134,587    40,579

AEI Net Lease  Applebee's
Income& Growth Crestview Hills,
Fund XIX       Kentucky(b)   Jun. 93  Dec. 95    172,910        0         0    0     172,910    0    134,586   134,586    40,579

                                    B-12

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)

Net Lease       Auto Max
Income & Growth St. Paul,
Fund 84-A       Minnesota    May 85   Mar. 96    327,622        0         0    0     327,622    0    302,540   302,540    436,484

AEI Real Estate Super 8
Fund XV         Hot Springs,
                Arkansas(f)  Apr.88   Mar. 96    663,386        0         0    0     663,386    0    581,541   581,541    635,940

AEI Real Estate Super 8
Fund XVI        Hot Springs,
                Arkansas(f)  Apr.88   Mar. 96    663,386        0         0    0     663,386    0    583,653   583,653    635,834

AEI Net Lease  HomeTown Buffet
Income &Growth Tucson,
Fund XIX       Arizona(b)    Jun.93   Apr. 96    201,357        0         0    0     201,357    0    164,251   164,251     55,127

AEI RealEstate Office Building
Fund 86-A      Kearney,
               Nebraska      Dec.86   Apr. 96    329,785        0         0    0     329,785    0    434,623   434,623    236,988

AEI Net Lease  Applebee's
Income& Growth Crestview Hills,
Fund XIX       Kentucky(b)   June 93  Apr. 96     86,495        0         0    0      86,495    0     63,334    63,334     22,161

AEI RealEstate Taco Cabana
Fund XVIII     New Braunfels,
               Texas         May 92   May  96    962,298        0         0    0     962,298    0    784,045   784,045    431,686

AEI Net Lease  Applebee's
Income &Growth Crestview Hills,
Fund XIX       Kentucky(b)   June 93  May  96    216,781        0         0    0     216,781    0    158,335   158,335     56,433

                                    B-13

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)

Net Lease      Auto Max
Income& Growth St. Paul,
Fund 84-A      Minnesota     May 85   May 96     401,778      9,254     0    0     411,032  60,000   340,650   400,650     558,426

AEI Net Lease   Applebee's
Income & Growth Temple Terrace,
Fund XIX        Florida(b)   Oct.93   June 96     87,119          0     0    0      87,119       0     60,501    60,501     21,024

AEI RealEstate Taco Cabana
Fund XVIII     San Antonio,
               Texas(b)      July 91  Aug. 96    217,259          0     0    0     217,259       0    158,441   158,441    100,302

AEIReal Estate Tractor Supply
Fund XVIII     Bristol,
               Virginia(b)   Apr. 96  Sept.96    123,933          0     0    0     123,933       0    108,418   108,418      3,925

AEI Real Estate Danny's Family
Fund XVII       Car Wash
                Phoenix,
                Arizona      Feb. 89  Sept.96  1,690,844          0     0    0   1,690,844       0  1,688,271 1,688,271  1,544,183

AEI Net Lease   Arby's/Mrs. Winner's
Income & Growth Smyrna,
Fund XX         Georgia(b)   May  94  Sept.96    181,497          0     0    0     181,497       0    152,813   152,813     39,599

AEI Real Estate Taco Cabana
Fund XVIII      San Antonio,
                Texas,(b)    Jul. 91  Oct. 96    173,913          0     0    0     173,913       0    122,467   122,467     80,899

AEI Real Estate Tractor Supply
Fund XVIII      Bristol,
                Virginia(b)  Apr. 96  Oct. 96    147,152          0     0    0     147,152       0    127,551   127,551      5,677

                                    B-14

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)

AEI Net Lease   Applebee's
Income & Growth Crestview Hills,
Fund XIX        Kentucky(b)  June 93  Oct. 96    224,036          0        0      0    224,036    0    172,104   172,104    70,701

AEI Net Lease   Taco Cabana
Income & Growth Round Rock,
Fund XIX        Texas        July 94  Nov. 96    303,049          0  660,000      0    963,049    0    784,210   784,210   437,864

AEI Net Lease  Applebee's
Income& Growth Temple Terrace,
Fund XIX       Florida(b)    Oct. 93  Nov. 96    215,688          0        0      0    215,688    0    152,674   152,674    62,188

AEI Net Lease  Arby's/Mrs. Winner's
Income& Growth Smyrna,
Fund XX        Georgia(b)    May  94  Dec. 96    279,580          0        0      0    279,580    0    240,680   240,680    67,468

AEI RealEstate Taco Cabana
Fund XVIII     San Antonio,
               Texas(b)      July 91  Dec. 96    216,663          0        0      0    216,663    0    153,084   153,084   104,707

AEIReal Estate Applebee's
Fund XVIII     Destin,
               Florida(b)    Nov. 91  Dec. 96    191,781          0        0      0    191,781    0    141,215   141,215    91,618

AEI RealEstate Applebee's
Fund XVIII     Destin,
               Florida(b)    Nov. 91  Dec. 96    168,333          0        0      0    168,333    0    123,976   123,976    80,435

AEIReal Estate Tractor Supply
Fund XVIII     Bristol,
               Virginia(b)   Apr. 96  Jan. 97    176,383          0        0      0    176,383    0    150,060   150,060    11,427

                                    B-15

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)

AEI Net Lease  Applebee's
Income& Growth Temple Terrace,
Fund XIX       Florida(b)    Oct. 93  Jan. 97    175,838    0        0          0     175,838    0    122,139    122,139    51,877

AEI Net Lease  Arby's/Mrs. Winner's
Income &Growth Smyrna,
Fund XX        Georgia(b)    May 94   Jan. 97    224,838    0        0          0     224,838    0    196,635    196,635    57,179

AEIReal Estate Sizzler
Fund XVI       Kings Island,
               Ohio(g)       Jan. 90  Jan. 97    149,201    0        0          0     149,201    0    468,140    468,140   131,616

AEIReal Estate Sizzler
Fund XVII      Kings Island,
               Ohio(g)       Jan. 90  Jan. 97    315,229    0        0          0     315,229    0  1,048,666  1,048,666   279,192

AEIReal Estate Sizzler
Fund XVIII     Kings Island,
               Ohio(g)       Jan. 90  Jan. 97     19,867    0        0          0      19,867    0     66,093     66,093    17,519

AEIReal Estate Children's World
Fund XV        Moreno Valley,
               California    May 87   Jan. 97  1,301,342    0        0          0   1,301,342    0    963,717    963,717 1,195,705

AEIet Lease    Rally's
Income& Growth Brownsville,
Fund XIX       Texas         July 93  Feb. 97    250,000    0        0          0     250,000    0    281,713    281,713    81,507

AEI Net Lease  Rally's
Income& Growth Edinburg,
Fund XIX       Texas         July 93  Feb. 97    250,000    0        0          0     250,000    0    281,761    281,761    81,528

                                    B-16

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures<F26>

AEIReal Estate Automax
Fund XV        Minneapolis,
               Minnesota      June 86  Feb.97  411,993    0          0          0     411,993    0     388,800   388,800   539,623

AEIReal Estate Taco Cabana
Fund XVIII     San Antonio,
               Texas(b)       July 91  Feb.97  192,268    0          0          0     192,268    0     133,503   133,503    95,414

AEIReal Estate Applebee's
Fund XVIII     Destin,
               Florida(b)     Nov. 91  Mar.97  230,971    0          0          0     230,971    0     175,029   175,029   117,929

AEIReal Estate Champps
Fund XVIII     Columbus,
               Ohio(b)        Aug. 96  Mar.97  220,067    0          0          0     220,067    0     181,887   181,887    10,447

AEIReal Estate Tractor Supply
Fund XVIII     Bristol,
               Virginia(b)    Apr. 96  Mar.97   42,331    0          0          0      42,331    0      36,092    36,092     3,449

AEIReal Estate Applebee's
Fund XVIII     Destin,
               Florida(b)     Nov. 91  Mar.97  231,740    0          0          0     231,740    0     175,028   175,028   118,592

AEIReal Estate Champps
Fund XVIII     Columbus,
               Ohio(b)        Aug. 96  Mar.97  219,568    0          0          0     219,568    0     181,886   181,886    11,039

AEIReal Estate Tractor Supply
Fund XVIII     Bristol,
               Virginia(b)    Apr. 96  Mar.97  219,996    0          0          0     219,996    0     187,574   187,574    18,517


                                    B-17

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures<F26>

AEI Net Lease   Arby's/Mrs. Winner's
Income & Growth Smyrna,
Fund XX         Georgia(b)    May 94   Apr. 97  185,171   0          0          0     185,171   0     166,517    166,517   53,623

AEI RealEstate  Champps
Fund XVIII      Columbus,
                Ohio(b)      Aug. 96  July 97   368,142   0          0          0     368,142   0     304,040    304,040   30,138

AEI Net Lease   Arby's/Mrs. Winner's
Income & Growth Smyrna,
Fund XX         Georgia(b)   May 94   Aug 97    174,495   0          0          0     174,495   0     152,812    152,812   54,721

AEI RealEstate  Applebee's
Fund XVIII      Destin,
                Florida (b)  Nov 91   Sept.97   216,157   0          0          0     216,157   0     160,443    160,443  118,263

AEI RealEstate  Applebee's
Fund XVIII      Destin,
                Florida(b)  Nov 91   Sept.97    263,568   0          0          0     263,568   0     198,898    198,898  147,315

AEI RealEstate  Sizzler
Fund XVIII      Fairfield,
                Ohio          Mar.91   Sept.97  528,476   0          0          0     528,476   0   1,608,265  1,608,265  208,636

AEI RealEstate  Taco Cabana
Fund XVIII      San Antonio,
                Texas (b)    July 91  Sept.97   267,448   0          0          0     267,448   0     180,533    180,533  143,024

AEI Net Lease   Arby's/Mrs. Winner's
Income & Growth Smyrna
Fund XX         Georgia (b)  May  94  Sept.97   224,663   0          0          0     224,663   0     180,203    180,203   67,210

                                    B-18

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures<F26>


AEI Net Lease   Applebee's
Income & Growth Middletown,
Fund XX         Ohio (b)     July 94  Sept.97   135,839   0          0         0      135,839    0     107,517   107,517   37,838

AEI Income &    Champps
Growth Fund     Columbus,
XXI             Ohio (b)     Aug. 96  Sept.97   225,622   0          0         0      225,622    0     189,156   189,156   21,417

AEI RealEstate  Taco Cabana
Fund XVIII      San Antonio,
                Texas (b)    July 91  Oct. 97   226,316   0          0         0      226,316    0     147,978   147,978  118,031

AEI Net Lease   Arby's/Mrs. Winner's
Income & Growth Smyrna,
Fund XX         Georgia(b)   May  94  Oct. 97   169,721   0          0         0      169,721    0     136,955   136,955   51,473

AEI Net Lease   Applebee's
Income & Growth Middletown,
Fund XX         Ohio (b0     July 94  Oct. 97   275,421   0          0         0      275,421    0     217,027   217,027   77,008

Net Lease       Rio Bravo
Income & Growth St. Paul,
Fund 84-A       Minnesota(b) Feb. 85  Oct. 97   177,504   0          0         0      177,504    0     202,961   202,961  267,864

AEI RealEstate  Taco Cabana
Fund XVIII      San Antonio,
                Texas (b)    July 91  Oct. 97   226,315   0          0         0      226,315    0     147,977   147,977  118,888

Net Lease       Chi-Chi's
Income & Growth Appleton,
Fund 84-A       Wisconsin(b) Feb. 85  Nov. 97   276,279   0          0         0      276,279    0     246,174   246,174  398,842

                                    B-19

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total  ditures(a)

AEI RealEstate  Tractor Supply
Fund XVIII      Bristol,
                Virginia(b)  Apr. 96  Nov. 97   296,961   0          0          0     296,961    0     237,846   237,846    38,903

AEI Income &    Champps
Growth Fund     Columbus,
XXI             Ohio (b)     Aug. 96  Nov. 97   295,168   0          0          0     295,168    0     239,850   239,850    29,608

AEI RealEstate  Tractor Supply
Fund XVIII      Bristol,
                Virginia(b)  Apr. 96  Nov. 97   182,816   0          0          0     182,816    0     150,061   150,061    25,256

AEI Net Lease   Applebee's
Income & Growth Middletown,
Fund XX         Ohio(b)      July 94  Dec. 97   227,960   0          0          0     227,960    0     177,891   177,891    66,211

Net Lease       Gingham's
Income & Growth St. Charles,
Fund 84-A       Missouri(b)  July 85  Dec. 97   226,762   0          0          0     226,762    0     232,334   232,334   278,773

AEI Net Lease   Applebee's
Income & Growth Middletown,
Fund XX         Ohio (b)     July 94  Dec. 97   225,225   0          0          0     225,225    0     175,756   175,756    66,207

AEI Net Lease   Applebee's
Income & Growth Middletown,
Fund XX         Ohio (b)     July 94  Dec. 97   218,596   0          0          0     218,596    0     170,775   170,775    64,386

Net Lease       Rio Bravo
Income & Growth St. Paul,
Fund 84-A       Minnesota(b) Feb. 85  Dec. 97   271,675   0          0          0     271,675    0     302,919   302,919   404,755

                                    B-20

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)

AEI Real        J.T. McCord's
Estate Fund     Irving,
XVI             Texas        Dec. 87  Dec. 97   741,635   0          0          0    741,635   0   1,147,333  1,147,333     35,207

AEI Net Lease   Applebee's
Income & Growth Middletown
Fund XX         Ohio(b)      July 94  Jan. 98   239,893   0          0          0    239,893   0     177,891    177,891     68,324

AEI Income &    Champps
Growth Fund     Columbus
XXI             Ohio(b)      Aug. 96  Jan. 98   227,414   0          0          0    227,414   0     189,156    189,156     26,890

Net Lease       Chi-Chi's
Income & Growth Appleton
Fund 84-A       Wisconsin(b) Feb. 85  Jan. 98   170,985   0          0          0    170,985   0     153,193    153,193    252,160

AEI Net Lease   Champps
Income & Growth Lyndhurst
Fund XX         Ohio (b)     Apr. 96  Jan. 98   184,032   0          0          0    184,032   0     149,183    149,183     25,949

AEI Net Lease   Champps
Income & Growth Columbus,
Fund XXI        Ohio(b)      Aug. 96  Feb. 98   181,855   0          0          0    181,855   0     132,408    132,408     20,481

AEI Real Estate am/pm
Fund 86-A       Mini Market
                Carson City,
                Nevada       Aug. 87  Feb. 98   955,401   0          0          0    955,401   0     779,896    779,896  1,103,787
                                    B-21

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)

AEI RealEstate am/pm
Fund XVII      Mini Market
               Carson City,
               Nevada        Nov. 88  Feb. 98   850,996   0          0          0    850,996   0       703,871  703,871    872,915


AEI Income &   Champps
Growth Fund    Columbus,
XXI            Ohio (b)      Aug. 96  Mar. 98   226,394   0          0          0    226,394   0       165,510   27,455


Net Lease      Rio Bravo
Income& Growth St. Paul,
Fund 84-A      Minnesota (b) Feb. 85  Apr. 98   198,039   0          0          0    198,039   0       222,627  222,627    302,865


AEI Net Lease  Red Line
Income &Growth Burgers
Fund XIX       Houston,Texas Feb. 93  Apr. 98         0   0          0          0          0   0       303,629  303,629    104,350


Net Lease      Chi-Chi's
Income& Growth Appleton,
Fund 84-A      Wisconsin(b)  Feb. 85  May  98   123,721   0          0          0    123,721   0       107,267  107,267    180,300


Net Lease      Chi-Chi's
Income& Growth Appleton
Fund 84-A      Wisconsin (b) Feb. 85  June 98   174,596   0          0          0    174,596   0       149,883  149,883    253,585


AEI RealEstate Tractor Supply
Fund 85-A      Maryville,
               Tennessee (b) Feb. 96  July 98   136,320   0          0          0    136,320   0        95,494   95,494     24,900
                                    B-22

    The following table provides information with respect to sales or disposals of property by prior programs during the past three years.
                    SELLING PRICE, NET OF CLOSING COSTS           COSTS OF PROPERTIES, INCLUDING
                          AND GAAP ADJUSTMENTS                        CLOSING AND SOFT COSTS

                                                                                                                        Excess of
                                                                                                        Total           Property
                                               Cash                Purchase  Adjustment               Acquisition       Operating
                                             Received               Money    resulting                Cost, Capital       Cash
                                              Net of   Mortgage   Mortgage      from        Original  Improvements,     Receipts
                              Date    Date   Closing  Balance at  Taken Back Application    Mortgage  Closing and       OverExpen-
Program         Property    Acquired of Sale  Costs  Time of Sale by Program  of GAAP Total Financing Soft Costs Total ditures(a)


AEI Income     Champps
& Growth       Columbus,
Fund XXI       Ohio (b)      Aug. 96  July 98   227,225   0          0          0    227,225   0       171,422   171,422   34,463


AEI RealEstate Sizzler
Fund 86-A      Springboro,
               Ohio (d)      Aug. 98  July 98    25,000   0          0          0     25,000   0        89,097    89,097    7,608


AEI RealEsate  Sizzler
Fund XVIII     Springboro,
               Ohio (d)      Aug. 90  July 98   350,000   0          0          0    350,000   0     1,310,562 1,310,562  120,717

[FN]
(a) Does not include deduction for partnership general and administrative expenses not related to the properties.

(b) Sale of less than a majority interest in the property.

(c) The Partnership owned a 92.74194% interest in this property.

(d) This property was owned jointly by AEI Real Estate Funds 86-A and XVIII.

(e) This property was owned jointly by AEI Real Estate Funds XVI and XVII.

(f) This property was owned jointly by AEI Real Estate Funds XV and XVI.

(g) This property was owned jointly by AEI Real Estate Funds
     XVI, XVII and XVIII.

                                    179



                          EXHIBIT D
               AEI INCOME & GROWTH FUND 23 LLC
                   SUBSCRIPTION AGREEMENT

                (Including Power of Attorney)

   Make Your Check Payable to "Fidelity Bank AEI Fund 23 Escrow"

  IMPORTANT REPRESENTATIONS ARE MADE ON THIS FORM. PLEASE
  READ CAREFULLY BEFORE SIGNING. PLEASE TYPE OR PRINT.

1. INVESTMENT   [ ] Initial Investment    [ ]  Add-On to Existing Investment
                    Number of Units            Amount of Investment
                                               ($1,000 x No. of Units) $

2. OWNERSHIP   [ ] Tenants in Common   [ ] IRA   [ ] Taxable Trust
               [ ] Uniform Gift to Minors Act of the State of
[ ] Individual [ ] Community Property  [ ] Keogh [ ] Partnership
[ ] Joint Tenants                                [ ] Other (Explain)
[ ] Pension/Profit Sharing Plan         [ ] Non-Taxable Trust  Corporation

3. REGISTERED OWNER  (Name of Trust, Partnership or Corporation, if
                      applicable.  Give both names if jointly held.)
               Last Name(s)             First Name(s)                Initial(s)

[ ] Mr.  [ ] Ms.
[ ] Mr.  [ ] Ms.

Mailing Address        Street        City         State      Zip Code    Phone

Residential Address    Street        City         State      Zip Code    Phone

4. QUARTERLY DISTRIBUTIONS                    AUTHORIZATION FOR AUTOMATIC
Please send my distribution checks to the     DEPOSITS (ACH) _ Please
following address (Insert "same" if checks    include a copy of voided check
are to be sent to mailing address.  Insert    or savings deposit slip.
name, address, account number and phone       I authorize AEI Fund Management,
number if checks are to be sent to a          Inc., and Fidelity Bank of Edina,
financial institution.)                       Minnesota, to initiate variable
                                              entries to my checking or savings
                                              account. This authority will
                                              remain in effect until I notify
                                              AEI in writing to cancel in such
Name and complete address:                    time as to afford AEI a
                                              reasonable opportunity to act on
                                              the cancellation.
Phone Number
                                              Financial Institution Name and
                                              Address
                                              (Please Print):


                                             Account Type (Circle One):
                                             [ ] Checking [ ] Savings [ ] Other

                                             Account Number:
                                             Office Use Only: Bank Routing No.
                                             Trans. Code

5. DISTRIBUTION REINVESTMENT PLAN (Expires after the offering period.)
Do you wish to participate in the distribution reinvestment plan [ ] Yes [ ] No
(If  you  elect  to  participate by  checking  "Yes,"   rental income  and
other Fund income included in "Net  Cash  Flow" will  not  be  distributed to you but instead will be  applied to the purchase  of additional  Units, or fractional Units, at $1,000 per Unit as long as such purchase continues
to  comply   with  applicable  securities  laws  and  the  Fund   has  not
distributed proceeds from sale or refinancing of properties.)

6. INVESTOR REPRESENTATIONS (Each of the following MUST BE INITIALED BY INVESTOR for this Subscription Agreement to be accepted)

[ ]  I have received a copy of the Prospectus of the Partnership,
     dated        (the "Prospectus")*.

[ ] I understand that there will be no public market for the Units and that it may not be possible to liquidate readily an investment in the Partnership.

[ ] I meet the suitability standards set forth in the Prospectus under the heading "Who May Invest" and as further specified in Exhibit C to the Prospectus and am purchasing Units for my own account.

[ ] I hereby make, constitute and appoint the General Partner, or either of them, with full power of substitution, my true and lawful attorney for the purposes and in the manner provided in Section 7.5 of the Agreement, which section of the Agreement is incorporated herein by reference and hereby made a part hereof.

*Your broker is obligated to provide you with a copy of the Prospectus five days before you subscribe. If you did not receive the Prospectus five days in advance, you have the right to withdraw your subscription until those five days have elapsed.

NOTE:  SIGNATURES AUTHORIZING THIS INVESTMENT MUST APPEAR ON
       THE REVERSE SIDE OF THIS FORM.

                           Please turn over


     ANY MISSING SIGNATURES WILL DELAY ORDER PROCESSING.


7.  INVESTOR SIGNATURES AND CERTIFICATIONS
IMPORTANT  FORM W-9 CERTIFICATION INSTRUCTIONS:  YOU  MUST CROSS OUT ITEM
(2) BELOW IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN. However, if after being notified by the IRS that you
were subject   to   backup  withholding you received another notification
from the IRS that you are no longer subject to backup withholding, do not cross out item (2). Under penalties of perjury I certify that:: (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), AND (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends,
or the IRS  has notified   me  that  I  am  no  longer  subject  to backup
withholding.

IMPORTANT CHECK ONE:
THE INVESTOR IS A UNITED STATES CITIZEN.     Check Here   [ ]
THE INVESTOR IS A FOREIGN INVESTOR.          Check Here   [ ]
(Nonresident Alien or Individual, Foreign Corporation,
Foreign Partnership, or Foreign Trust or Estate).

(I/WE ARE AUTHORIZED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(s) OR ENTITY(s) LISTED IN 3 ABOVE) NEITHER A BROKER, DEALER, INVESTMENT ADVISER NOR ANY OF THEIR AGENTS MAY SIGN ON BEHALF OF AN INVESTOR. (Custodians must sign for custodial accounts. All other forms of registration must be signed by the investing parties.)

Investor Signature(s) [X]                          [X]

Print Name & Capacity                              Print Name & Capacity

Tax ID Number                                      Tax ID Number
     Primary

BROKER/DEALER INFORMATION (Registered representative signature required for processing. Please type or print.)

Broker/Dealer Firm                      Registered Representative Name

Registered Representative's Office Address

City                State          Zip Code      Phone (including area code)

To substantiate compliance with Appendix F to Article 3, Section 34 of the NASD's Rules of Fair Practice, the undersigned registered representative hereby certifies as follows:

1. I have reasonable grounds to believe, based on information obtained from the Subscriber concerning investment objectives, other investments, financial situations and needs and other information known to me, that investment in the Fund is suitable for such Subscriber in light of income, finnancial position, net worth and other suitability characteristics.

2. I have discussed with the Subscriber the risks associated with and the liquidity of an investment in the Fund.

Dated:
                                        Signature Registered Representative


AEI Fund Management XXI, Inc., as Manager      AEI Fund Management XXI, Inc.
of the Fund, hereby accepts  this
Subscription Agreement this        day of      By
         19 .

ATTEST                                         Its




              Return Subscription Agreement to:
                  AEI Fund Management, Inc.
              1300 Minnesota World Trade Center
                   30 East Seventh Street
                     St. Paul, MN 55101

                        651-227-7333
                     651-227-7705 (fax)
                         800-328-3519




             CONSENT TO ELECTRONIC DELIVERY OF REPORTS

     By initialing one of the boxes below, you will be consenting to delivery of periodic reports by AEI Income & Growth Fund 23 LLC to you electronically. These reports would include

<bullet>  annual reports that contain audited financial statements;

<bullet>  quarterly reports containing unaudited condensed financial statements;

<bullet>  property sales reports; [and

<bullet>  your K-1 income tax information].

You have the option of either (1) having these reports sent to the e-mail address you designate below, or (2) agreeing to download these reports from our web site once you have been notified by e-mail that they have been posted. You must have an e-mail address to use this service.

     If you elect to receive these reports electronically, you will not receive paper copies of the reports in the mail, unless you later revoke your consent. You may revoke your consent and receive paper copies at any time by notifying us in writing at:

                   AEI Securities Incorporated,
                 1300 Minnesota World Trade Center
                      30 East Seventh Street
                       Saint Paul, MN  55101

     If you agree to accept reports electronically, please complete the following enrollment information:

Name of Investor:

E-Mail Address:
            (I understand that I must immediately advise the Fund at the address above if my e-mail address changes)

Form of Delivery (please check one):

     Please deliver the full report directly to my e-mail address above. I understand that the report will be delivered in Word for Windows 7.0, or in a more current version of Word for Windows. I understand that if I cannot read this word processing format, I must immediately inform AEI Income & Growth Fund 23 LLC at the above address.

     Please post the report on your web site, or in a hyperlink from your web site, and advise me by e-mail to the address above when it is posted.

Signature(s)                       X




                  AEI INCOME & GROWTH FUND 23 LLC
                SUBSCRIPTION AGREEMENT INSTRUCTIONS


INVESTOR            To purchase Units of the currently effective  Limited
INSTRUCTIONS        Partnership,   complete  and  sign  the  Subscription
                    Agreement and deliver it to your broker, together with your check. YOUR CHECK SHOULD BE MADE PAYABLE TO:
                    FIDELITY BANK AEI FUND 23 ESCROW. In order to invest, it is necessary that all items on the Subscription
                    Agreement be completed.

1. INVESTMENT       Limited  Liability  Company interests in the Fund are
                    being offered in units of $1,000. Insert the number of
                    Units to be purchased,  multiply the dollar amount of
                    the investment ($1,000 x No. of Units). An individual,
                    partnership, corporation, trust, association or other
                    legal  entity  must purchase a minimum of two and one-
                    half ($2,500)  Units.  The  minimum investment for an
                    Individual Retirement Account,  Keogh Plan  or  other
                    Qualified   Plan  is  at   least  two ($2,000) Units.
                    According to state law, individuals in Nebraska must purchase a minimum of five ($5,000) Units.

2. OWNERSHIP        Check the appropriate  box indicating the manner in
                    which title is to be held. Please note that the box
                    checked   must  be  consistent with the  number  of
                    signatures appearing in Section 7. (See Instruction
                    7). In the  case  of   partnerships,  corporations,
                    custodianships or trusts, the box checked must be consistent with the legal title (registration).

PARTICIPANTS IN IRAS AND KEOGH PLANS SHOULD NOTE THE PURCHASE OF LP UNITS DOES NOT IN ITSELF CREATE THE PLAN; YOU MUST CREATE THE PLAN THROUGH A BONAFIDE CUSTODIAN OR TRUSTEE WHO WILL EXECUTE THE SUBSCRIPTION AGREEMENT.

3. REGISTERED       Please type or print the exact name (registration)
   OWNER            that the investor  desires on the account. If the
                    investor  is  an  individual, a partnership  or a
                    corporation,  please  include in this space   the
                    complete  name  and title in which the investment
                    is to be held. If the investor is a trust such as
                    an IRA or Keogh Plan, please include the name and
                    address of the trustee and the trust name. In the
                    case of a trust or custodian investment including
                    IRAs,   Keogh    Plans   and   other   trusts  or
                    custodianships,   quarterly   distributions   and
                    investment correspondence will normally be sent to the trustee or custodian at the mailing address.
                    The plan participant will receive correspondence at home. ALL ACCOUNTS MUST SUPPLY THE INVESTOR'S
                    RESIDENTIAL ADDRESS  (FOR  BLUE  SKY REGISTRATION
                    PURPOSES).

4. QUARTERLY        After impounds are met, Fidelity Bank will release
   DISTRIBUTIONS    the interest earned during the impound   period to
   (Automatic       the designated address  (distribution reinvestment
   deposits         does not apply to impound interest).The Partnership
   or checks)       will then commence distributions of cash available
                    for distribution to investors. Please insert "same" if the checks are to be mailed to the mailing address. Please insert the name and address of the financial institution as well as the account number, if checks are to be sent to a bank, savings and loan, or other financial institution or destination.

For Electronic Direct Deposit through ACH, a voided check or savings deposit slip is required.

5. DISTRIBUTION     Answer the  question  by   checking  yes  or no if
   REINVESTMENT     investor elects to participate in the Distribution
                    Reinvestment Plan.

6. INVESTOR         To comply with securities regulations,the investor
   REPRESENTATIONS  MUST make the representations in this Subscription
                    Agreement. ALL FOUR SPACES MUST BE INITIALED BY THE
                    INVESTOR.

7. INVESTOR         IRS regulations require our escrow bank to have the
   CERTIFICATIONS   W-9 SIGNATURES AND  certification completed for all
                    Limited Partners. This certifies that the  taxpayer
                    is   not   subject  to   backup   withholding.   If
                    certification  is not completed, the escrow   agent
                    must legally withhold, and  pay to the IRS,  20% of
                    the taxpayer's escrow interest. Read the Subscription
                    Agreement carefully for additional W-9 Certification
                    Instructions. If the investor is a Nonresident Alien
                    or   Individual,   Foreign   Corporation,   Foreign
                    Partnership or Foreign Trust or Estate, please check
                    the Foreign Status Certification box.  To  authorize
                    the   investment,  sign in the space(s) provided. If
                    title is to be held as joint  tenancy  or tenants in
                    common, at least two signatures are required. In the
                    case  of  community   property,  only  one  investor
                    signature is required (see reverse side for details
                    on required signatures).  ALL INVESTORS AND/OR PLAN
                    PARTICIPANTS MUST PROVIDE SOCIAL SECURITY  NUMBERS.
                    Trusts, corporations, partnerships, custodians and
                    estates   MUST    ADDITIONALLY   FURNISH   a   tax
                    identification number.

BROKER/DEALER       IT IS NECESSARY THAT ALL ITEMS BE FULLY INFORMATION
                    COMPLETED. INCLUDE REGISTERED REPRESENTATIVE'S NAME
                    AND  BRANCH   OFFICE   ADDRESS.    THE   REGISTERED
                    REPRESENTATIVE MUST SIGN AND  DATE  WHERE INDICATED
                    IN   ORDER  FOR  THE   APPLICATION TO BE   ACCEPTED.
                    COMPLETE THE REGISTERED REPRESENTATIVE'S  TELEPHONE
                    NUMBER. IN  SOME   CASES, THE HOME OFFICE MUST ALSO
                    SIGN THE APPROVAL.

IMPORTANT           MISSING SIGNATURES OR INVESTOR REPRESENTATIONS WILL
                    DELAY  ORDER   PROCESSING. ORIGINAL SIGNATURES ARE
                    REQUIRED.






    No person has been authorized                Investors are not to
in connection with this offering to       construe the contents of this
give any information or to make any       prospectus as legal or tax
representation other than those           advice. Each Investor should
contained in this Prospectus.  This       consult his or her own
Prospectus does not constitute an         counsel, accountant and other
offer or solicitation in any state        financial advisors (and be
or other jurisdiction to any person       responsible for their fees)
to whom it is unlawful to make such       regarding the legal, tax and
offer or solicitation.  Neither the       investment aspects of this
delivery of this Prospectus nor any       offering.
sale hereunder shall under any
circumstances create an implication
that there has been no change in
the Fund's affairs since the date
hereof.  If, however, any material
change in the Fund's affairs occurs
at any time when this Prospectus is
required to be delivered, this
Prospectus will be amended or
supplemented accordingly.                              24,000 Units



         TABLE OF CONTENTS


SUMMARY OF THE OFFERING
WHO MAY INVEST
RISK FACTORS                                        AEI INCOME & GROWTH
CAPITALIZATION
ESTIMATED USE OF PROCEEDS                               FUND 23 LLC
INVESTMENT OBJECTIVES AND POLICIES
PROPERTIES
MANAGERS
PRIOR PERFORMANCE                                   ___________________
COMPENSATION TO MANAGERS
  AND AFFILIATES                                         PROSPECTUS
CONFLICTS OF INTEREST
CASH DISTRIBUTIONS AND TAX                          ___________________
  ALLOCATIONS
INCOME TAX ASPECTS
RESTRICTIONS ON TRANSFER
SUMMARY OF OPERATING AGREEMENT
REPORTS TO INVESTORS
PLAN OF DISTRIBUTION
SALES MATERIALS
LEGAL PROCEEDINGS
EXPERTS                                         AEI Securities Incorporated
LEGAL OPINION
FINANCIAL STATEMENTS         F-1

Operating Agreement         Exhibit A
Prior Performance Tables    Exhibit B
Certain State Suitability
  Requirements              Exhibit C
Subscription Agreement      Exhibit D



        Until ________, 1998 (25
days after the date of this
Prospectus), all dealers effecting
transactions in the Common Stock
offered hereby, whether or not
participating in this distribution,
may be required to deliver a
Prospectus.  This is in addition to
the obligation of dealers to
deliver a Prospectus when acting as
Underwriters and with respect to
their unsold allotments or
subscriptions.





                                PART II

               INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 24.  Indemnification of Directors and Officers.

       The Operating Agreement provides that any losses sustained by the Manager Members arising out of their activities on behalf of the Fund will be reimbursed by the Fund unless such losses were the result of their negligence or misconduct. Reference is made to
Section 6.5 of the Operating Agreement which is attached to the Prospectus as Exhibit A.

       The Registrant will agree to indemnify the nonaffiliated Dealers and their controlling persons, and the Dealers will agree to indemnify the Registrant and its controlling persons, against certain liabilities, including liabilities under the Securities Act of 1933. Reference is made to the Dealer-Manager Agreement and the Dealer Agreement filed as Exhibits 1.1 and 1.2, respectively.

       For information regarding the Registrant's undertaking to submit to adjudication the issue of indemnification for violation of the securities laws see Item 26 hereof.

Item 25.  Other Expenses of Issuance and Distribution.

       Other expenses in connection with the registration of the securities hereunder (other than commissions and dealer expenses), which will be paid by the Registrant, will be substantially as follows:

                                                        Amount
           Item                                Minimum           Maximum

       SEC fees                                $   6,672        $   6,672
       NASD fees                                   2,900            2,900
       Blue sky expenses                          10,000*          60,000*
       Legal                                      20,000*         115,000*
       Printing                                    7,500*          75,000*
       Accounting                                  3,000*          13,000*
       Literature (printing and mailing)           9,500*          80,000*
       Postage, etc.                               1,000*          60,000*
       Personnel charges for subscription
         processing, etc.                          6,928*         390,000*
       Travel expenses                                 -           25,000*
       Dealer due diligence reimbursement          7,500          120,000
       Miscellaneous                                   -           12,428*
                                                ----------       ----------
            Total                                 75,000*         960,000*
                                                ==========       ==========
*  Estimated.

Item 26.  Recent Sales of Unregistered Securities.

            Not applicable.



Item 27.  Exhibits.

       Exhibit No.              Description

         1.1         Form of Dealer-Manager Agreement

         1.2         Form of Dealer Agreement

         3.1         Certificate of Formation

         3.2         Form of Operating Agreement
                     included as Exhibit A to Prospectus

         5 Opinion of Dorsey & Whitney LLP as to the legality of the securities being registered, including consent

         8 Opinion of Dorsey & Whitney LLP as to tax matters, including consent

         10          Form of Impoundment Agreement with
                     Fidelity Bank, Edina, Minnesota

         24          Consent of Independent Public Accountants

Item 28.  Undertakings.

       The Registrant undertakes (a) to file, during the period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any prospectuses required by
Section 10(a)(3) of the Securities Act of 1933 and to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, (b) that for the purpose of determining any liability under the Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof, (c) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (d) to remove from registration by means of a post-effective amendment any of the securities being registered which remain at the termination of the offering.

       The Registrant undertakes to send to each Limited Member at least on an annual basis a detailed statement of any transactions with the Managing Members or their Affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Managing Members or their Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

       The Registrant undertakes to provide to the Limited Members the financial statements required by Form 10-K for the first full fiscal year of operations of the Fund.

       The Registrant undertakes to file a sticker supplement pursuant to Rule 424(b)(3) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate such information in a post-effective amendment filed at least once every three months, with the information contained in such supplement or post-effective amendment provided simultaneously to the existing Limited Members. Each sticker supplement shall disclose all compensation and fees received by the Managing Members and their Affiliates in connection with any such acquisition.

       The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Form S-11, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Limited Members at least once each quarter after the distribution period of the offering has ended.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Managing Members of the Registrant pursuant to the Operating Agreement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Managing Member of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a Managing Member in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                 TABLE VI

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

      The  following table provides information with respect to properties acquired in the past three years.
                          Net Lease   Net Lease
                          Income &    Income &
                           Growth      Growth    AEI Real Estate  AEI Real Estate  AEI Real Estate
                          Fund 84-A   Fund 84-A     Fund 85-A        Fund 85-A         Fund XV

                          Champps     Champps
                        Americana    Americana    Applebee's     Tractor Supply      Denny's
                        Schaumburg,   Columbus,   Harlingen,       Maryville,      Greenville,
 Name, Location and      Illinois       Ohio        Texas          Tennessee          Texas
  Type of Property      Restaurant   Restaurant   Restaurant      Retail Store      Restaurant
Gross Leasable Space       11,158          (b)        4,994          19,050          4,927
Date of Purchase         12/31/97     8/11/98      12/21/95         2/14/96        1/10/96
Mortgage Financing at
 Date of Purchase               0           0             0               0              0
Cash Down Payment        $594,301(a) $414,400(a) $1,360,000        $831,600(a)    $999,900
Contract Purchase
 Price Plus
 Acquisition Fee                0           0             0               0              0
Other Cash Expenditures
 Expensed                       0           0             0               0              0
Other Cash Expenditures
 Capitalized               25,619          (c)       33,470           5,458         28,532
Total Acquisition Cost   $619,920          $0    $1,393,470        $837,058     $1,028,432



(a)  Represents   a  partial  ownership  interest  in  such  property.    An
     affiliated partnership(s) owns the remaining interest.
(b) Cash down payment represents purchase of land. Restaurant is under construction as of September 15, 1998.
(c)  A final allocation of capital costs has not been made.





                                          TABLE VI (Continued)

                                 ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                               (Unaudited)
                     AEI Real Estate  AEI Real Estate  AEI Real Estate  AEI Real Estate  AEI Real Estate
                         Fund XV          Fund XV          Fund XV          Fund XVI         Fund XVI

                                       Timber Lodge       Champps
                       Tractor Supply   Steakhouse       Americana       Applebee's       Caribou Coffee
                         Maryville,      St. Cloud,        Troy,          Victoria,          Marietta,
 Name, Location and      Tennessee       Minnesota       Michigan           Texas            Georgia
  Type of Property     Retail Store     Restaurant      Restaurant       Restaurant           Store
Gross Leasable Space        19,050         6,981          11,089            4,994              4,254
Date of Purchase           2/14/96      11/18/97          9/3/98          3/22/96            8/15/97
Mortgage Financing at
 Date of Purchase                0             0               0                0                  0
Cash  Down  Payment       $214,200(a)   $485,005(a)   $1,295,206(a)    $1,300,860
$1,235,000
Contract Purchase
 Price Plus
 Acquisition Fee                 0             0               0                0                  0
Other Cash Expenditures
 Expensed                        0             0               0                0                  0
Other Cash Expenditures
 Capitalized                 5,205        25,630              (c)          34,695             12,571
Total  Acquisition Cost   $219,405      $510,635              $0       $1,335,555         $1,247,571



(a)  Represents   a  partial  ownership  interest  in  such  property.    An
     affiliated partnership(s) owns the remaining interest.
(b)  Cash  down  payment represents purchase of land.  Restaurant  is  under construction as of December 31, 1997.
(c)  A final allocation of capital costs has not been completed.

                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                         AEI REAL ESTATE FUND XVII
                        Timber Lodge                 Champps     Timber Lodge
                        Steakhouse    TGI Friday's   Americana    Steakhouse    Champps
                        St. Cloud,    Greensburg,      Troy,     Rochester,     Dayton,
 Name, Location and     Minnesota     Pennsylvania    Michigan     Minnesota      Ohio
  Type of Property      Restaurant    Restaurant     Restaurant   Restaurant    Restaurant
Gross Leasable Space        6,981         4,510        11,089         6,981          (b)
Date of Purchase         11/18/97      12/10/97        9/3/98        9/3/98     8/28/98
Mortgage Financing at
 Date of Purchase               0             0             0             0           0
Cash  Down  Payment      $485,005(a)   $990,000(a) $1,295,206(a) $1,916,220    $259,138          (a)
Contract Purchase
 Price Plus
 Acquisition Fee                0             0             0             0           0
Other Cash Expenditures
 Expensed                       0             0             0             0           0
Other Cash Expenditures
 Capitalized               11,487        19,045            (c)           (c)         (c)
Total Acquisition Cost   $493,492    $1,009,045            $0            $0          $0



(a)  Represents   a  partial  ownership  interest  in  such  property.    An
     affiliated partnership(s) owns the remaining interest.
(b)  Cash  down  payment represents purchase of land.  Restaurant  is  under construction as of September 15, 1998.
(c)  A final allocation of capital costs has not been completed.


                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                        AEI REAL ESTATE FUND XVIII
                                         Champps                   Champps
                        Tractor Supply  Americana   Fuddrucker's  Americana     Tumbleweed
                           Bristol,      Columbus,   Thornton,       Troy,      Chillicothe,
 Name, Location and        Virginia        Ohio       Colorado     Michigan        Ohio
  Type of Property      Retail Store    Restaurant   Restaurant    Restaurant   Restaurant
Gross Leasable Space         18,750        8,170          4,977        11,089           (b)
Date of Purchase            4/10/96      8/29/96        7/30/97        9/3/98      4/13/98
Mortgage Financing at
 Date of Purchase                 0            0              0             0            0
Cash  Down  Payment      $1,068,849(d)  $816,906(a)  $1,380,342    $1,190,794(a)   216,915(a)
Contract Purchase
 Price Plus
 Acquisition Fee                  0            0              0             0            0
Other Cash Expenditures
 Expensed                         0            0              0             0            0
Other Cash Expenditures
 Capitalized                 25,518        9,164         25,429            (c)          (c)
Total Acquisition Cost   $1,094,367     $826,070     $1,405,771            $0           $0




(a) Represents a partial ownership interest in such property. An affiliated partnership(s) owns the remaining interest.
(b) Cash down payment represents purchase of land. Restaurant is under construction as of September 15, 1998.
(c)  A final allocation of capital costs has not been completed
(d)  Represents a partial ownership interest in such property.  The
     Partnership's Individual General Partner purchased the remaining interest.

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                  AEI REAL ESTATE FUND XVIII (Continued)

                                                               Champps
                         Tumbleweed     Old Country Buffet    Americana
                           Columbus,        Northlake,         Dayton,
 Name, Location and          Ohio            Illinois            Ohio
  Type of Property        Restaurant        Restaurant        Restaurant

Gross Leasable Space            (b)               (b)                (b)
Date of Purchase            5/1/98           5/18/98            8/28/98
Mortgage Financing at
 Date of Purchase                0                 0                  0
Cash Down Payment          503,832          $330,000           $703,376(a)
Contract Purchase
 Price Plus
 Acquisition Fee                 0                 0                  0
Other Cash Expenditures
 Expensed                        0                 0                  0
Other Cash Expenditures
 Capitalized                    (c)               (c)                (c)
Total Acquisition Cost          $0                $0                 $0




(a) Represents a partial ownership interest in such property. An affiliated partnership(s) owns the remaining interest.
(b) Cash down payment represents purchase of land. Restaurant is under construction as of September 15, 1998.
(c)  A final allocation of capital costs has not been completed


                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                  AEI NET LEASE INCOME & GROWTH FUND XIX
                                                                        Champps
                          Media Play    Garden Ridge     Party City      Americana   Tumbleweed
                         Apple Valley,    Pineville,     Gainesville,       Troy,    Chillicothe,
 Name, Location and       Minnesota     North Carolina     Georgia        Michigan      Ohio
  Type of Property       Retail Store     Retail Store   Retail Store    Restaurant  Restaurant
Gross Leasable Space          49,944        141,220         10,528         11,089           (b)
Date of Purchase            12/21/95        3/28/96       12/18/97         9/3/98      4/13/98
Mortgage Financing at
Date of Purchase                   0              0              0              0            0
Cash  Down  Payment       $1,368,098(a)  $3,560,481(a)  $1,370,475     $1,190,794(a)  $192,813(a)
Contract Purchase
Price Plus
Acquisition Fee                    0              0              0              0            0
Other Cash Expenditures
Expensed                           0              0              0              0            0
Other Cash Expenditures
Capitalized                   21,268         54,897         64,834             (c)          (c)
Total  Acquisition Cost   $1,389,366     $3,615,378     $1,435,309             $0           $0




(a) Represents a partial ownership interest in such property. An affiliated partnership(s) owns the remaining interest.
(b) Cash down payment represents purchase of land. Restaurant is under construction as of September 15, 1998.
(c)  A final allocation of capital costs has not been completed.

                                   II-9



                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                   AEI NET LEASE INCOME & GROWTH FUND XX

                         Applebee's    Applebee's      Denny's    Media Play      Garden Ridge
                         Lafayette,   Brownsville,   Grapevine,   Apple Valley,    Pineville,
 Name, Location and      Louisiana       Texas         Texas      MinnesotaNorth    Carolina
  Type of Property       Restaurant   Restaurant     Restaurant   Retail Store     Retail Store
Gross Leasable Space          5,432        6,088         4,943        49,944         141,220
Date of Purchase            1/17/95      8/31/95      11/21/95      12/21/95         3/28/96
Mortgage Financing at
 Date of Purchase                 0            0             0             0               0
Cash  Down  Payment      $1,125,000   $1,320,000    $1,287,240    $1,368,097(a)   $1,616,415    (a)
Contract Purchase
 Price Plus
 Acquisition Fee                  0            0             0             0               0
Other Cash Expenditures
 Expensed                         0            0             0             0               0
Other Cash Expenditures
 Capitalized                 51,559       58,736        67,481        54,604          50,678
Total Acquisition Cost   $1,176,559   $1,378,736    $1,354,721    $1,422,701      $1,667,093




(a) Represents a partial ownership interest in such property. An affiliated partnership(s), or Individual General Partner, owns the remaining interest.

                                   II-10




                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

            AEI NET LEASE INCOME & GROWTH FUND XX  (Continued)

                             Champps       Champps       Champps
                            Americana     Americana     Americana
                            Lyndhurst,    Schaumburg,   Columbus,
 Name, Location and            Ohio        Illinois       Ohio
  Type of Property         Restaurant     Restaurant    Restaurant

Gross Leasable Space           8,170         11,158            (b)
Date of Purchase             4/10/96       12/31/97       8/11/98
Mortgage Financing at
 Date of Purchase                  0              0             0
Cash Down Payment         $2,381,945(a)  $1,640,981(a)   $621,600(a)
Contract Purchase
 Price Plus
 Acquisition Fee                   0              0             0
Other Cash Expenditures
 Expensed                          0              0             0
Other Cash Expenditures
 Capitalized                  78,449         35,214            (c)
Total Acquisition Cost    $2,460,394     $1,676,195            $0




(a) Represents a partial ownership interest in such property. An affiliated partnership(s) owns the remaining interest.
(b) Cash down payment represents purchase of land. Restaurant is under construction as of September 15, 1998.
(c)  A final allocation of capital costs has not been made.



                                   II-11



                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                          AEI INCOME & GROWTH FUND XXI
                                                                          Champps
                            Arby's       Media Play     Garden Ridge     Americana        Denny's
                         Montgomery,    Apple Valley,     Pineville,      Columbus,    Covington,
 Name, Location and       Alabama        Minnesota      North Carolina      Ohio       Louisiana
  Type of Property       Restaurant     Retail Store     Retail Store    Restaurant    Restaurant
Gross Leasable Space         2,965          49,944          141,220          8,170          4,880
Date of Purchase           5/31/95        12/21/95          3/28/96        8/29/96        3/19/97
Mortgage Financing at
 Date of Purchase                0               0                0              0              0
 Cash  Down  Payment       $750,000(a)  $1,409,555(a)    $3,560,481(a)  $1,764,794(a)  $1,255,489
Contract Purchase
 Price Plus
 Acquisition Fee                  0              0                0              0              0
Other Cash Expenditures
 Expensed                         0              0                0              0              0
Other Cash Expenditures
 Capitalized                  4,104          4,505           83,910         44,086         49,459
Total  Acquisition Cost    $754,104     $1,414,060       $3,644,391     $1,808,880     $1,304,948




(a) Represents a partial ownership interest in such property. An affiliated partnership(s) owns the remaining interest.

                                   II-12



                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                   AEI INCOME & GROWTH FUND XXI  (Continued)
                                          Champps      Champps        Champps      Champps
                       Caribou Coffee    Americana    Americana      Americana    Americana
                         Charlotte,     San Antonio,  Schaumburg,     Livonia,     Dayton,
 Name, Location and    North Carolina      Texas       Illinois       Michigan      Ohio
  Type of Property         Store        Restaurant    Restaurant     Restaurant   Restaurant
Gross Leasable Space          4,411          8,680        11,158          9,154         (b)
Date of Purchase            7/31/97       12/23/97      12/31/97        5/19/98    6/29/98
Mortgage Financing at
 Date of Purchase                 0              0             0              0          0
Cash  Down  Payment      $1,273,375(a)  $2,753,700    $2,199,801(a)  $4,087,000                   $462,747(a)
Contract Purchase
 Price Plus
 Acquisition Fee                  0              0             0              0          0
Other Cash Expenditures
 Expensed                         0              0             0              0          0
Other Cash Expenditures
 Capitalized                 37,223         79,657        56,661         23,406         (c)
Total  Acquisition Cost  $1,310,598     $2,833,357    $2,256,462     $4,110,406         $0




(a) Represents a partial ownership interest in such property. An affiliated partnership(s) owns the remaining interest.
(b) Cash down payment represents purchase of land. Restaurant is under construction as of September 15, 1998.
(c)  A final allocation of capital costs has not been completed.

                                   II-13




                           TABLE VI (Continued)

                  ACQUISITIONS OF PROPERTIES BY PROGRAMS
                                (Unaudited)

                         AEI INCOME & GROWTH FUND XXII

                                                Champps
                           TGI Friday's        Americana
                           Greensburg,           Dayton,
 Name, Location and       Pennsylvania            Ohio
  Type of Property         Restauran            Restaurant

Gross Leasable Space           4,510                (b)
Date of Purchase            12/10/97           6/29/98
Mortgage Financing at
 Date of Purchase                  0                 0
Cash Down Payment           $660,000(a)       $425,727(a)
Contract Purchase
 Price Plus
 Acquisition Fee                   0                 0
Other Cash Expenditures
 Expensed                          0                 0
Other Cash Expenditures
 Capitalized                   8,144                (c)
Total Acquisition Cost      $668,144                $0




(a) Represents a partial ownership interest in such property. An affiliated partnership(s) owns the remaining interest.
(b) Cash down payment represents purchase of land. Restaurant is under construction as of September 15, 1998.
(c)  A final allocation of capital costs has not been completed.


                                   II-14







                             SIGNATURES

  In accordance with the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of St. Paul, State of Minnesota, on November 13, 1998.

                             AEI INCOME & GROWTH FUND 23 LLC

                             By AEI Fund Management XXIII, Inc.
                                Managing Member


                             By  /s/ROBERT P. JOHNSON
                                    Robert P. Johnson, President




  In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

MANAGING Member

AEI Fund Management XXI, Inc.                                    Date


By /s/ROBERT P. JOHNSON              Sole Director and       November 13, 1998
      Robert P. Johnson President    (principal executive
                                     officer)

By/s/ MARK E. LARSON                 Chief Financial         November 13, 1998
      Mark E. Larson                 Officer and Treasurer
                                     (principal financial
                                     and accounting officer)


INDIVIDUAL Managing  Member



By  /s/ROBERT P. JOHNSON             Individual Managing     November 13, 1998
       Robert P. Johnson             Member



                   AEI INCOME & GROWTH FUND 23 LLC


                       REGISTRATION STATEMENT
                            ON FORM SB-2

                              EXHIBITS




     Exhibit No.                   Description                       Page

       1.1               Form of Dealer-Manager Agreement

       1.2               Form of Dealer Agreement

       3.1               Certificate of Formation

       3.2               Form of Operating Agreement
                         included as Exhibit A to Prospectus

       5                 Opinion of Dorsey & Whitney LLP as to
                         the legality of the securities being
                         registered, including consent

       8                 Opinion of Dorsey & Whitney LLP as to
                         tax matters, including consent

       10                Form of Impoundment Agreement with
                         Fidelity Bank, Edina, Minnesota

       24                Consent of Independent Public Accountants